UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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2018 Notice of Annual Meeting & Proxy Statement

IBM

Armonk, New York 10504

March 12, 2018

Dear Fellow Stockholders:

On behalf of the IBM Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 24, 2018 at 10 a.m., at the Hyatt Regency Milwaukee in Milwaukee, Wisconsin.

Our Board is proud of the relationships we have built with stockholders. In 2017, we continued our long-standing practice of engaging with stockholders to hear their perspective and feedback. Since the 2017 Annual Meeting, our Independent Presiding Director, the chairs of the Executive Compensation and Management Resources Committee and Directors and Corporate Governance Committee, as well as members of IBM management, including myself, have met with investors that own more than half of the shares that voted at the Annual Meeting last year. During these meetings, we discussed IBM’s strategy, corporate governance, board composition and refreshment, executive compensation practices, and our corporate responsibility and sustainability leadership. Through these conversations with our investors, we gained invaluable insight into our investors’ perspectives on matters of critical importance. We very much appreciate the time our investors spent with us, and the thoughtful feedback we received.

The refreshed look of this year’s Proxy reflects the feedback we took from our stockholder outreach. You will also notice that this year, in continuation of the Board’s active refreshment practice, Joseph R. Swedish, executive chairman and past president and chief executive officer of Anthem, Inc. and Frederick H. Waddell, chairman and retired chief executive officer of Northern Trust Corporation, joined our Board. Mr. Swedish and Mr. Waddell bring expertise in healthcare and financial services, respectively, two industries that are important to our business and long-term strategy for value creation. With these additions, our Board continues to reflect and refine the skills, as well as diversity of thought, experience and background, that are necessary to oversee and support our strategy over the long term.

On behalf of the Board of Directors, thank you for your continued investment and support of IBM. Your vote is important and I encourage you to vote your shares.

Very truly yours,

Virginia M. Rometty
Chairman of the Board

Notice of 2018 Annual Meeting of Stockholders

Items of business:

The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 24, 2018 at 10 a.m., at the Hyatt Regency Milwaukee, 333 West Kilbourn Avenue, Milwaukee, Wisconsin 53203. The items of business are:

1.              Election of directors proposed by IBM’s Board of Directors for a term of one year, as set forth in this Proxy Statement.

2.              Ratification of the appointment of PricewaterhouseCoopers LLP as IBM’s independent registered public accounting firm.

3.              Advisory Vote on Executive Compensation.

4.              Three stockholder proposals if properly presented at the meeting.

These items are more fully described in the following pages, which are a part of this Notice.

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the proxy card or the notice of Internet availability of proxy materials. If you received your materials by mail, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you will need special assistance at the meeting because of a disability, please contact the Office of the Secretary, International Business Machines Corporation, 1 New Orchard Road, Armonk, NY 10504.

Christina M. Montgomery
Vice President and Secretary

Date:	April 24, 2018

Time:	10 a.m.

Place:	Hyatt Regency Milwaukee
333 West Kilbourn Avenue
Milwaukee, WI 53203

Your vote is important.

Please vote by following the instructions on your proxy card or voting instruction form.

This Proxy Statement, the proxy card, or the notice of Internet availability of proxy materials, as applicable, are being distributed beginning on or about March 12, 2018 to all stockholders entitled to vote. The IBM 2017 Annual Report, which includes consolidated financial statements, is being provided with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 24, 2018: The Proxy Statement and the Annual Report to Stockholders are available at www.ibm.com/investor/material/.

Websites throughout this Proxy Statement are provided for reference only. Websites referred to herein are not incorporated by reference into this Proxy Statement.

Proxy Summary

Voting matters

Stockholders will be asked to vote on the following matters at the Annual Meeting:

	Board’s	Where to find
Item of Business	recommendation	more information
1. Election of thirteen directors	FOR all nominees	pp. 9–15
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	FOR	p. 69
3. Advisory Vote on Executive Compensation	FOR	pp. 70–71
4. Stockholder Proposal on Lobbying Disclosure	AGAINST	pp. 72–73
5. Stockholder Proposal on Shareholder Ability to Call a Special Shareholder Meeting	AGAINST	pp. 73–74
6. Stockholder Proposal to Have an Independent Board Chairman	AGAINST	pp. 74–75

This year, our Proxy Statement has been designed to help our stockholders better understand our Board, governance and compensation practices. You will find increased graphics and headers to illuminate the content. We hope you find the new format and our continued dedication to transparency helpful.

IBM Board of Directors

Director nominees (PAGE 7)

IBM’s Board is composed of a diverse, experienced group of global thought and business leaders. All of our directors are independent except for Virginia Rometty, IBM’s CEO.

					Audit Committee
Director	Age	Primary Occupation	Director Since	Committee Memberships	Financial Expert
Kenneth I. Chenault	66	Retired Chairman and Chief Executive Officer, American Express Company	1998
Michael L. Eskew Presiding Director	68	Retired Chairman and Chief Executive Officer, United Parcel Service, Inc.	2005
David N. Farr	63	Chairman and Chief Executive Officer, Emerson Electric Co.	2012
Alex Gorsky	57	Chairman and Chief Executive Officer, Johnson & Johnson	2014
Shirley Ann Jackson	71	President, Rensselaer Polytechnic Institute	2005
Andrew N. Liveris	63	Executive Chairman, DowDuPont Inc. and Chairman and Chief Executive Officer, The Dow Chemical Company	2010
Hutham S. Olayan	64	Vice Chairman, The Olayan Group	2016
James W. Owens	72	Retired Chairman and Chief Executive Officer, Caterpillar Inc.	2006
Virginia M. Rometty	60	Chairman, President and Chief Executive Officer, IBM	2012
Joseph R. Swedish	66	Executive Chairman and Past President and Chief Executive Officer, Anthem, Inc.	2017
Sidney Taurel	69	Chairman Emeritus, Eli Lilly and Company Chairman, Pearson plc	2001
Peter R. Voser	59	Retired Chief Executive Officer, Royal Dutch Shell plc Chairman, ABB Ltd.	2015
Frederick H. Waddell	64	Chairman and Retired Chief Executive Officer, Northern Trust Corporation	2017

Audit:	Directors & Corporate Governance:	Executive Compensation & Management Resources:	Executive:
Audit Committee Financial Expert:

Diversity of skills and experience of director nominees

IBM’s directors collectively contribute significant experience in the areas most relevant to overseeing the Company’s business and strategy.

Tenure of director nominees

•             The Board represents a deliberate mix of members who have a deep understanding of our business and members who bring new skills and fresh perspectives.

•             Mix of new and tenured directors reflecting our commitment to ongoing and proactive Board refreshment.

Governance highlights (PAGE 18)

Effective Board leadership and independent oversight

•             Lead independent Presiding Director with robust and well-defined responsibilities

•             Executive session led by independent Presiding Director at each Board meeting

•             Focus on proactive Board refreshment

Overview of IBM’s corporate governance

•             Annual election of all directors

•             Majority voting for directors in uncontested elections

•             Stockholder special meeting right

•             No stockholder rights plan

•             Robust stockholder engagement process

•             Proxy access NEW

Stockholder engagement highlights

Stockholder engagement is a core IBM value that is a significant part of our ongoing review of our corporate governance and executive compensation programs. To that end, our investor outreach program is a year-round process that includes discussion of IBM’s business and long-term strategy, executive compensation programs and practices, corporate governance, and corporate responsibility and sustainability. These discussions ensure that our stockholders understand our key decisions and that we understand their priorities and concerns.

•             Every year, we reach out to over 100 of our largest investors, representing more than 70% of our institutional ownership.

•             Our process also includes outreach to more than 250,000 registered and beneficial stockholders, which represent a majority of our retail stockholder base.

•             Since the 2017 Annual Meeting, representatives from senior management and the Board have met with investors that own, in the aggregate, more than 55% of the shares that voted on Say on Pay at the 2017 Annual Meeting.

Here is a summary of what we learned during those meetings, and how we responded.

What we heard	How we responded

Stockholders expressed support for a proxy access by-law in line with current market terms

•        In December 2017, the Company adopted a proxy access by-law allowing a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of our outstanding common stock for at least three years, to nominate, and include in the Company’s annual meeting proxy materials, directors constituting the greater of two individuals or 20% of the Board

Increased disclosure of our robust Board oversight and other Board practices

•        This Proxy Statement includes more insight into existing Board oversight processes and practices, including, for example, the robust processes our Board follows for succession planning and Board evaluation

Some stockholders preferred increased transparency around achievement of incentive goals

•        Included disclosure of performance against goals in both the Annual Incentive Program and Long-Term Incentive Plan to provide increased transparency into the rigor of our goals and the linkage of those goals to our business strategy

Some stockholders expressed a preference that a relative metric, such as return on invested capital (ROIC), be included in the Long-Term Incentive Plan	• Adopted a relative ROIC modifier beginning with Performance Share Units (PSUs) granted in 2018, which may increase or decrease the number of shares paid out based on IBM’s relative ROIC performance

Increased information regarding our strong sustainability leadership

•        IBM publishes a comprehensive Corporate Responsibility Report, and in June, IBM published its 27th consecutive annual Corporate Environmental Report; we have provided links to these reports in this Proxy Statement

General preference for simplicity and clarity in our Proxy Statement

•        We have included this proxy summary to provide the reader with the highlights of the entire Proxy Statement

•        The rest of the Proxy Statement has been redesigned to enhance readability and clarity of disclosure

Business highlights

IBM is at the forefront of enterprise technology market opportunities. We have laid a strong foundation for the cognitive era.

2017 Performance Highlights

Returned IBM to revenue growth in fourth quarter of 2017, led by:

•        Sustained Systems momentum across a revitalized portfolio with the new Z14, Storage products and Power Linux

•        Cloud revenues of $17B and an as-a-service exit run-rate of $10B

•        Security revenue over $3B, leveraging our leadership position in the enterprise

Improved trajectory in gross margins through the year, impacted on the full year by continued investment to scale the IBM Cloud, as well as services portfolio dynamics

Generated over $11B in GAAP pre-tax income (operating non-GAAP PTI of $13.9B) reflecting ongoing efficiency in operating expenses and monetization of Intellectual Property produced by our investments in research and development

GAAP cash from operations of nearly $17B, down ($0.4B) year-to-year primarily driven by less cash sourced from global financing receivables

Delivered free cash flow of $13B with a realization rate of 116% (excluding the one-time tax charge of $5.5B), returning nearly $10B to stockholders in the form of dividends and share repurchases

IBM Board of Directors

Composition of the Board

IBM’s Board of Directors is responsible for supervision of the overall affairs of IBM. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. Following the Annual Meeting in 2018, the Board will consist of 13 directors, all of whom are independent except for Mrs. Rometty, IBM’s Chairman and CEO. In the interim between Annual Meetings, the Board has the authority under the by-laws to increase or decrease the size of the Board and to fill vacancies.

Director Selection Process

The Directors and Corporate Governance Committee is responsible for leading the search for qualified individuals for election as directors to ensure the Board has the right mix of skills, expertise and background. The Committee recommends candidates to the full Board for election.

The Board believes that the following attributes are key to ensuring the continued vitality of the Board and excellence in the execution of its duties:

•   experience as a leader of a business, firm or institution;

•   mature and practical judgment;

•   the ability to comprehend and analyze complex matters;

•   effective interpersonal and communication skills; and

•   strong character and integrity.

The Committee and the Board also focus on ensuring that the Board reflects a diversity of backgrounds (including gender and ethnicity), talents and perspectives.

The Committee and Board identifies candidates through a variety of means, including:

•   information the Committee requests from the Secretary of IBM;

•   recommendations from members of the Committee and the Board;

•   suggestions from IBM management; and

•   a third-party search firm, from time to time.

Any formal invitation to a director candidate is authorized by the full Board. The Committee also considers candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing to the Secretary of IBM, giving the recommended candidate’s name, biographical data and qualifications.

Director Skills and Qualifications

The IBM Board is composed of a diverse group of members, all leaders in their respective fields. All of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States or at academic or research institutions, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Further, IBM’s directors have other experience that makes them valuable members of the Board, such as public policy or regulatory experience that provides insight into issues faced by the Company.

The Directors and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Board members described below, provide IBM with the perspectives and judgment necessary to guide IBM’s strategies and oversee their execution.

IBM BOARD OF DIRECTORS - EXPERIENCE AND SKILLS OF DIRECTOR NOMINEES

Director Experience
Current Director	Company or Academic Leadership	U.S. Business Operations	Global Business Operations	CFO	Specific Risk Oversight/Risk Management Exposure	Technology, Cybersecurity, or Digital	Healthcare	Research/ Academia	Government/ Regulatory, Business Associations or Public Policy	Public Board	Gender/ Ethnic Diversity
Kenneth I. Chenault
Michael L. Eskew
David N. Farr
Alex Gorsky
Shirley Ann Jackson
Andrew N. Liveris
Hutham S. Olayan
James W. Owens
Virginia M. Rometty
Joseph R. Swedish
Sidney Taurel
Peter R. Voser
Frederick H. Waddell

1. Election of Directors for a Term of One Year

The Board proposes the election of the following directors of IBM for a term of one year. Below is information about each nominee, including biographical data for at least the past five years. If one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES INTRODUCED BELOW.

Kenneth I. Chenault

Retired Chairman and Chief Executive Officer, American Express Company, a financial services company

QUALIFICATIONS

•        Global business, technology and information management experience as chairman and chief executive officer of American Express Company

•        U.S. Government service (former member of the President’s Council on Jobs and Competitiveness)

•        Affiliation with leading business and public policy association (member of the executive committee of the Business Roundtable)

•        Experience as a university trustee

•        Outside board experience as a director of The Procter & Gamble Company and Facebook, Inc.

Mr. Chenault, 66, joined American Express in 1981 and was named president of the U.S. division of American Express Travel Related Services Company, Inc. in 1993, vice chairman of American Express Company in 1995, president and chief operating officer in 1997 and chairman and chief executive officer in 2001, a position he held until his retirement in early 2018. Mr. Chenault now serves as Chairman and Managing Director of General Catalyst Partners, a venture capital firm. He is a director of The Procter & Gamble Company and Facebook, Inc.

Michael L. Eskew

Retired Chairman and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services

Committees:     Audit (chair);   Executive

QUALIFICATIONS

•        Global business and technology experience as chairman and chief executive officer of United Parcel Service, Inc.

•        Outside board experience as a director of Allstate Corporation, Eli Lilly and Company and 3M Company

•        Chairman of a charitable organization

Mr. Eskew, 68, is IBM’s independent Presiding Director. Mr. Eskew joined United Parcel Service in 1972. He was named corporate vice president for industrial engineering in 1994, group vice president for engineering in 1996, executive vice president in 1999, vice chairman in 2000, and he was chairman and chief executive officer from 2002 until his retirement at the end of 2007. Mr. Eskew remained on the board of United Parcel Service until the end of 2014. He is a director of Allstate Corporation, Eli Lilly and Company and 3M Company. In addition, he is chairman of the Annie E. Casey Foundation.

David N. Farr

Chairman and Chief Executive Officer, Emerson Electric Co., a diversified manufacturing and technology company

Committees:     Audit

QUALIFICATIONS

•        Global business and technology experience as chairman and chief executive officer of Emerson Electric Co.

•        Affiliation with leading business and public policy association (director of the US-China Business Council)

•        Outside board experience as former director of Delphi Corporation

Mr. Farr, 63, joined Emerson in 1981 and subsequently held various executive positions. He was named senior executive vice president and chief operating officer in 1999, chief executive officer in 2000 and chairman and chief executive officer in 2004. Mr. Farr was named chairman, president and chief executive officer in 2005 and chairman and chief executive officer in 2010. He is chairman of the National Association of Manufacturers and a director of the US-China Business Council.

Alex Gorsky

Chairman and Chief Executive Officer, Johnson & Johnson, a global healthcare products company

Committees:     Executive Compensation & Management Resources

QUALIFICATIONS

•        Global business and technology experience as chairman and chief executive officer of Johnson & Johnson

•        Affiliation with leading business and public policy associations (member of the Business Roundtable and The Business Council)

•        Experience as a university trustee

Mr. Gorsky, 57, joined Johnson & Johnson in 1988. In 2001, he was appointed president of Janssen Pharmaceutical Inc., and in 2003 he was named company group chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join the Novartis Pharmaceuticals Corporation, where he served as head of the company’s pharmaceutical business in North America. Mr. Gorsky returned to Johnson & Johnson in 2008 as company group chairman for Ethicon. In early 2009, he was appointed worldwide chairman of the Surgical Care Group and member of the executive committee. In September 2009, he was appointed worldwide chairman of the Medical Devices and Diagnostics Group. Mr. Gorsky became vice chairman of the executive committee in January 2011. He was named chief executive officer and joined the board of directors in April 2012, and was named chairman in December 2012. Mr. Gorsky is a member of the Business Roundtable’s Board of Directors and Chairman of its Corporate Governance Committee. Mr. Gorsky also serves on the boards of the Travis Manion Foundation, Congressional Medal of Honor Foundation, the National Academy Foundation and the Wharton Board of Overseers.

Shirley Ann Jackson

President, Rensselaer Polytechnic Institute, a leading science and technology university that brings technological innovation to the marketplace

Committees:     Directors & Corporate Governance (chair);   Executive

QUALIFICATIONS

•        Leadership and technology experience as president of Rensselaer Polytechnic Institute

•        Industry and research experience as a theoretical physicist at the former AT&T Bell Laboratories

•        U.S. Government service (former chairman of the U.S. Nuclear Regulatory Commission and co-chair of the President’s Intelligence Advisory Board, former member of the International Security Advisory Board to the United States Secretary of State, and the President’s Council of Advisors on Science and Technology)

•        Regulatory experience (former member of the board of governors of the Financial Industry Regulatory Authority (FINRA))

•        Affiliation with leading business and public policy associations (member of the Council on Foreign Relations and former university vice chair of the Council on Competitiveness)

•        Outside board experience as a director of FedEx Corporation, Medtronic plc and Public Service Enterprise Group Incorporated

•        Leadership and teaching positions at a research university

Dr. Jackson, 71, was a theoretical physicist at the former AT&T Bell Laboratories from 1976 to 1991, professor of theoretical physics at Rutgers University from 1991 to 1995, and chairman of the U.S. Nuclear Regulatory Commission from 1995 until she assumed her current position of president of Rensselaer Polytechnic Institute in 1999. Dr. Jackson is a director of FedEx Corporation, Medtronic plc, and Public Service Enterprise Group Incorporated. She has been co-chair of the President’s Intelligence Advisory Board and a member of the International Security Advisory Board to the United States Secretary of State. Dr. Jackson is a fellow of the Royal Academy of Engineering (U.K.), the American Academy of Arts and Sciences, and a member of the National Academy of Engineering and the American Philosophical Society. Dr. Jackson is a recipient of the National Medal of Science, the highest award in science and engineering awarded by the U.S. Government. Dr. Jackson is a board member of the Council on Foreign Relations. She is a Regent Emerita and former Vice-Chair of the Board of Regents of the Smithsonian Institution, a past president of the American Association for the Advancement of Sciences, and an honorary trustee of the Brookings Institution. Additionally, during the past five years, she served as a director of Marathon Oil Corporation.

Andrew N. Liveris

Executive Chairman, DowDuPont Inc. and Chairman and Chief Executive Officer, The Dow Chemical Company, a materials, polymer, chemicals and biological sciences enterprise

Committees:        Executive Compensation & Management Resources

QUALIFICATIONS

•        Global business and technology experience as chairman, president and chief executive officer of The Dow Chemical Company and executive chairman of DowDuPont Inc.

•        U.S. and international government service (former chairman of the President’s American Manufacturing Committee, member of the President’s Task Force on Apprenticeship Expansion, member of the Australian government’s Industry Growth Centres Advisory Committee and Thailand’s Board of Investment)

•        Affiliation with leading business and public policy associations (vice chairman of the executive committee of the Business Roundtable and executive committee member and former chairman of The Business Council)

•   Experience as a university trustee

Mr. Liveris, 63, joined Dow in 1976 and subsequently held various executive positions, including vice president of specialty chemicals from 1998 to 2000, business group president for performance chemicals from 2000 to 2003, and president and chief operating officer from 2003 to 2004. Mr. Liveris was named president and chief executive officer of Dow in 2004 and chairman in 2006. In 2016 he transitioned the president role and continued as chairman and chief executive officer of Dow until late 2017 when he transitioned to the position of executive chairman of DowDuPont. Mr. Liveris served as chairman of the President’s American Manufacturing Committee and now serves as a member of the President’s Task Force on Apprenticeship Expansion. Mr. Liveris also serves as vice chairman of the Executive Committee of the Business Roundtable, and as an Executive Committee member and former chairman of The Business Council. Mr. Liveris is also a trustee of The King Abdullah University of Science and Technology (KAUST), the California Institute of Technology and the United States Council for International Business (USCIB).

Hutham S. Olayan

Vice Chairman, The Olayan Group, a private family-owned multinational enterprise that is a diversified global investor and an operator of industrial and commercial businesses in the Middle East

Committees:       Directors & Corporate Governance

QUALIFICATIONS

•        Global business experience as vice chairman, The Olayan Group and President and Chief Executive Officer, Olayan America

•        Affiliation with leading business and public policy associations (member of the Council on Foreign Relations, the Peterson Institute for International Economics and the Carnegie Middle East Center)

•        Outside board experience as a director of Morgan Stanley

•        Experience as a university trustee

Ms. Olayan, 64, has been a principal and director of Olayan Investments Company Establishment, the parent company of The Olayan Group, since 1981. Prior to assuming the role of vice chairman in January 2018, she served as president and chief executive officer of Olayan America, heading The Olayan Group’s investment activities in the Americas for more than thirty years. Ms. Olayan is a director of Morgan Stanley. She has previously served as a director of Thermo Electron Corporation. She is also a member of the Executive Advisory Board of General Atlantic. She serves on the boards of the MasterCard Foundation, the Memorial Sloan-Kettering Cancer Center and the Peterson Institute for International Economics. Ms. Olayan is also a member of the Council on Foreign Relations and international advisory bodies affiliated with the Belfer Center for Science and International Affairs of Harvard University and the Carnegie Middle East Center.

James W. Owens

Retired Chairman and Chief Executive Officer, Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines

Committees:   Audit

QUALIFICATIONS

•        Global business experience as chairman and chief executive officer of Caterpillar Inc.

•        Experience as a former senior advisor at KKR & Co. L.P., a global asset management company

•        U.S. Government service (former member of the President’s Economic Recovery Advisory Board)

•        Affiliation with leading business and public policy associations (chairman of the executive committee of the Peterson Institute for International Economics, former director of the Council on Foreign Relations and former chairman of The Business Council)

•        Outside board experience as a director of Alcoa Inc. and Morgan Stanley

•        Experience as a university trustee

Mr. Owens, 72, joined Caterpillar in 1972 as a corporate economist and subsequently held various management positions, including chief financial officer. He was named group president in 1995 and vice chairman in 2003. Mr. Owens served as chairman and chief executive officer of Caterpillar from 2004 until his retirement in 2010. He is a director of Alcoa Inc. and Morgan Stanley. Mr. Owens is chairman of the executive committee of the Peterson Institute for International Economics, former chairman of the board of trustees at North Carolina State University, and was a member of the President’s Economic Recovery Advisory Board.

Virginia M. Rometty

Chairman, President and Chief Executive Officer, IBM

Committees:   Executive (chair)

QUALIFICATIONS

•        Global business and technology experience as chairman, president and chief executive officer of IBM

•        Affiliation with leading business and public policy associations (member of the Business Roundtable, the Council on Foreign Relations and the Peterson Institute for International Economics)

•        U.S. Government service (former member of the President’s Export Council)

•        Experience as a university trustee

Mrs. Rometty, 60, joined IBM in 1981. She was elected senior vice president of Global Business Services in 2005, senior vice president of Sales and Distribution in 2009, senior vice president and group executive of Sales, Marketing and Strategy in 2010, president and chief executive officer of IBM in early 2012 and chairman in late 2012. She is a member of the Business Roundtable, the Council on Foreign Relations, the Board of Trustees of Northwestern University and the Board of Overseers and Managers of Memorial Sloan-Kettering Cancer Center, and formerly served on the President’s Export Council.

Joseph R. Swedish

Executive Chairman and Past President and Chief Executive Officer, Anthem, Inc., a leading health benefits provider

Committees:   Directors & Corporate Governance

QUALIFICATIONS

•        Global business and technology experience as executive chairman, president and chief executive officer of Anthem, Inc.

•        Affiliation with leading business and public policy associations (former member of the Business Roundtable and graduate member of The Business Council)

•        Outside board and technology experience as a director of CDW Corporation

•        Experience as the chairman of a university oversight board

Mr. Swedish, 66, joined Anthem in 2013 as chief executive officer and was named chairman of Anthem’s board in 2015. He was the chairman, chief executive officer and president until late 2017 when he retired and became the executive chairman. Prior to joining Anthem, he was president and chief executive officer of Centura Health from 1999 to 2004 and then served as president and chief executive officer of Trinity Health Corporation from 2004 to 2013. He also served as a director of the Blue Cross Blue Shield Association, the National Institute for Health Care Management, the Central Indiana Corporate Partnership, Inc. and as a member of the Business Roundtable. Mr. Swedish currently serves as chairman of the Board of Visitors of Duke University’s Fuqua School of Business and as a director of America’s Health Insurance Plans (past chairman). He is a graduate member of The Business Council and a member of the Duke Margolis External Advisory Board. He is also a director of CDW Corporation and Proteus Digital Health, Inc.

Sidney Taurel

Chairman Emeritus, Eli Lilly and Company, a pharmaceutical company

Chairman, Pearson plc, a provider of digital education products and services

Committees:   Executive Compensation & Management Resources (chair);   Executive

QUALIFICATIONS

•        Global business experience as chairman of Pearson plc and chairman and chief executive officer of Eli Lilly and Company

•        Private equity management and investment banking experience as former senior advisor of Capital Royalty L.P. and senior advisor of Moelis & Company

•        U.S. Government service (former member of the Homeland Security Advisory Council, the President’s Export Council and the Advisory Committee for Trade Policy and Negotiations)

•        Affiliation with leading business association (graduate member of The Business Council)

•        Outside board experience as a director of McGraw Hill Financial, Inc.

•        Member of a university oversight board

Mr. Taurel, 69, joined Eli Lilly in 1971 and held management positions in the company’s operations in South America and Europe. He was named president of Eli Lilly International Corporation in 1986, executive vice president of the Pharmaceutical Division in 1991, executive vice president of Eli Lilly and Company in 1993, and president and chief operating officer in 1996. He was named chief executive officer of Eli Lilly and Company in 1998 and chairman in 1999. Mr. Taurel retired as chief executive officer in early 2008 and as chairman in late 2008. He became chairman of Pearson plc in 2016. He is also a member of the Board of Overseers of the Columbia Business School, a graduate member of The Business Council and a trustee of the Indianapolis Museum of Art. Additionally, during the past five years, he was a director of McGraw Hill Financial, Inc.

Peter R. Voser

Retired Chief Executive Officer, Royal Dutch Shell plc, a global group of energy and petrochemical companies

Chairman, ABB Ltd., a global group of power and automation companies

Committees:   Audit

QUALIFICATIONS

•        Global business and technology experience as chairman of ABB Ltd. and chief executive officer of Royal Dutch Shell plc

•        Affiliation with leading business and public policy associations (former member of the European Round Table of Industrialists and a former member of The Business Council)

•        Outside board experience as a director of Roche Holding Limited and Temasek

Mr. Voser, 59, joined Shell in 1982 and held a variety of finance and business roles including chief financial officer of Oil Products. In 2002, he joined the Asea Brown Boveri (ABB) Group of Companies as chief financial officer and a member of the ABB Group executive committee. Mr. Voser returned to Shell in 2004 becoming a managing director of The Shell Transport and Trading Company, p.l.c. and chief financial officer of the Royal Dutch/Shell Group. He was appointed chief executive officer of Royal Dutch Shell plc in 2009 and held that position until his retirement in late 2013. Mr. Voser was named chairman of ABB Ltd. in 2015. He is a director of Roche Holding Limited and Temasek. Mr. Voser is also active in a number of international and bilateral organizations.

Frederick H. Waddell

Chairman and Retired Chief Executive Officer, Northern Trust Corporation, a financial services company

Committees:   Directors & Corporate Governance

QUALIFICATIONS

•        Global business and technology experience as chairman and chief executive officer of the Northern Trust Corporation

•        Outside board experience as a director of AbbVie Inc.

•        Experience as a university trustee

Mr. Waddell, 64, joined Northern Trust Corporation in 1975 and has served as the chairman of the board since November 2009. He previously served as chief executive officer from 2008 through 2017, as president from 2006 through 2011 and again from October to December 2016, and as chief operating officer from 2006 to 2008. Additionally, Mr. Waddell is a member of the Board of Trustees of Northwestern University and a director of AbbVie Inc.

Mark Fields and W. James McNerney, Jr. are not nominees for election, and their terms on the Board will end in April 2018.

Board and Governance

Committees of the Board

Members of the Audit Committee, Directors and Corporate Governance Committee and the Executive Compensation and Management Resources Committee are non-management directors who, in the opinion of the Board, satisfy the independence criteria established by the Board, and the standards of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE).

Director	Audit	Directors & Corporate Governance	Executive Compensation & Management Resources	Executive
Michael L. Eskew	Chair
David N. Farr
Mark Fields*
Alex Gorsky
Shirley Ann Jackson		Chair
Andrew N. Liveris
W. James McNerney, Jr.*
Hutham S. Olayan
James W. Owens
Virginia M. Rometty				Chair
Joseph R. Swedish
Sidney Taurel			Chair
Peter R. Voser
Frederick H. Waddell

*As noted above, Mr. Fields and Mr. McNerney are not nominees for election, and their terms on the Board will end in April 2018.

Audit Committee

MEMBERS: Michael Eskew (Chair), David Farr, James Owens and Peter Voser

NUMBER OF MEETINGS IN 2017: 6

AUDIT COMMITTEE FINANCIAL EXPERTS: Michael Eskew, David Farr, James Owens and Peter Voser

Charter: http://www.ibm.com/investor/governance/audit-committee-charter.html

The Audit Committee is responsible for reviewing reports of IBM’s financial results, audit results, internal controls and adherence to IBM’s Business Conduct Guidelines in compliance with applicable laws and regulations, including federal procurement requirements. Concurrent with that responsibility, set out more fully in the Charter, the Audit Committee performs many other functions, including:

•        selecting the independent registered public accounting firm and reviewing its selection with the Board;

•        annually preapproving the proposed services to be provided by the accounting firm during the year; and

•        reviewing the procedures of the independent registered public accounting firm for ensuring its independence with respect to the services performed for IBM.

The Audit Committee chair, pursuant to authority delegated by the Audit Committee, may approve engagements with the independent registered public accounting firm that are outside the scope of the services and fees approved by the Committee, which are later presented to the Committee.

The Board has determined that each member of the Committee qualifies as an Audit Committee Financial Expert as defined by the rules of the SEC.

Directors and Corporate Governance Committee

MEMBERS: Shirley Ann Jackson (Chair), Mark Fields, Hutham Olayan, Joseph Swedish, Frederick Waddell
NUMBER OF MEETINGS IN 2017: 5

Charter: http://www.ibm.com/investor/governance/director-and-corporate-governance.html

The Directors and Corporate Governance Committee is devoted primarily to the continuing review and articulation of the governance structure of the Board. Concurrent with that responsibility, set out more fully in the Charter, the Directors and Corporate Governance Committee performs many other functions, including:

•        recommending qualified candidates to the Board for election as directors of IBM, including the slate of directors that the Board proposes for annual election by stockholders at the Annual Meeting;

•        advising and making recommendations to the Board on all matters concerning directorship practices, and on the function and duties of the committees of the Board;

•        making recommendations to the Board on compensation for non-management directors;

•        reviewing and considering IBM’s position and practices on significant issues of corporate public responsibility, such as workforce diversity, protection of the environment, and philanthropic contributions; and

•        reviewing and considering stockholder proposals, including those dealing with issues of public and social interest.

As discussed above, the Committee is responsible for recommending qualified candidates to the Board for election as directors of IBM. The Committee recommends candidates based on their business or professional experience, the diversity of their background (including gender and ethnic diversity), and their talents and perspectives.

Executive Compensation and Management Resources Committee

MEMBERS: Sidney Taurel (Chair), Alex Gorsky, Andrew Liveris, James McNerney
NUMBER OF MEETINGS IN 2017: 5

Charter: http://www.ibm.com/investor/governance/executive-compensation-and-management-resources.html

The Executive Compensation and Management Resources Committee has responsibility for defining and articulating IBM’s overall executive compensation philosophy, and administering and approving all elements of compensation for elected corporate officers. Concurrent with that responsibility, set out more fully in the Charter, the Compensation Committee performs many other functions, including:

•        reviewing and approving the corporate goals and objectives relevant to the Chairman and CEO’s compensation, evaluating her performance in light of those goals and objectives, and, together with the other independent directors, determining and approving the Chairman and CEO’s compensation based on this evaluation;

•        reviewing IBM’s management resources programs, including overseeing, along with the full Board, the succession-planning process of the CEO and other senior management positions;

•        approving, by direct action or through delegation, participation in and all awards, grants, and related actions under IBM’s various equity plans;

•        reviewing changes in IBM’s pension plans primarily affecting corporate officers;

•        managing the operation and administration of the IBM Supplemental Executive Retention Plan;

•        reviewing the compensation structure for IBM’s officers and providing oversight of management’s decisions regarding performance and compensation of other employees; and

•        monitoring compliance with stock ownership guidelines.

The Committee reports to stockholders as required by the SEC (see 2017 Report of the Executive Compensation and Management Resources Committee of the Board of Directors below).

Members of the Committee are not eligible to participate in any of the plans or programs that the Committee administers.

Compensation Committee Interlocks and Insider Participation: None

Messrs. Gorsky, Liveris, McNerney and Taurel served as members of the Executive Compensation and Management Resources Committee in 2017. All members of the Committee were independent directors, and no member was an employee or former employee of IBM. During 2017, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Executive Compensation and Management Resources Committee or Board. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Executive Committee

MEMBERS: Virginia M. Rometty (Chair), Michael L. Eskew, Shirley Ann Jackson, Sidney Taurel
NUMBER OF MEETINGS IN 2017: 0

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Committee meets as necessary, and all actions by the Committee are reported at the next Board of Directors meeting. The Committee did not meet in 2017.

Corporate Governance

IBM’s Corporate Governance Principles

IBM’s Board of Directors has long adhered to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. Since 1994, the Board has had in place a set of governance guidelines reflecting these principles, including the Board’s policy of requiring a majority of the Board to be comprised of independent directors, the importance of equity compensation to align the interests of directors and stockholders, and regularly scheduled executive sessions, including sessions of non-management directors without members of management. The IBM Board Corporate Governance Guidelines reflect IBM’s principles on corporate governance matters. These guidelines are available at https://www.ibm.com/investor/governance/corporate-governance-guidelines.html.

IBM also has a code of ethics for directors, executive officers, and employees. The Business Conduct Guidelines are available on our website at https://www.ibm.com/investor/att/pdf/BCG_English_Accessible_2018.pdf. Any amendment to, or waiver of, the Business Conduct Guidelines that applies to one of our directors or executive officers may be made only by the Board or a Board committee, and would be disclosed on IBM’s website.

The process by which stockholders and other interested parties may communicate with the Board or non-management directors of IBM is available at http://www.ibm.com/investor/governance/contact-the-board.html.

Independent Board

Under the IBM Board Corporate Governance Guidelines, the Directors and Corporate Governance Committee and the full Board annually review the financial and other relationships between the non-management directors and IBM as part of the annual assessment of director independence. The Directors and Corporate Governance Committee makes recommendations to the Board about the independence of non-management directors, and the Board determines whether those directors are independent. Although there is an annual assessment of director independence, independence is monitored by the Directors and Corporate Governance Committee and the full Board on an ongoing basis.

The independence criteria established by the Board in accordance with New York Stock Exchange (NYSE) requirements and used by the Directors and Corporate Governance Committee and the Board in their assessment of the independence of directors is available at http://www.ibm.com/investor/governance/director-independence-standards.html.

Applying those standards for the non-management directors in 2017, including those not standing for election, the Committee and the Board have determined that each of the following directors has met the independence standards: K.I. Chenault, M.L. Eskew, D.N. Farr, M. Fields, A. Gorsky, S.A. Jackson, A.N. Liveris, W.J. McNerney, Jr., H.S. Olayan, J.W. Owens, J.E. Spero, J.R. Swedish, S. Taurel, P.R. Voser and F.H. Waddell. Mr. Eskew’s son is employed by IBM and is not an executive officer. He was hired over a year before Mr. Eskew joined IBM’s Board, and his compensation and other terms of employment are determined on a basis consistent with IBM’s human resources policies. Based on the foregoing, the Board has determined that this relationship does not preclude a finding of independence for Mr. Eskew.

Independent Leadership Structure

The Directors and Corporate Governance Committee is responsible for the continuing review of the governance structure of the Board, and for recommending to the Board those structures and practices best suited to IBM and its stockholders. The Committee and the Board recognize that different structures may be appropriate under different circumstances. Mrs. Rometty serves as IBM’s Chairman and CEO and Mr. Eskew serves as Presiding Director, IBM’s lead independent director, a structure that the Directors and Corporate Governance Committee and the full Board believe is currently in the best interests of IBM and its stockholders. A strong, independent Presiding Director with clearly defined duties and responsibilities further enhances the contributions of IBM’s independent directors, which have been and continue to be substantial. Mr. Eskew, the Presiding Director, has significant global business, technology, leadership and oversight experience as the former chairman and chief executive officer of United Parcel Service, Inc.

The Presiding Director has the following responsibilities:

•                  preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•                  serve as liaison between the Chairman and the independent directors;

•                  approve information sent to the Board;

•                  approve meeting agendas for the Board;

•                  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•                  have authority to call meetings of the independent directors; and

•                  if requested by major stockholders, ensure that he is available, as necessary after discussions with the Chairman and Chief Executive Officer, for consultation and direct communication.

In addition to these core responsibilities, the Presiding Director engages in other regular activities, including:

•        one-on-one debriefs with the Chairman after each meeting;

•        spending time with senior management outside of Board meetings to ensure a deep understanding of the business and strategy of the Company; and

•        attending certain other committee meetings in addition to the committee he chairs.

In 2018, following each of their self-assessments and annual reviews, the Directors and Corporate Governance Committee and the Board as a whole continue to believe that this leadership structure provides IBM with the benefits of combining the leadership role of Chairman and CEO, while also recognizing the unique strengths and capabilities of IBM’s Board members, and that Mr. Eskew should continue to serve as the Presiding Director.

Director Attendance

In 2017, the Board held nine meetings and the committees collectively met 16 times. The Board and the Directors and Corporate Governance Committee recognize the importance of director attendance at Board and committee meetings. In 2017:

•        Overall attendance at Board and committee meetings was over 96%; and

•        Attendance was at least 75% for each director.

Information about Board attendance at IBM’s 2017 Annual Meeting of Stockholders and IBM’s policy with regard to Board members’ attendance at annual meetings of stockholders is available at http://www.ibm.com/investor/governance/director-attendance-at-annual-meeting.html.

Executive Session

Regularly scheduled executive sessions, including sessions of non-management directors without members of management, chaired by the Presiding Director, are held at each Board meeting. Additionally, executive sessions of the non-management directors are led by the Chairs of the Directors and Corporate Governance and Executive Compensation & Resources Committees, respectively, at least once per year.

Board Evaluation Process

IBM’s Board utilizes a comprehensive, multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices.

1                 The Board conducts an annual self-evaluation to review the effectiveness of the Board and its committees. In this comprehensive review, the self-evaluation focuses on:

•                  The composition and performance of the Board, including the size, mix of skills and director refreshment practices;

•                  The quality and scope of the materials distributed in advance of meetings;

•                  The Board’s access to Company executives and operations;

•                  The promotion of rigorous decision making by the Board and the committees; and

•                  The overall functioning of the Board and its committees.

2                 Each committee also performs a self-evaluation in executive session on an annual basis.

•                  The Audit Committee’s evaluation, for example, includes individual, one-on-one interviews with IBM’s internal General Auditor and each member of the Committee.

3                 Each year, the Chairman and CEO holds individual, one-on-one interviews with each IBM director to obtain his or her candid assessment of director performance, Board dynamics and the effectiveness of the Board and its committees.

4                 The Chairman shares insights from these meetings with the Presiding Director and the full Board.

5                 Self-evaluation items requiring follow-up and execution are monitored on an ongoing basis by the Board, each of the committees, and by IBM management. While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback, and suggestions continuously throughout the year.

Succession Planning

IBM has long been recognized for its leadership development. As part of this, one of the Board’s most important responsibilities is to ensure that IBM has the appropriate management to execute the Company’s long-term strategy. To fulfill this responsibility, the full Board meets at least annually to actively review and plan the succession of the CEO and other senior management positions.

During these reviews, at least annually, the Board discusses:

•         Succession process and timeline;

•         Profile and candidate assessments, both internal and external, as appropriate, for CEO and other senior leadership positions;

•        Leadership pipeline and development plans for the next generation of senior leadership; and

•        Diversity, inclusion and Company culture.

The Executive Compensation and Management Resources Committee also regularly reviews succession planning and the Company’s management resources programs.

Stockholder Rights and Accountability

At IBM, we routinely evaluate our governance practices to maintain strong Board and management accountability, and to promote stockholder rights through transparent policies that enhance investor and public trust. We believe that sound corporate governance is critical to achieving business success and serves the best interests of our stockholders.

Highlights of our commitment to stockholder rights include:

•                  Annual election of all Directors

•                  Majority voting for Directors

•                  Stockholder ability to call Special Meetings

•                  Proxy access rights to stockholders owning at least 3% of outstanding shares for 3 years NEW

•                  Robust stockholder engagement program

•                  No stockholder rights plan or poison pill provisions

•                  No supermajority voting provisions

•                  Confidential voting

Strategy Oversight

The Board actively oversees IBM’s long-term business strategy, and is continuously engaged with management on this topic. For example, each year, the Board holds a two-day strategy session, which includes presentations from many senior executives across the Company’s business units. Additionally, at Board meetings, the Board routinely receives presentations from senior management on critical business matters that tie to the Company’s overall strategy. In addition, the Board periodically travels to key IBM facilities, both domestically and internationally, to obtain a first-hand look at the Company’s operations in strategically important business units and geographic areas. Furthermore, the Board regularly meets with IBMers who represent the next generation of leadership at the Company to ensure that the Company’s leadership pipeline remains diverse and inclusive, and is linked to its long-term strategy.

Risk Oversight

In recent years, much attention has been given to the subject of risk and how companies assess and manage risks across the enterprise. At IBM, we believe that innovation and leadership are impossible without taking risks. We also recognize that imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could be destructive to stockholder value.

In addition, an overall review of risk is inherent in the Board’s consideration of IBM’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight of IBM is consistent with IBM’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing IBM’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing IBM’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of their responsibilities.

The Audit Committee periodically reviews IBM’s enterprise management framework, including IBM’s enterprise risk management processes.

The Executive Compensation and Management Resources Committee is responsible for assessing risks relating to IBM’s compensation programs, as well as IBM’s evolving demands for skilled workers.

The Directors and Corporate Governance Committee oversees risks associated with government and industry regulations, as well as environmental and other societal and governance matters.

Senior management is responsible for assessing and managing IBM’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. IBM has developed a consistent, systemic and integrated approach to risk management, including the enterprise risk management framework, to help determine how best to identify, manage and mitigate significant risks throughout IBM. Management regularly reports to the Board and the committees on a variety of risks.

Cybersecurity

Cybersecurity is a critical part of risk management at IBM. The Board’s cybersecurity oversight includes reporting from senior management and cybersecurity experts in areas such as rapidly evolving cybersecurity threats, cybersecurity technologies and solutions deployed internally and with IBM clients, major cyber risk areas and policies and procedures to address those risks, cybersecurity incidents, and updates from the IBM Security business. The Board and Audit Committee each receive regular updates.

Political Contributions and Lobbying

IBM is committed to meaningful management, oversight, and accurate reporting with respect to our engagement with government officials, and we consistently seek to provide our stockholders with relevant data regarding our public policy engagement.

Further, IBM:

does not have a PAC (Political Action Committee),
does not engage in independent or electioneering communications as defined by law, and does not provide any financial support to political parties or candidates, directly or indirectly.

The IBM Board of Directors, as part of its oversight function, periodically receives reports from senior management relating to IBM’s policies and practices regarding governmental relations, public policy and any associated expenditures.

IBM’s Senior Management, specifically the IBM Office of Government and Regulatory Affairs, closely monitors all public policy advocacy efforts, as well as any lobbying activities.

IBM’s policies and practices with regard to public policy matters, including lobbying activities and expenditures, are available on its website: http://www.ibm.com/investor/governance/public-policy-matters.html.

Insurance and Indemnification

IBM has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which IBM is able to provide indemnification. This coverage runs from June 30, 2017 through June 30, 2018, at a total cost of approximately $4.9 million. The primary carrier is XL Specialty Insurance Company.

Certain Transactions and Relationships

Under IBM’s written related person transactions policy, information about transactions involving related persons is assessed by the independent directors on IBM’s Board. Related persons include IBM directors and executive officers, as well as immediate family members of directors and officers, and beneficial owners of more than five percent of IBM’s common stock. If the determination is made that a related person has a material interest in any IBM transaction, then IBM’s independent directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. If the related person at issue is a director of IBM, or a family member of a director, then that director would not participate in those discussions. In general, IBM is of the view that the following transactions with related persons are not significant to investors because they take place under IBM’s standard policies and procedures: the sale or purchase of products or services in the ordinary course of business and on an arm’s-length basis; the employment by IBM where the compensation and other terms of employment are determined on a basis consistent with IBM’s human resources policies; and any grants or contributions made by IBM under one of its grant programs and in accordance with IBM’s corporate contributions guidelines.

From time to time, IBM may have employees who are related to our executive officers or directors. As noted in the discussion above on “Corporate Governance — Independent Board,” Mr. Eskew’s son is employed by IBM. He is an executive of IBM (not an executive officer). In addition, a brother-in-law of Mrs. V.M. Rometty (Chairman and CEO) and the wife of Mr. R.F. Del Bene (Vice President and Controller) are employed as executives of IBM. A daughter of Mr. Del Bene and a brother of Dr. J.E. Kelly III (Senior Vice President, IBM Cognitive Solutions and IBM Research) are also employed by IBM in non-executive positions. None of the above-referenced family member employees are executive officers of IBM. Each employee mentioned above received compensation in 2017 between $120,000 and $900,000. Additionally, in 2017, the above-referenced family members of Mrs. Rometty and Mr. Eskew, as well as the wife of Mr. Del Bene, each received equity grants. The compensation, equity grants and other terms of employment of each of the family member employees noted above are determined on a basis consistent with IBM’s human resources policies.

2017 Director Compensation Narrative

Annual Retainer: In 2017, non-management directors received an annual retainer of $300,000. Chairs of the Directors and Corporate Governance Committee and the Executive Compensation and Management Resources Committee received an additional annual retainer of $20,000 and the chair of the Audit Committee received an additional annual retainer of $25,000. The additional retainer for the Presiding Director position is a total of $50,000, inclusive of any committee chair retainer received. For 2017, Mr. Eskew, the Presiding Director and the chair of the Audit Committee, received $25,000 for the Presiding Director role and $25,000 for the Audit Committee chair role.

Under the IBM Deferred Compensation and Equity Award Plan (DCEAP), 60% of the total annual retainer is required to be deferred and paid in Promised Fee Shares (PFS). Each PFS is equal in value to one share of IBM’s common stock. When a cash dividend is paid on IBM’s common stock, each director’s PFS account is credited with additional PFS reflecting a dividend equivalent payment. With respect to the payment of the remaining 40% of the annual retainer, directors may elect one or any combination of the following: (a) deferral into PFS, (b) deferral into an interest-bearing cash account, and/or (c) receipt of cash payments on a quarterly basis during service as a Board member. IBM does not pay above-market or preferential earnings on compensation deferred by directors.

Stock Ownership Guidelines: For 2017, under the IBM Board Corporate Governance Guidelines, within five years of initial election to the Board, non-management directors are expected to have stock-based holdings in IBM equal in value to five times the annual retainer initially payable to such director. Stock-based holdings mean (i) IBM shares owned personally or by members of the immediate family sharing the same household, and (ii) DCEAP PFS. Stock-based holdings do not include unexercised options.

Beginning in 2018, within five years of initial election to the Board, non-management directors are expected to have stock-based holdings in IBM equal in value to eight times the equity portion of the annual retainer initially payable to such director. The overall threshold remains consistent and, with this change, our stock ownership guidelines will remain the strongest in our peer group.

Payout under the DCEAP: Upon a director’s retirement or other completion of service as a director (a) all amounts deferred as PFS are payable, at the director’s choice, in cash and/or shares of IBM’s common stock, and (b) amounts deferred into the interest-bearing cash account are payable in cash. Payouts may be made in either (a) a lump sum payment as soon as practicable after the date on which the director ceases to be a member of the Board, (b) a lump sum payment paid in February of the calendar year immediately following the calendar year in which the director ceases to be a member of the Board, or (c) between two and ten annual installments, paid beginning in February following the calendar year in which the director ceases to be a member of the Board. If a director elects to receive PFS in cash, the payout of PFS is valued using the closing price of IBM common stock on the NYSE as follows: for payouts made in an immediate lump sum, IBM stock will be valued on the date on which the director ceases to be a member of the Board; for lump sum payments made in February of the calendar year immediately following the calendar year of separation or for installment payouts, IBM common stock will be valued on the last business day of the January preceding such February payment.

IBM’s Matching Grants Program: Non-management directors are eligible to participate in IBM’s Matching Grants Program on the same basis as IBM’s employees based in the United States. Under this program, IBM will match a director’s eligible contributions in cash on a 1-to-1 basis to approved educational institutions, medical facilities and cultural or environmental institutions. Each director is eligible for a Company match on total gifts up to $10,000 per calendar year. Amounts shown in the Director Compensation Table for matching grants may be in excess of $10,000 because such amounts include Company contributions on gifts that were made by directors in previous years.

Director Compensation Consultant: The Committee retained Semler Brossy Consulting Group, LLC (Semler Brossy) in July 2017 to assess trends and developments in director compensation practices and to compare IBM’s practices against them. The Committee uses the analysis prepared by the consultant as part of its periodic review of IBM’s director compensation practices. Other than services provided to IBM’s Directors and Corporate Governance Committee and IBM’s Executive Compensation and Management Resources Committee, Semler Brossy does not perform any other work for IBM. The Committee determined that Semler Brossy is free of conflicts of interest. The Committee previously retained Frederic W. Cook & Co., Inc.

2017 Director Compensation Table

	Fees Earned or	All Other
Name	Paid in Cash ($)	Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)
Kenneth I. Chenault	$300,000	$173,358	$473,358
Michael L. Eskew	350,000	150,355	500,355
David N. Farr	300,000	42,668	342,668
Mark Fields	300,000	13,895	313,895
Alex Gorsky	300,000	31,621	331,621
Shirley Ann Jackson	320,000	139,943	459,943
Andrew N. Liveris	300,000	80,254	380,254
W. James McNerney, Jr.	300,000	84,755	384,755
Hutham S. Olayan	300,000	15,922	315,922
James W. Owens	300,000	109,863	409,863
Joan E. Spero(2)	95,833	69,861	165,694
Joseph R. Swedish(3)	51,667	20	51,687
Sidney Taurel	320,000	180,902	500,902
Peter R. Voser	300,000	28,418	328,418
Frederick H. Waddell(3)	51,667	20	51,687

(1)              Amounts in this column include the following: for Mr. Chenault: $173,236 of dividend equivalent payments on PFS; for Mr. Eskew: $150,234 of dividend equivalent payments on PFS; for Mr. Farr: $32,547 of dividend equivalent payments on PFS and $10,000 contributed by the Company under the Matching Grants Program; for Mr. Fields: $13,773 of dividend equivalent payments on PFS; for Mr. Gorsky: $31,499 of dividend equivalent payments on PFS; for Dr. Jackson: $134,821 of dividend equivalent payments on PFS; for Mr. Liveris: $75,132 of dividend equivalent payments on PFS; for Mr. McNerney: $79,633 of dividend equivalent payments on PFS; for Ms. Olayan: $15,800 of dividend equivalent payments on PFS; for Mr. Owens: $104,741 of dividend equivalent payments on PFS; for Ms. Spero: $59,780 of dividend equivalent payments on PFS and $10,000 contributed by the Company under the Matching Grants Program; for Mr. Taurel: $171,030 of dividend equivalent payments on PFS; and for Mr. Voser: $28,296 of dividend equivalent payments on PFS.

(2)              After Ms. Spero’s term on the Board ended in April 2017, Ms. Spero was paid $2,914,625 of earned compensation and dividend reinvestments which had been previously deferred under the DCEAP since her election to the Board in 2004. Ms. Spero elected to defer payment of 6,089 shares.

(3)              Mr. Swedish and Mr. Waddell joined the Board in October 2017.

Fees Earned or Paid in Cash (column (b)): Amounts shown in this column reflect the annual retainer paid to each director as described above. A director receives a pro-rated amount of the annual retainer for service on the Board and, if applicable, as Presiding Director or a committee chair, based on the portion of the year the director served.

All Other Compensation (column (c)): Amounts shown in this column represent:

•        Dividend equivalent payments on PFS accounts under the DCEAP as described above.

•        Group Life Insurance premiums paid by IBM on behalf of the directors.

•        Value of the contributions made by IBM under IBM’s Matching Grants Program as described above.

Section 16(a) Beneficial Ownership Reporting Compliance

IBM believes that all reports for IBM’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

Ownership of Securities

Security Ownership of Certain Beneficial Owners

The following sets forth information as to any person known to IBM to be the beneficial owner of more than five percent of IBM’s common stock as of December 31, 2017.

	Number of Shares
Name and address	Beneficially Owned	Percent of Class
The Vanguard Group(1)	63,708,222	6.88%
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock, Inc.(2)	57,755,152	6.2%
55 East 52nd Street
New York, NY 10022

State Street Corporation(3)	51,885,463	5.60%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

(1)    Based on the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018 by The Vanguard Group and certain subsidiaries (Vanguard). Vanguard reported that it had sole voting power over 1,228,539 shares, shared voting power over 203,527 shares, sole dispositive power over 62,307,270 shares, and shared dispositive power over 1,400,952 shares. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

(2)    Based on the Schedule 13G filed with the Securities and Exchange Commission on February 8, 2018 by BlackRock, Inc. and certain subsidiaries (BlackRock). BlackRock reported that it had sole voting power over 49,564,818 shares and sole dispositive power over all shares beneficially owned. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

(3)    Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2018 by State Street Corporation and certain subsidiaries (State Street). State Street reported that it had shared voting and dispositive power over all shares beneficially owned. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

Common Stock and Stock-Based Holdings of Directors and Executive Officers

The following table sets forth the beneficial ownership of shares of IBM’s common stock as of December 31, 2017 by IBM’s current directors and nominees, the executive officers named in the 2017 Summary Compensation Table, and such directors and all of IBM’s executive officers as of December 31, 2017 as a group. Also shown are shares over which the named person could have acquired voting power or investment power within 60 days after December 31, 2017. Voting power includes the power to direct the voting of shares held, and investment power includes the power to direct the disposition of shares held.

IBM’s current non-management directors and nominees had beneficial ownership of a total of 229,851 shares and common stock of IBM and DCEAP shares as of December 31, 2017. In the aggregate, these shares were valued at more than $35 million as of December 31, 2017, or an average of more than $2.5 million for each of IBM’s non-management directors.

				Acquirable within 60 days				Value of Common Stock and/or Directors’
Name	Common Stock(1)		Stock-based Holdings(2)	Options and RSUs(3)		Directors’ DCEAP Shares(4)		DCEAP Shares at Fiscal Year End ($)(5)
Kenneth I. Chenault	8,268	(6)	8,268	0		31,292		$6,069,295
Erich Clementi	31,425		83,064	0		N/A		4,821,224
Michael L. Eskew	0		0	0		27,503		4,219,510
David N. Farr	4,908		4,908	0		6,383		1,732,265
Mark Fields	400		400	0		3,613		615,674
Alex Gorsky	0		0	0		6,690		1,026,380
Shirley Ann Jackson	0		0	0		24,706		3,790,395
James J. Kavanaugh	34,260	(7)	68,191	5,320		N/A		5,256,169
John E. Kelly III	83,467	(8)	146,222	0		N/A		12,805,507
Andrew N. Liveris	0		0	0		14,263		2,188,229
W. James McNerney, Jr.	0		0	0		15,045		2,308,204
Hutham S. Olayan	0		0	0		3,965		608,310
James W. Owens	5,000	(9)	5,000	0		19,403		3,743,908
Virginia M. Rometty	205,858		301,417	0		N/A		31,582,734
Martin J. Schroeter	41,954		98,724	0		N/A		6,436,583
Joseph R. Swedish(10)	1,261	(9)	1,261	0		202		224,453
Sidney Taurel	19,487		19,487	0		30,991		7,744,335
Peter R. Voser	0		0	0		6,134		941,078
Frederick H. Waddell(10)	0		0	0		337		51,703
Directors and executive officers as a group	506,027	(11)	906,384	5,320	(11)	190,526	(11)

(1)              This column is comprised of shares of IBM common stock beneficially owned by the named person. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights. This column includes 55,629 shares in which voting and investment power are shared. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship. The shares reported in this column do not include 93,227 shares held by the IBM Personal Pension Plan Trust Fund, over which the members of the IBM Retirement Plans Committee, a management committee presently consisting of certain executive officers of IBM, have voting power, as well as the right to acquire investment power by withdrawing authority now delegated to various investment managers.

(2)              For executive officers, this column is comprised of the shares shown in the “Common Stock” column and, as applicable, all restricted stock units, including retention restricted stock units, officer contributions into the IBM Stock Fund under the IBM Excess 401(k) Plus Plan, and Company contributions into the IBM Stock Fund under the Excess 401(k) Plus Plan. Some of these restricted stock units may have been deferred under the Excess 401(k) Plus Plan in accordance with elections made prior to January 1, 2008, and they will be distributed to the executive officers after termination of employment as described in the 2017 Nonqualified Deferred Compensation Narrative.

(3)              For executive officers, this column is comprised of RSU awards that vest within 60 days after December 31, 2017.

(4)              Promised Fee Shares earned and accrued under the IBM Deferred Compensation and Equity Award Plan (DCEAP) as of December 31, 2017, including dividend equivalents credited with respect to such shares. Upon a director’s retirement, these shares are payable in cash or stock at the director’s choice (see 2017 Director Compensation Narrative for additional information).

(5)              Values in this column are calculated by multiplying the number of shares shown in the “Common Stock” column plus the “Directors’ DCEAP Shares” column by the closing price of IBM stock on the last business day of the 2017 fiscal year ($153.42).

(6)              Includes 1,619 shares in which voting and investment power are shared.

(7)              Includes 15,174 shares in which voting and investment power are shared.

(8)              Includes 25,639 shares in which voting and investment power are shared.

(9)              Voting and investment power are shared.

(10)       Mr. Swedish and Mr. Waddell joined the Board in October 2017.

(11)       The total of these three columns represents less than 1% of IBM’s outstanding shares, and no individual’s beneficial holdings totaled more than 1/10 of 1% of IBM’s outstanding shares.

2017 Executive Compensation

Message to Stockholders

Report of the Executive Compensation and Management Resources Committee of the Board of Directors

Set out below is the Compensation Discussion and Analysis, which is a discussion of IBM’s executive compensation programs and policies written from the perspective of how we and management view and use such programs and policies. Given the Committee’s role in providing oversight to the design of those programs and policies, and in making specific compensation decisions for senior executives using those policies and programs, the Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts of the document and discussing those with management. The Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. We join with management in welcoming readers to examine our pay practices and in affirming the commitment of these pay practices to the long-term interests of stockholders.

Alex Gorsky

Andrew N. Liveris

W. James McNerney, Jr.

Sidney Taurel (chair)

2017 Compensation Discussion and Analysis

Executive Summary

IBM’s financial model is designed to deliver profitable growth through the creation of compelling value for our clients. Over the last several years, the Company has embarked on a multi-year transformation to ensure this financial model delivers for our investors. By prioritizing investments with strong returns, we continue to focus on generating high value for our shareholders, employees and clients while aggressively investing to accelerate our transformation.

In 2017, IBM delivered $79.1B in revenue with a 46% gross profit margin, and generated $16.7B cash from operations.

Since 2015, we invested $37B, reshaping our business profile with nearly 60% directed toward high growth Strategic Imperatives.

Revenue from our Strategic Imperatives of cloud, analytics, mobile, social and security has reached a critical mass in 2017, growing to $36.5B, led by growth in cloud and security.

STRATEGIC IMPERATIVES REVENUE Grew 14% compounded, increasing from 27% to 46% of IBM Revenue	CLOUD REVENUE Grew 34% compounded, more than doubling in size	SECURITY REVENUE Grew 23% compounded, nearly doubling in size

Over the past three years, we have worked to aggressively transform, while returning nearly 75% of free cash flow to shareholders.

FREE CASH FLOW USE

* Based on GAAP from continuing operations, ROIC equals net operating profits after tax (net income plus after tax interest expense) divided by the sum of the average debt and average total stockholders’ equity.

Our compensation strategy supports IBM’s high value business model

For 2017, at target, 69% of Mrs. Rometty’s pay was at risk and subject to attainment of specific performance goals:

For 2017 performance, the Board approved an annual incentive payment of $5.1 million for Mrs. Rometty, 102% of target. The payout level reflects a successful multi-year transformation with a return to revenue growth in 4Q 2017, a remix of the business portfolio, and recognition of the Company as the enterprise leader in artificial intelligence solutions, cloud services, security, blockchain, and quantum computing. The Executive Compensation and Management Resources Committee (the Compensation Committee) also noted significant personal leadership of the CEO in infusing new executive talent into the Company and developing next generation leaders. In addition, she set the standards for workplace inclusion, for responsible stewardship of data and artificial intelligence, and for “new collar” work and training programs on a global basis. Taking into consideration the actual salary, annual incentive payout, vested restricted stock units and long-term incentive award for the period 2015—2017, Mrs. Rometty earned 81% of her annual total target compensation in 2017.

The tables below illustrate how Mrs. Rometty’s pay at risk has affected her realized pay, compared to her target pay, in each of the past 3 years. These payouts reflect the multi-year business transformation, rigorous target setting and the strong link between pay and performance.

CEO TOTAL ACTUAL VS. TARGET COMPENSATION

Values in Millions ($)

For 2018, the independent members of the Board made no change to Mrs. Rometty’s base salary, target annual incentive or annual long-term incentive award value, relative to 2017.

Note: In an effort to provide additional and useful information regarding IBM’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), this Compensation Discussion and Analysis and Proxy Statement contain certain non-GAAP financial measures on a continuing operations basis, including operating earnings per share, free cash flow, operating pre-tax income from continuing operations, and operating income from continuing operations. For reconciliation and rationale for management’s use of this non-GAAP information, refer to Appendix A — “Non-GAAP Financial Information and Reconciliations”.

Stockholder Engagement

IBM continually reviews and enhances its corporate governance and executive compensation programs. As part of this review, it is IBM’s longstanding practice to meet with a significant number of our largest investors during each proxy season, to solicit their feedback on a variety of topics. In 2017, IBM once again engaged with over 100 institutional investors. Further, our process includes outreach to hundreds of thousands of individual retail and registered stockholders, which represent a majority of our retail base.

In addition to our normal, extensive outreach, the Company enhanced its engagement practices in 2017. We engaged in a robust program to gather feedback from investors following the 2017 annual advisory vote on executive compensation (Say on Pay). IBM’s Presiding Director, the Chair of the Executive Compensation and Management Resources Committee, and members of IBM’s senior management participated in a significant portion of this engagement program. Overall, the Company met with investors representing more than 55% of the shares that voted on Say on Pay at the 2017 Annual Meeting.

This enhanced, in-depth engagement process provided valuable feedback to the Compensation Committee. Overall, our stockholders continue to be supportive of the Company’s compensation program and practices. Specifically, our stockholders are strongly supportive of the overall design of the program, which focuses on long-term financial performance that drives stockholder value. Still, the Committee and the Board reviewed and considered all of the feedback heard from investors in making decisions relating to the executive compensation programs. The following table summarizes the items raised by our investors and the changes we made to our executive compensation program in response.

What we heard	Compensation Committee’s Response

On Disclosure Transparency
• General preference for simplicity and clarity in the disclosure of the executive compensation program	• Redesigned the proxy to enhance readability and clarity of the disclosure

• Some preferred increased transparency around achievement of incentive goals	• Provided additional context on the linkage between our business strategy and executive compensation program

•        Included disclosure of performance against goals in both the Annual Incentive Program and Long-Term Incentive Plan to provide increased transparency into the rigor of our goals and the linkage of those goals to our business strategy

On One-Time Grants
• Many disfavored IBM’s one-time grant in 2016	• The Board granted the 2016 CEO premium-priced stock option grant during a critical juncture in the Company’s transformation

• The options, which are priced in four tranches up to 25% above the grant price, are not exercisable until 2019

• No one-time awards have been granted to the Chairman and CEO or other Named Executive Officers (NEOs) in more than 2 years

On Pay Program Design
• Overall, supportive of IBM’s rigorous pay program and did not want to see any major changes to the fundamental design	• Reduced Annual Incentive Program maximum opportunity for the Chairman and CEO to two times target to align with market practice

• The maximum Annual Incentive Program payout opportunity of three times target is at the high end of market practice for the CEO	• Included a relative ROIC modifier, beginning with PSUs granted in 2018, which may add or subtract the number of shares paid out based on IBM’s relative ROIC performance

• Some preferred that a relative metric, such as Return on Invested Capital (ROIC), be included in the long-term compensation plan	• Described stock ownership guidelines as a multiple of base salary. IBM’s ownership requirements themselves have not changed and remain at the high end of its peer group

• Some requested increased clarity around stock ownership guidelines

Section 1: Executive Compensation Program Design

Trust and personal responsibility in all relationships — relationships with clients, partners, communities, fellow IBMers, and investors — is a core value at IBM. As a part of maintaining this trust, we well understand the need for our investors — not only professional fund managers and institutional investor groups, but also millions of individual investors — to know how and why compensation decisions are made.

To that end, IBM’s executive compensation practices are designed specifically to meet five key objectives:

•

Ensure that the interests of IBM’s leaders are closely aligned with those of our investors by varying compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in IBM stock;

•	Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time;
•	Attract and retain the highly qualified senior leaders needed to drive a global enterprise to succeed in today’s highly competitive marketplace;
•	Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking; and
•	Differentiate rewards to reflect individual and team performance.

The specific elements of IBM’s U.S. executive compensation programs are:

Type	Component	Key Characteristics

Current Year Performance	Salary	Salary is a market-competitive, fixed level of compensation

Annual Incentive

At target, annual incentive provides a market-competitive total cash opportunity. Actual annual incentive payments are driven by business performance against financial metrics and individual performance, with top performers typically earning the greatest payouts and the lowest performers earning no incentive payouts. Beginning in 2018, the Committee reduced the maximum payout opportunity for the Chairman and CEO to 2X salary, while the individual maximum payout opportunity remains at 3X salary for all other executives.

Long-Term Incentive	Performance Share Units (PSUs) Annual Stock-Based Grants

Equity awards are typically made annually and may be made in PSUs, RSUs or a combination thereof. Equity grants are based on the level of the executive and the individual performance. Lower performers do not receive equity grants. For PSUs, the number of units granted is adjusted at the end of the three-year performance period based on IBM’s performance against predetermined targets for operating earnings per share and free cash flow. Beginning with the 2018 to 2020 performance period, the Committee added a modifier that could adjust the final number of PSUs earned based on IBM’s relative Return on Invested Capital (ROIC) performance. RSUs vest over time; typically over one to four years.

Retention	Stock-Based Grants & Cash Awards

Periodically, the Compensation Committee and/or the Chairman and CEO reviews outstanding stock-based awards for key executives. Depending on individual performance and the competitive environment for senior executive leadership talent, awards may be made in the form of restricted stock units, premium-priced stock options or cash for certain executives. Retention Restricted Stock Unit (RRSU) vesting periods typically range from two to five years. Cash awards have a clawback if an executive leaves IBM before a specified date. Premium-priced stock options may have varying exercise prices.

Supplemental Executive Retention Plan (closed)

In 1995, IBM created a plan to help retain, for their full careers, the caliber of senior leaders needed to turn IBM around, preserve its long-term viability, and position it for growth in the future. To discourage these leaders from joining competitors, their benefits under this retention plan would be forfeited if they left IBM prior to age 60. Because its original purpose had been met, the plan was closed to new participants in 2004. Future accruals under the plan stopped on December 31, 2007.

Pension & Savings Plans	Pension Plans (closed)

In the U.S., future accruals under the pension plans stopped on December 31, 2007. The amount of the pension benefit under these plans is based on pay and service and is determined by the same formulas for executives and non-executives.

Savings Plan

The money that U.S. executives save through the IBM 401(k) Plus Plan, as for all U.S. employees, is eligible for Company matching and automatic contributions. The 401(k) Plus Plan is the only tax-qualified retirement program available to IBM’s U.S. employees for future deferrals and employer contributions.

Deferred Savings Plan

IBM has a nonqualified deferred compensation plan established in accordance with U.S. Department of Labor and Internal Revenue Service guidelines to enable employees to defer compensation in excess of limits applicable to 401(k) plans. Employees are eligible for Company matching and automatic contributions similar to the 401(k) Plus Plan.

Other Compensation	Perquisites and Other Benefits	Perquisites are intended to ensure safety and productivity of executives. Perquisites include such things as annual physicals, transportation, financial planning, and personal security.

Compensation Governance

Overall, IBM’s compensation policies and decisions, explained in detail in this Compensation Discussion and Analysis, continue to be focused on long-term financial performance to drive stockholder value.

The table below highlights practices that IBM embraces in support of our pay-for-performance philosophy:

What We Do	What We Don’t Do

         Tie a significant portion of pay to Company performance

         Mitigate risk taking by emphasizing long-term equity incentives, placing caps on potential payments, and maintaining robust clawback provisions

         Require significant share ownership by the Chairman and CEO and Senior Vice Presidents

         Utilize noncompetition and nonsolicitation agreements

         No individual severance or change-in-control agreements for executive officers

         No excise tax gross-ups

         No dividend equivalents on unearned RSUs/PSUs

         No hedging/pledging of IBM stock

         No stock option repricing, exchanges or options granted below market value

         No guaranteed incentive payouts

         No accelerated vesting of equity awards for executive officers

         No above-market returns on deferred compensation plans

Senior Leadership Team — Personal Stake in IBM’s Future through Stock Ownership Requirements

Investors want the leaders of their companies to act like owners. That alignment, we believe, works best when senior leaders have meaningful portions of their personal holdings invested in the stock of their company. This is why IBM sets significant stock ownership requirements for IBM’s Chairman and CEO and Senior Vice Presidents. The following table illustrates which equity holdings count towards stock ownership requirements:

What Counts	What Does Not Count

IBM shares owned personally or by members of the immediate family sharing the same household Holdings in the IBM Stock Fund of the 401(k) Plus Plan and the Excess 401(k) Plus Plan	Unvested equity awards, including PSUs, RSUs and RRSUs Unexercised stock options

Shares of IBM stock deferred under the Excess 401(k) Plus Plan

Stock Ownership Requirements

The Chairman and CEO and Senior Vice Presidents are all required to own IBM shares or equivalents in excess of standard market practice within 5 years of hire or promotion. While we have historically expressed our stock ownership requirements as a multiple of target total cash compensation, we are now describing them as a multiple of salary to align with market practice. This does not change the amount of shares required to be held, but we believe it will clarify the stock ownership requirements we have for our NEOs.

	Current Approach: Multiple of Total Target Salary and Non-Stock Compensation	New Approach: Multiple of Salary
NEO Name	IBM Minimum Requirement	IBM Minimum Requirement	Median Peer Group Minimum Requirement
V.M. Rometty	3	10	6
M.J. Schroeter	3	7	3–4
J.E. Kelly III	3	7	3–4
E. Clementi	3	7	3–4
J.J. Kavanaugh	3	7	3–4

Mrs. Rometty owns common stock and stock-based holdings equal in value to 24 times her base salary, more than 2 times the required holdings, based on both the current and new approach to disclosure as of December 31, 2017. More information on Mrs. Rometty’s holdings can be found in Common Stock and Stock-Based Holdings of Directors and Executive Officers. As a group, the Chairman and CEO and Senior Vice Presidents owned shares or equivalents valued at over $120 million as of December 31, 2017; in fact, as of that date, this group held, on average, more than 10 times their base salary.

Stock Ownership Continues Beyond Retirement

Finally, our programs are designed to ensure alignment with IBM’s long-term interests past the retirement date for our Chairman and CEO and Senior Vice Presidents. Share price performance and long-term goal achievement continue to impact the Long-Term Incentive Plan for these retired executives for at least two and a half years post retirement. Shares for Mrs. Rometty that remain restricted and subject to post-retirement performance of IBM represent 1.6 times her share ownership requirement as of December 31, 2017, and assuming future performance at target.

Setting Performance Targets for Incentive Compensation

Compensation of our senior leaders is linked with IBM’s performance against core business metrics. These metrics and their weightings are aligned with IBM’s financial and strategic objectives and are designed to appropriately balance short- and long-term goals. Targets are set for both the annual and long-term incentive programs at aggressive levels each year. These targets, individually and together, are designed to be challenging to attain and are consistent with our financial model shared with investors each year. As part of IBM’s ongoing management system, targets are evaluated to ensure they do not encourage an inappropriate amount of risk taking.

For 2017, IBM continued to measure five key financial metrics:

AIP	Strategic Imperatives Revenue	Supports portfolio shift into a cognitive solutions and cloud platform company that will deliver the highest value opportunities for our clients and stockholders

	Operating Net Income	Measures our profit and operational success

	Operating Cash Flow*	Important measure of our ability to reinvest and return value to stockholders

PSU Program	Operating EPS	Measures operating profitability on a per share basis

	Free Cash Flow	Important measure of our ability to reinvest and return value to stockholders over multiple years

*Net Cash from Operating Activities, excluding Global Financing receivables.

IBM shares its financial model each year with investors in the context of its long-term strategy. Based on feedback from recent meetings with our investors, and to increase our transparency further, beginning this year, IBM is disclosing the performance attainment against targets for the most recent performance period, for both the Annual Incentive Program and the Performance Share Unit Program.

Annual Incentive Program

IBM sets business objectives at the beginning of each year, which are approved by the Board of Directors. The Compensation Committee and the Board of Directors review IBM’s annual business objectives and set the metrics and weightings for the annual program to reflect current business priorities. These objectives translate to targets for IBM and for each business unit for purposes of determining the target funding of the Annual Incentive Program. Performance against business objectives determines the actual total funding pool for the year, which can vary from 0% to 200% of total target incentives for all executives. At the end of the year, performance for IBM is assessed against these predetermined financial targets, which are updated to remove any impact of currency movement or the change in effective tax rate compared to plan. The metrics and weightings for 2017 and 2018, along with IBM’s results compared to financial targets for 2017, are listed below.

The financial targets may be adjusted for extraordinary events if recommended by the Chairman and CEO and approved by the Compensation Committee. This adjustment can be either up or down. For example, adjustments are usually made for large divestitures and acquisitions. In addition, the Chairman and CEO can recommend an adjustment, up or down, based on factors beyond IBM’s financial performance, for example, client experience, market share growth and workforce development. Taking such matters into account for 2017, no such adjustment was made. The Compensation Committee reviews the financial scoring and qualitative adjustments and approves the Annual Incentive Program funding level.

Financial Metrics	2017 Results	2017 % Attainment	Weight	Resulting Incentive Score*	+/-	Qualitative Adjustment	=	Final Score
Strategic Imperatives Revenue	$36.5B	99%	20%	100		0		100
Operating Net Income**	$12.9B	91%	40%
Operating Cash Flow**	$16.3B	101%	40%

* Based on AIP payout table.

** Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.

Once the total pool funding level has been approved, a lower-performing executive will receive as little as zero payout and the most exceptional performers (excluding the Chairman and CEO) are capped at three times their individual target incentive (payouts at this level are rare and only possible when IBM’s performance has also been exceptional). The Annual Incentive Program, which covers approximately 5,000 IBM executives, includes this individual cap at three times the individual target to ensure differentiated pay for performance. The Compensation Committee reviewed this plan feature and determined common market practice for the CEO is a cap of two times target. Therefore, beginning in 2018, the Compensation Committee has set the Chairman and CEO’s maximum incentive payment to two times the target amount. Since becoming CEO, Mrs. Rometty’s incentive payments have ranged from 0% to 108% of target.

Performance Share Unit Program

The Performance Share Unit (PSU) metrics for the 2015–2017 performance period were Operating EPS and Free Cash Flow, unchanged from previous years.

Targets are established at the beginning of each three-year performance period. These targets are based on IBM’s financial model, as shared with investors, and the Board-approved annual budget. The Committee’s longstanding practice is that the Company’s share repurchase activities have no effect on executive compensation. To formalize this practice, for Performance Share awards starting in 2016 and thereafter, actual operating EPS results are adjusted to remove the impact of any difference between the actual share count and the budgeted share count, while simultaneously ensuring that executive compensation targets are normalized for any planned buybacks that are incorporated into the Operating EPS target. Additionally, the scoring for the Performance Share Unit Program takes into account extraordinary events. For the 2015–2017 performance period, there were no such events.

At the end of each three-year performance period, the Compensation Committee approves the determination of actual performance relative to pre-established targets, and the number of Performance Share Units is adjusted up or down from 0% to 150%, based on the approved actual performance. There is no discretionary adjustment to the PSU program score.

The PSU score is calculated as a weighted average of results against targets for Operating EPS (70%) and Free Cash Flow (30%). The calculation is demonstrated in the table below, using the 2015–2017 performance period.

	Operating	Free Cash
2015–2017 Performance Period	EPS**	Flow**
3 Year Cumulative Performance	$42.31	$37.7B
% Attainment	84%	93%
Incentive Score	60	83
Weighting	70%	30%
Final Score	67

** Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics. 2015–2016 free cash flow results as originally reported, prior to restatement for adoption of FASB guidance on stock-based compensation in 2017.

The graph below, which provides PSU payout history since 2014, demonstrates the rigor of our long-term performance goals.

PERFORMANCE SHARE UNIT PAYOUTS

Starting with the 2018–2020 PSU Program, a Relative Return on Invested Capital (ROIC) modifier has been added to the program design. The modifier is based on IBM’s ROIC performance over the three-year performance period, relative to the S&P 500 Index (excluding financial services companies due to lack of comparability) and the S&P Information Technology Index. This modifier reduces the score up to 20 points when performance falls below the S&P 500 Index median, and increases the score up to 20 points when IBM exceeds the median performance of both the S&P 500 Index and the S&P Information Technology Index. The modifier has no impact when IBM’s ROIC performance falls between the S&P 500 Index median and the S&P Information Technology Index median. The following graph illustrates how the modifier can affect the PSU score. In the event the weighted final score of Operating EPS and Free Cash Flow is 0, the ROIC modifier would not apply.

RELATIVE ROIC MODIFIER

Section 2: How and Why Compensation Decisions Are Made

At any level, compensation reflects an employee’s value to the business — market value of skills, individual contribution and business results. To be sure we appropriately assess the value of senior executives, IBM follows an evaluation process, described here in some detail:

1. Making Commitments

All IBM employees, including the Chairman and CEO and Senior Vice Presidents, develop goals, both qualitative and quantitative, that they seek to achieve in a particular year in support of the business. Beginning in 2016, IBM adopted a more nimble and real-time approach to managing employee performance. Employee’s performance goals are discussed with each individual’s manager regularly and updated as necessary throughout the year. The Chairman and CEO’s performance goals are reviewed directly by the Board of Directors. As part of this process, many factors are considered, including an understanding of the business risks associated with the performance goals.

2. Determining Compensation for the Chairman and CEO — Research, Recommendations and Review

The Chair of the Compensation Committee works directly with the Committee’s compensation consultant to provide a decision-making framework for use by the Committee in determining incentive plan payouts and setting target compensation opportunities for the Chairman and CEO. This framework considers the Chairman and CEO’s self-assessment of performance against commitments in the year, both qualitative and quantitative, and also considers progress against strategic objectives, an analysis of IBM’s total performance over a multi-year period, a competitive benchmark analysis, and other relevant information. The Committee considers all of this information in developing its recommendations, which are then presented to the independent members of the IBM Board of Directors for further review, discussion and final approval.

3. Determining Compensation for Senior Vice Presidents

Evaluation of Results by the Chairman and CEO

Employees at all levels, including executives, work with their managers throughout the year to evaluate their own results against their stated goals.

The self-assessments of the Senior Vice Presidents are reviewed by the Senior Vice President of Human Resources (SVP HR) and the Chairman and CEO, who evaluate the information, along with the following:

•        Comparisons to market compensation levels for cash compensation and total direct compensation;

•        Potential for future roles within IBM; and

•        Total compensation levels relative to internal peers before and after any recommendations.

Following this in-depth review and in consultation with the SVP HR, the Chairman and CEO makes compensation recommendations to the Compensation Committee based on an evaluation of each Senior Vice President’s performance and expectations for the coming year.

Evaluation of Results by the Compensation Committee

The Compensation Committee decides whether to approve or adjust the Chairman and CEO’s recommendations for the Senior Vice Presidents.

The Committee evaluates all of the factors considered by the Chairman and CEO and reviews compensation summaries that tally the dollar value of all compensation and related programs, including salary, annual incentive, long-term compensation, deferred compensation, retention payments and pension benefits. These summaries provide the Committee with an understanding of how their decisions affect other compensation elements and the impact that separation of employment or retirement will have.

4. Ensuring Competitive Pay — Approach to Benchmarking

IBM participates in several executive compensation surveys that provide general trend information and details on levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives, and mix of cash and stock-based pay. Given the battle for talent that exists in our industry, the benchmark companies that are used by the Compensation Committee to guide its decision making have included a broad range of key information technology companies, to help us identify trends in the industry. We also include companies outside our industry, with stature, size and complexity that approximate our own, in recognition of the fact that competition for senior management talent is not limited to our industry. The surveys and benchmark data are supplemented by input from the Compensation Committee’s outside consultant on factors such as recent market trends. The Committee reviews and approves this list annually.

The Compensation Committee re-examined the benchmark group for 2017 and determined that companies which meet the following criteria should be included in the 2017 benchmark group:

•        Companies in the technology industry with revenue that exceeds $15 billion, plus

•        Additional companies (up to two per industry if available) in industries other than technology, with revenue that exceeds $40 billion and that have a global complexity similar to IBM.

For 2017 compensation decisions, the Committee approved the following benchmark group using the criteria above and reflecting changes in the corporate structure of certain competitors.

2017 BENCHMARK GROUP:

Accenture	Dow Chemical	Oracle

Alphabet	ExxonMobil	PepsiCo

Amazon.com	Ford	Pfizer

Apple	General Electric	United Technologies

AT&T	Hewlett Packard Enterprise	UPS

Boeing	HP Inc.	Verizon

Caterpillar	Intel	Xerox (removed from 2018 group)

Chevron	Johnson & Johnson

Cisco Systems	Microsoft

For 2018 compensation decisions, the Committee approved the same benchmark group with one change. Xerox was removed from the 2018 benchmark group given recent changes in its corporate structure.

The data from compensation surveys and related sources form the primary external view of the market. In consideration of size and complexity, IBM’s philosophy is to generally target the 50th percentile of the market for cash and total compensation. Owing to the size and scope of our business overall, some roles are compared to a size-adjusted market rate.

For individual compensation decisions, the benchmark information is used together with an internal view of individual performance relative to other executives and recognizing that the skills and experience of our senior executives are highly sought after by other companies and, in particular, by IBM’s competitors. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual named executive officer may be higher or lower than the target reference point of the relevant benchmark group.

5. Compensation Committee Consultant

The Committee enters into a consulting agreement with its outside compensation consultant on an annual basis. In July 2017, the Committee retained Semler Brossy Consulting Group, LLC (Semler Brossy) as its compensation consultant to advise the Committee on market practices and specific IBM policies and programs. Semler Brossy reports directly to the Compensation Committee Chairman and takes direction from the Committee. The consultant’s work for the Committee includes data analyses, market assessments and preparation of related reports. From time to time, the Committee seeks the views of the consultant on items such as incentive program design and market practices. The work done by Semler Brossy for the Committee is documented in a formal agreement which is executed by the consultant and the Committee. Semler Brossy does not perform any other work for IBM, other than services provided to IBM’s Directors and Corporate Governance Committee. The Committee previously retained Frederic W. Cook & Co., Inc. (FW Cook). The Committee determined that there is no conflict of interest with regard to either Semler Brossy or FW Cook.

The Compensation Committee made recommendations for Mrs. Rometty’s 2017 and 2018 compensation following the process and using the pay components described above.

2017 Annual Incentive Decision for the Chairman and CEO

For 2017 performance, the Board approved an annual incentive payment of $5.1 million for Mrs. Rometty, which represented 102% of her target opportunity.

In addition to overall IBM 2017 revenue performance of $79.1B and pre-tax income of $11.4B, the Compensation Committee noted the following achievements for Mrs. Rometty, all of which are clear sign posts of the successful business portfolio shift:

• Achieved critical mass with IBM’s Strategic Imperatives — cloud, analytics, mobile, social and security. Grew revenue to $36.5 billion and represented 46% of IBM’s total revenue.

• Strengthened Watson as the premier AI platform for business. Continued to extend the reach of Watson on the IBM Cloud to clients, developers, partners and users, touching one billion people in 2017.

• Solidified the IBM Cloud as a global leader for enterprise, with $17 billion in revenue and exited the fourth quarter with an as-a-service annual run rate of more than $10 billion.

• Continued to modernize our enduring Systems platforms. IBM Z delivered the highest shipped MIPS (millions of instructions per second) in history, demonstrating strong demand for the world’s first system capable of pervasive encryption with no performance degradation. Storage revenue grew every quarter in 2017 for the first time since 2010 and Power systems returned to growth in 4Q with the introduction of Power 9.

• Established IBM as the clear leader in quantum computing. Created the world’s first 50 qubit system and launched Q Network on the IBM Cloud which made quantum capabilities available to more than 70,000 users for experimentation and testing.

• Achieved global leadership in blockchain. Established blockchain projects with hundreds of clients, including collaborating on 35 active blockchain networks with clients such as Walmart, Maersk and The Depository Trust & Clearing Corporation (DTCC).

• Repositioned IBM Services to capitalize on market trends. Returned consulting business to growth in the second half of 2017, but fell short of growth objectives for the year. Grew total services backlog for the year, with an improved trajectory entering into 2018.

• Led the world for the 25th consecutive year in U.S. patents earned, set a new record with more than 9,000 patents. Nearly half of those patents were in new areas such as AI, cloud, security, blockchain, and quantum computing that will power the business for years to come.

• Drove significant business productivity through continued global support transformation, automation and the deployment of cognitive solutions across IBM. Positioned IBM for future growth by realigning workforce skills with the new portfolio and strengthening all levels of management.

• Continued to enhance the all inclusive culture of IBM. Improved executive representation in both female and under represented minorities.

Finally, the payout took into consideration Mrs. Rometty’s outstanding personal leadership in infusing new executive talent across the Company, developing the next generation of leaders, and assuming industry leadership on several key issues, including setting new global standards for data responsibility and stewardship and preparing the future workforce for “new collar” work.

2018 Compensation Decisions for the Chairman and CEO

For 2018, the independent members of the Board made no change to Mrs. Rometty’s base salary or target annual incentive, and reduced the maximum potential payout for her annual incentive from 3X target to 2X target, to align more closely with common market practice. She was granted an annual long-term incentive award valued at $13.3 million, flat compared to the prior two years. This grant is comprised 65% of 2018–2020 Performance Share Units and 35% of Restricted Stock Units. For 2018, 69% of Mrs. Rometty’s annual total target compensation is tied to performance-based incentives.

2017 Annual Incentive Decisions for Mr. Schroeter, Dr. Kelly, Mr. Clementi and Mr. Kavanaugh

The Compensation Committee also made decisions for the following named executive officers, noting overall corporate performance as described in the Business Highlights and Executive Summary and the following key points:

Martin J. Schroeter

Senior Vice President and Chief Financial Officer*

•        Drove continued transformation and strong return to shareholders, expanded Operating PTI margins**, grew free cash flow (excluding Global Financing receivables)** and maintained strong ROIC.

•        Returned $9.8 billion — about 75% of free cash flow — to shareholders, including an increase to the dividend for the 22nd consecutive year.

•        Grew IBM Global Financing assets by double digits year to year, while increasing return on equity to 33%.

John E. Kelly III

Senior Vice President, IBM Cognitive Solutions & IBM Research

•        Strengthened Watson as the premier AI platform for business, touching one billion people in 2017.

•        Grew IBM Security to over $3B of revenue, up 55% YTY.

•        Achieved #1 in patents for the 25th consecutive year, setting a new record of more than 9,000 patents. Nearly half of those patents were in new areas such as AI, cloud, security, blockchain and quantum computing that will power the business for years to come.

•        Missed full year profit objective for Cognitive Solutions.

Erich Clementi

Senior Vice President, IBM Global Markets*

•        Maintained IBM’s global leadership in enterprise cloud with all of the top ten global banks, nine of the top ten retailers and eight of the top ten airlines as IBM Cloud as-a-Service clients.

•        Enabled IBM to deliver $36.5 billion of Strategic Imperatives revenue, up 11%, with strong contributions from IBM’s two biggest geographic markets.

•        Returned North America, IBM’s biggest geographic market, to revenue growth in 4Q, but missed full year growth objective.

James J. Kavanaugh

Senior Vice President, Finance and Operations*

•        Drove significant productivity savings through work redesign and the deployment of cognitive solutions across IBM’s internal operations.

•        Strengthened IBM as a top-tier IT provider through initiatives to transform and enhance the client experience.

•        Drove cognitive throughout IBM’s internal operations, making IBM the showcase of a cognitive enterprise.

* In January 2018, Mr. Schroeter became Senior Vice President, IBM Global Markets, Mr. Clementi became Senior Vice President, IBM Global Integrated Accounts, and Mr. Kavanaugh became Senior Vice President and Chief Financial Officer.

** Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.

Following the process outlined above and based on business and individual performance, the Compensation Committee approved the 2017 annual incentive payouts below for these named executive officers:

Name	2017 Annual Incentive Payouts
M.J. Schroeter	$1,181,000
J.E. Kelly III	861,000
E. Clementi	869,840
J.J. Kavanaugh	919,000

Taking into consideration the actual salary, annual incentive payout, vested restricted stock units and long-term incentive award for the period 2015–2017, these named executive officers earned from 76%–81% of their annual total target compensation in 2017.

2018 Compensation Decisions for Mr. Schroeter, Dr. Kelly, Mr. Clementi and Mr. Kavanaugh

The Committee also approved the following compensation elements for 2018: base salary, annual incentive target, Performance Share Unit (PSU) and Restricted Stock Unit (RSU) grants under the Long-Term Performance Plan. For Long-Term Incentive Plan grants beginning in 2016, the mix of vehicles is now set at 65% PSUs and 35% RSUs, to align better with market practice. This mix provides competitive pay, while at the same time ensuring a strong link between pay and performance, and creates a better balance relative to peers with which we compete for talent. For 2018, based on the compensation decisions detailed below at target, 63% of the NEOs’ (excluding the Chairman and CEO) pay is at risk.

63% of the NEOs’, excluding the Chairman and CEO, annual total target compensation is at risk.

	2018 Cash(1)		2018 Long-Term Incentive Awards(2)
Name	Salary Rate	Annual Incentive Target	Performance Share Units	Restricted Stock Units
M.J. Schroeter	$936,000	$1,264,000	$3,900,000	$2,100,000
J.E. Kelly III	868,000	1,172,000	3,705,000	1,995,000
E. Clementi	777,000	1,048,000	3,575,000	1,925,000
J.J. Kavanaugh	745,000	1,005,000	3,412,500	1,837,500

(1)    For Mr. Schroeter, Dr. Kelly, Mr. Clementi and Mr. Kavanaugh the 2018 salary rates will be effective July 1, 2018 and the 2018 annual incentive targets were effective January 1, 2018.

(2)    PSUs and RSUs will be granted on June 8, 2018 to the named executive officers, including the Chairman and CEO. The actual number of units granted on this date will be determined by dividing the value shown above by a predetermined, formulaic planning price for the second quarter 2018. The performance period for the PSUs ends December 31, 2020, and the award will pay out in February 2021. The restricted stock units will vest 25% per year on each anniversary of the date of grant.

Section 3: Additional Information

Compensation Program as it Relates to Risk

IBM management, the Compensation Committee and the Committee’s outside consultant review IBM’s compensation policies and practices, with a focus on incentive programs, to ensure that they do not encourage excessive risk taking. This review includes the cash incentive programs and the long-term incentive plans that cover all executives and employees. Based on this comprehensive review, we concluded that our compensation program does not encourage excessive risk taking for the following reasons:

•          Our programs appropriately balance short- and long-term incentives, with approximately 71% of 2018 annual total target compensation for the Chairman and CEO and Senior Vice Presidents as a group provided in equity.

•          Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.

•          Our incentive plans include a profit metric as a significant component of performance to promote disciplined progress toward financial goals. None of IBM’s incentive plans are based solely on signings or revenue targets, which mitigates the risk of employees focusing exclusively on the short term.

•          Qualitative factors beyond the quantitative financial metrics are a key consideration in the determination of individual executive compensation payments. How our executives achieve their financial results, integrate across lines of business and demonstrate leadership consistent with IBM values are key to individual compensation decisions.

•          As explained in the 2017 Potential Payments Upon Termination Narrative, we further strengthened our retirement policies on equity grants for our senior leaders beginning in 2009 to ensure that the long-term interests of IBM continue to be the focus even as these executives approach retirement.

•          Our stock ownership guidelines require that the Chairman and CEO and each Senior Vice President hold a significant amount of IBM equity to further align their interests with stockholders over the long term.

•          IBM has a policy that requires a clawback of cash incentive payments in the event that an executive officer’s conduct leads to a restatement of IBM’s financial results. Likewise, IBM’s equity plan has a clawback provision which states that awards may be cancelled and certain gains repaid if an employee engages in activity that is detrimental to IBM. To further reinforce our commitment to ethical conduct, the IBM Excess 401(k) Plus Plan allows the clawback of certain IBM contributions if a participant engages in activity that is detrimental to IBM.

We are confident that our compensation program is aligned with the interests of our stockholders, rewards for performance and represents strong executive compensation governance practices.

Equity Award Practices

Under IBM’s long-standing practices and policies, all equity awards are approved before or on the date of grant. The exercise price of at-the-money stock options is the average of the high and low market price on the date of grant or, in the case of premium-priced stock options, for example, 10% above that average, or as specified by the Compensation Committee.

The approval process specifies the individual receiving the grant, the number of units or the value of the award, the exercise price or formula for determining the exercise price, and the date of grant. In the case of planned grant value, the number of shares granted are determined by dividing the planned value by the predetermined, formulaic planning price in effect for the quarter. IBM’s planning price is computed each quarter using a consistent statistical forecasting procedure based on historical IBM stock price data. IBM uses the quarterly planning price to aid in establishing the overall size of the equity plan and to give more consistency across equity grants made at different points in the quarter.

As with all compensation decisions, the independent members of the Board approve all equity awards for the Chairman and CEO and ratify all equity awards for the Chief Financial Officer. In addition, all equity awards for Senior Vice Presidents are approved by the Compensation Committee. All equity awards for employees other than the Chairman and CEO and Senior Vice Presidents are approved by the Chairman and CEO and Senior Vice Presidents pursuant to a series of delegations that were approved by the Compensation Committee, and the grants made pursuant to these delegations are reviewed periodically with the Committee.

Equity awards granted as part of annual total compensation for senior leaders and other employees are made on specific cycle dates scheduled in advance. IBM’s policy for new hires and promotions requires approval of any awards before or on the grant date, which is typically the date of the promotion or hire.

IBM does not have any plans, programs or agreements that would provide any payments to any of the named executive officers upon a change in control of IBM, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer.

Ethical Conduct

Every executive is held accountable to comply with IBM’s high ethical standards: IBM’s Values, including “Trust and Personal Responsibility in all Relationships,” and IBM’s Business Conduct Guidelines. This responsibility is reflected in each executive’s performance goals, and is reinforced through each executive’s annual certification to the IBM Business Conduct Guidelines. An executive’s compensation, including annual cash incentive payments, is tied to compliance with these standards; compliance is also a condition of IBM employment for each executive.

IBM’s equity plans and agreements have a clawback provision — awards may be cancelled and certain gains repaid if an employee engages in activity that is detrimental to IBM, such as violating IBM’s Business Conduct Guidelines, disclosing confidential information or performing services for a competitor. To further reinforce our commitment to ethical conduct, the Excess 401(k) Plus Plan allows the clawback of certain IBM contributions if a participant engages in activity that is detrimental to IBM.

In addition, approximately 2,000 of our key executives (including each of the named executive officers) have agreed to a noncompetition, nonsolicitation agreement that prevents them from working for certain competitors within 12 months of leaving IBM or soliciting employees within two years of leaving IBM.

The Committee has also implemented the following policy for the clawback of cash incentive payments in the event an executive officer’s conduct leads to a restatement of IBM’s financial results:

To the extent permitted by governing law, IBM will seek to recoup any bonus or incentive paid to any executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement; (ii) the Board determines that such officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the officer based upon the restated financial results.

Hedging and Pledging Practices

IBM has two senior leadership teams: the Performance Team and the Acceleration Team, formerly the Growth and Transformation Team. The Performance Team consists of approximately 70 of our senior leaders who run IBM business units and geographies and includes the Chairman and CEO and each Senior Vice President. The team is accountable for business performance and the development of cross-unit strategies. The Acceleration Team, which includes all members of the Performance Team, consists of a select group of approximately 350 executives. This team is charged with accelerating IBM’s growth through leadership initiatives to engage their teams and promote innovation, speed and simplicity in service of our clients.

IBM does not allow any member of the Acceleration Team, including any named executive officer, to hedge the economic risk of their ownership of IBM securities, which includes entering into any derivative transaction on IBM stock (e.g., any short-sale, forward, option, collar). Further, IBM does not allow any member of the Acceleration Team to pledge IBM securities at any time, which includes having IBM stock in a margin account or using IBM stock as collateral for a loan.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to IBM’s covered employees. Until the Tax Cut and Jobs Act was signed into law on December 22, 2017, performance-based compensation was deductible, even if it caused the covered employee to have compensation in excess of $1 million. The Tax Cut and Jobs Act eliminated this performance-based compensation deduction going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. This means that certain outstanding performance-based compensation may continue to be deductible under Section 162(m), but that all compensation after November 2, 2017, will be subject to the $1 million cap on deductibility. IBM will seek deductions for compensation under the transition relief consistent with applicable law. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Effective for 2017, a covered employee under Section 162(m) is the CEO, the CFO (who previously was not included) and each of the other three highest-paid executive officers.

Based on applicable tax regulations in effect prior to the Tax Cut and Jobs Act, for the performance-based compensation exception, taxable compensation derived from certain stock appreciation rights and from the exercise of stock options by Senior Vice Presidents under IBM’s Long-Term Performance Plans should qualify as performance-based. The IBM Excess 401(k) Plus Plan permits an executive officer who is subject to Section 162(m) and whose salary and incentive compensation is above $1 million to defer payment of a sufficient amount of the salary and incentive compensation to bring it below the Section 162(m) limit. In 1999, IBM’s stockholders approved the terms under which IBM’s annual and long-term performance incentive awards should qualify as performance-based. In 2014, as required by the Internal Revenue Code, the stockholders approved the material terms of the performance criteria under which long-term performance incentive awards should qualify as performance-based. These terms did not preclude the Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under Section 162(m), which may have been appropriate to retain and motivate key executives.

Although this tax deduction for performance-based compensation has been eliminated, IBM believes that a strong link between pay and performance is critical to align executive and shareholder interests. Going forward, IBM and the Committee will continue to ensure that a significant portion of pay for our Senior Vice Presidents, including the Chairman and CEO, is at risk and subject to the attainment of performance goals.

2017 Summary Compensation Table Narrative

Salary (Column (c))

Amounts shown in the salary column reflect the salary amount paid to each named executive officer during 2017.

•          IBM reviews salaries for each named executive officer annually during a common review cycle. Mrs. Rometty’s salary rate was effective July 1, 2016. The salary rates for the other named executive officers took effect on July 1, 2017.

Bonus (Column (d))

No bonuses were awarded to the named executive officers in the years shown in the 2017 Summary Compensation Table. Payments under the IBM Annual Incentive Program are included under column (g) (Non-Equity Incentive Plan Compensation).

Stock Awards (Column (e))

The amounts shown are the aggregate grant date fair values of Performance Share Units (PSUs), Restricted Stock Units (RSUs) and Retention Restricted Stock Units (RRSUs) granted in each fiscal year shown, computed in accordance with accounting guidance (excluding any risk of forfeiture as per SEC regulations). The values shown for the PSUs are calculated at the Target number, as described below. The values shown for the PSUs, RSUs and RRSUs reflect an adjustment for the exclusion of dividend equivalents.

Performance Share Units (PSUs)

The following describes the material terms and conditions of PSUs as reported in the column titled Stock Awards (column (e)) in the 2017 Summary Compensation Table and in the 2017 Grants of Plan-Based Awards Table under the heading Estimated Future Payouts Under Equity Incentive Plan Awards (columns (f), (g) and (h)).

General Terms

•        One PSU is equivalent in value to one share of IBM common stock.

•        Executive officers are awarded a number of PSUs during the first year of the three-year performance period. PSUs are generally paid out in IBM common stock after the three-year performance period.

•        Performance targets are set at the beginning of the three-year performance period and approved by the Compensation Committee (for example, targets for the 2015–2017 performance period were set for cumulative three-year attainment in operating earnings per share and free cash flow in the beginning of 2015).

•        At the end of the three-year performance period, the Compensation Committee approves the determination of actual performance relative to pre-established targets, and the number of PSUs is adjusted up or down based on the approved actual performance. Beginning with the 2018–2020 performance period, the number of PSUs that pay out may be modified further based on IBM’s ROIC performance relative to broader market indices. For more information about this ROIC modifier, please refer to the description of our Performance Share Unit Program in Section 1 of the 2017 Compensation Discussion and Analysis.

•        PSUs granted to U.S. executives vest on December 31 of the end of the performance period. Payout for all PSUs is in the February following the end of the performance period.

•        There are no dividends or dividend equivalents paid on PSUs.

Vesting and Payout Calculations

•        The performance period for the awards granted in 2017 is January 1, 2017 through December 31, 2019, and the awards will pay out in February 2020. PSU awards granted in 2017 will be adjusted for performance, as described below.

•        Outstanding PSUs are typically cancelled if the executive’s employment is terminated. See the 2017 Potential Payments Upon Termination Narrative for information on payout of unvested PSUs upon certain terminations.

•        Payout will not be made for performance below the thresholds, as described below.

•        See Section 1 of the 2017 Compensation Discussion and Analysis for information on performance targets for the PSU program.

Threshold Number (listed in column (f) of the 2017 Grants of Plan Based Awards Table):

–       The Threshold number of PSUs is 25% of the Target number.

–       The Threshold number of PSUs will be earned for achievement of 70% of both business objectives (operating earnings per share and free cash flow).

–       If only the cumulative operating earnings per share target is met at the Threshold level (and the free cash flow target is not met), the number of PSUs earned would be 70% of the Threshold number.

–       If only the cumulative free cash flow target is met at the Threshold level (and the operating earnings per share target is not met), the number of PSUs earned would be 30% of the Threshold number.

Target Number (listed in column (g) of the 2017 Grants of Plan-Based Awards Table):

–       The Target number of PSUs will be earned if 100% of the objectives are achieved.

Maximum Number (listed in column (h) of the 2017 Grants of Plan-Based Awards Table):

–       The Maximum number of PSUs is 150% of the Target number.

–       The Maximum number of PSUs will be earned for achieving 120% of both business objectives.

Restricted Stock Units (RSUs)

RSUs may include RRSUs. In 2017, RSUs, but not RRSUs, were granted to all named executive officers. RRSUs granted in previous years to any named executive officer and outstanding at the end of 2017 are included in the 2017 Outstanding Equity Awards at Fiscal Year-End Table.

General Terms

•        One RSU or RRSU is equivalent in value to one share of IBM common stock. RSUs and RRSUs are generally paid out in IBM common stock at vesting.

•        Dividend equivalents are not paid on RSUs or RRSUs granted on or after January 1, 2008.

Vesting and Payout

•        RSUs typically fully vest in four years, with 25% vesting each year.

•        RRSUs typically fully vest in a two to five year period. These awards are typically given to select senior executives for the purpose of providing additional value to retain the executive through the vesting date.

•        Payout of RSUs and RRSUs at each vesting date is typically contingent on the recipient remaining employed by IBM through that vesting date. See the 2017 Potential Payments Upon Termination Narrative for information on payout of unvested RSUs upon certain terminations.

•        All deferred shares, comprised of shares that were deferred by the participant (Deferred IBM Shares), in the 2017 Nonqualified Deferred Compensation Table may include certain previously-granted RRSUs. Executives have not been allowed to defer payment of RSUs.

Option Awards (Column (f))

There were no option awards granted to the named executive officers in the years shown in the 2017 Summary Compensation Table, except for Mrs. Rometty. On January 26, 2016, Mrs. Rometty was granted a one-time award of 1.5 million nonqualified stock options that vest three years from the date of grant, is exercisable in four equal tranches at premium prices of 105%, 110%, 115% and 125% of the average of the high and low prices of IBM common stock on the date of grant, and expires 10 years from the date of grant.

Non-Equity Incentive Plan Compensation (Column (g))

Amounts in this column represent payments under IBM’s Annual Incentive Program (AIP).

General Terms

•        All named executive officers participate in this program. The performance period is the fiscal year (January 1 through December 31).

•        See Section 1 of the 2017 Compensation Discussion and Analysis for information on performance targets for AIP.

Payout Range

•        Mrs. Rometty had a target of $5 million for 2017. The other named executive officers had targets of 135% of their salary rate for 2017. See column (d) of the 2017 Grants of Plan-Based Awards Table for the target payout.

•        Threshold payout for each named executive officer is $0 (see column (c) of the 2017 Grants of Plan-Based Awards Table).

•        Maximum payout for each named executive officer is three times the target (see column (e) of the 2017 Grants of Plan-Based Awards Table). Beginning in 2018, maximum payout opportunity for only the Chairman and CEO is reduced to two times the target.

Vesting and Payout

•        In addition to performance against corporate-wide and business unit goals, which determine the funding pool for the year, individual performance against commitments set at the beginning of the year determine payout amounts.

•        An executive generally must be employed by IBM at the end of the performance period in order to be eligible to receive an AIP payout. At the discretion of appropriate senior management, the Compensation Committee, or the Board, an executive may receive a prorated payout of AIP upon retirement.

•        AIP payouts earned during the performance period are paid on or before March 15 of the year following the end of such period.

Change in Retention Plan Value (Column (h))

•        For Mrs. Rometty, Dr. Kelly and Mr. Kavanaugh, amounts in the column titled Change in Retention Plan Value represent the annual change in Retention Plan Value from December 31, 2016 to December 31, 2017. Messrs. Schroeter and Clementi do not have a benefit under the Retention Plan.

•        See the 2017 Retention Plan Narrative for a description of the Retention Plan.

Change in Pension Value (Column (h))

•   Amounts in the column titled Change in Pension Value represent the annual change in Pension Value from December 31, 2016 to  December 31, 2017 for each eligible named executive officer.

•        See the 2017 Pension Benefits Narrative for a description of the applicable defined benefit pension plan. Mr. Clementi does not have a benefit under any IBM defined benefit pension plan.

Nonqualified Deferred Compensation Earnings (Column (h))

•        IBM does not pay above-market or preferential earnings on nonqualified deferred compensation.

•        See the 2017 Nonqualified Deferred Compensation Narrative for a description of the nonqualified deferred compensation plans in which the named executive officers participate.

All Other Compensation (Column (i))

Amounts in this column represent the following as applicable:

Tax Reimbursements

•        Amounts represent payments that IBM has made to the named executive officers to cover taxes incurred by them for certain business-related taxable expenses.

•        These expenses for a named executive officer may include: tax equalization payments related to international assignments, cost of family travel to and attendance at business-related events, business-related local lodging and incidental expenses, and business-related ground transportation expenses (see Ground Transportation below).

IBM Contributions to Defined Contribution Plans

•        Amounts represent IBM matching and automatic contributions to the individual accounts for each named executive officer.

•        Under IBM’s 401(k) Plus Plan, participants hired or rehired by IBM U.S. before January 1, 2005, including Mrs. Rometty, Dr. Kelly and Mr. Kavanaugh, are eligible to receive matching contributions up to 6% of eligible compensation. Participants hired or rehired by IBM U.S. on or after January 1, 2005, including Messrs. Schroeter and Clementi, who complete the plan’s service requirement, are generally eligible for up to 5% matching contributions. A participant’s hire/rehire date is measured by a participant’s most recent U.S. hire date. Mr. Schroeter rejoined IBM U.S. in 2011 after working for IBM Australia from April 1, 2005 to June 30, 2011. Mr. Clementi joined IBM U.S. in 2009 after working for IBM Italy since 1984. In addition, for all eligible participants, IBM makes automatic contributions equal to a certain percentage of eligible compensation, which generally depends on the participant’s pension plan eligibility on December 31, 2007. In 2017, the automatic contribution percentage was 4% for Mrs. Rometty; 2% for Dr. Kelly and Mr. Kavanaugh; and 1% for Messrs. Schroeter and Clementi.

•        Under IBM’s Excess 401(k) Plus Plan, IBM makes matching contributions equal to a percentage of the sum of (i) the amount the participant elects to defer under the Excess 401(k) Plus Plan, and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. Participants hired or rehired by IBM U.S. before January 1, 2005, including Mrs. Rometty, Dr. Kelly and Mr. Kavanaugh, are eligible to receive matching contributions up to 6% of eligible compensation. Participants hired or rehired by IBM U.S. on or after January 1, 2005, including Messrs. Schroeter and Clementi, who complete the plan’s service requirement, are eligible for up to 5% matching contributions. In addition, for all eligible participants, IBM makes automatic contributions equal to a percentage of the sum of (i) the amount the participant elects to defer under the Excess 401(k) Plus Plan, and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. The automatic contribution percentage generally depends on the participant’s pension plan eligibility on December 31, 2007, and in 2017, the automatic contribution percentage was 4% for Mrs. Rometty; 2% for Dr. Kelly and Mr. Kavanaugh; and 1% for Messrs. Schroeter and Clementi.

•        For purposes of calculating the matching contribution and the automatic contribution under the 401(k) Plus Plan, the participant’s eligible compensation excludes the amount the participant elects to defer under the Excess 401(k) Plus Plan.

•        See the 2017 Nonqualified Deferred Compensation Narrative for additional details on the nonqualified deferred compensation plans.

Life and Travel Accident Insurance Premiums

•        Amounts represent insurance premiums paid by IBM on behalf of the named executive officers.

•        These executive officers are covered by life insurance policies under the same terms as other U.S. full-time regular employees.

•        Life insurance for executives hired or rehired by IBM U.S. before January 1, 2004, including Mrs. Rometty, Dr. Kelly and Mr. Kavanaugh, is two times salary plus annual incentive program target, with a maximum coverage amount of $2,000,000. Life insurance for executives hired or rehired by IBM U.S. on or after January 1, 2004, including Messrs. Schroeter and Clementi, is one times salary plus annual incentive program target, with a maximum coverage of $1,000,000.

•        In addition, IBM provides Travel Accident Insurance for most employees in connection with business travel. Travel Accident Insurance for all eligible employees and executives is up to five times salary plus annual incentive target with a maximum coverage amount of $15,000,000.

Perquisites

The following describes perquisites (and their aggregate incremental cost calculations) provided to the named executive officers in 2017.

Personal Financial Planning

In 2017, IBM offered financial planning services with coverage generally up to $15,000 annually for senior U.S. executives, including each named executive officer.

Personal Travel on Company Aircraft

General Information

•        Amounts represent the aggregate incremental cost to IBM for travel not directly related to IBM business.

•        IBM’s security practices provide that all air travel by the Chairman and CEO, including personal travel, be on Company aircraft. The aggregate incremental cost for Mrs. Rometty’s personal travel is included in column (i) of the 2017 Summary Compensation Table. These amounts also include the aggregate incremental cost, if any, of travel by her family members or other guests on both business and non-business occasions.

•        Additionally, personal travel or commutation in 2017 on Company aircraft by named executive officers other than Mrs. Rometty, and the aggregate incremental cost, if any, of travel by the officer’s family or other guests when accompanying the officer on both business and non-business occasions is also included.

•        Also, from time to time, named executive officers who are members of the boards of directors of certain other companies and non-profit organizations travel on Company aircraft to those outside board meetings. These amounts may include travel related to participation on these outside boards.

•        Any aircraft travel by named executive officers for an annual physical under the corporate wellness program is included in these amounts.

Aggregate Incremental Cost Calculation

•        The aggregate incremental cost for the use of Company aircraft for personal travel, including travel to outside boards, is calculated by multiplying the hourly variable maintenance cost rate for the specific aircraft by the number of flight hours used, plus the actual costs for fuel, parking, landing fees, crew expenses and catering.

•        The maintenance rate for each aircraft is periodically reviewed by IBM’s flight operations team and adjusted as necessary to reflect changes in costs.

•        The aggregate incremental cost includes deadhead flights (i.e., empty flights to and from the IBM hangar or any other location).

•        The aggregate incremental cost for any charter flights is the full cost to IBM of the charter.

Ground Transportation

General Information

•        IBM’s security practices provide that the Chairman and CEO be driven to and from work by IBM personnel in a car leased by IBM or by an authorized car service.

•        In addition, under IBM’s security practices, the Chairman and CEO may use a Company-leased car with an IBM driver or an authorized car service for non-business occasions. Further, the family of the Chairman and CEO may use a Company-leased car with an IBM driver or an authorized car service on non-business occasions or when accompanying the Chairman and CEO on business occasions.

•        Other named executive officers may use a Company-leased car with an IBM driver or an authorized car service for business-related transportation, travel to outside board meetings, and an annual executive physical under IBM’s corporate wellness program. Family members and other guests may accompany named executive officers other than the Chairman and CEO in a Company-leased car with an IBM driver or an authorized car service on these occasions.

•        Amounts reflect the aggregate incremental cost, if any, for the above-referenced items.

Aggregate Incremental Cost Calculation

•        The incremental cost for the Company-leased car with an IBM driver or an authorized car service for commutation and non-business events is calculated by multiplying the variable rate by the applicable driving time. The variable rate includes a driver’s salary and overtime payments, plus a cost per mile calculation based on fuel and maintenance expense.

•        The incremental cost for an authorized car service is the full cost to IBM for such service.

Personal Security

General Information

•        Under IBM’s security practices, IBM provides security personnel for the Chairman and CEO on certain non-business occasions and for the family of the Chairman and CEO on certain non-business occasions or when accompanying her on business occasions.

•        Amounts include the aggregate incremental cost, if any, of security personnel for those occasions.

•        In addition, amounts also include the cost of home security systems and monitoring for the Chairman and CEO and any other named executive officers, if applicable.

Aggregate Incremental Cost Calculation

•        The aggregate incremental cost for security personnel is the cost of any commercial airfare to and from the destination, hotels, meals, car services, and salary and travel expenses of any additional subcontracted personnel if needed.

•        The aggregate incremental cost for installation, maintenance and monitoring services for home security systems reflects the full cost to IBM for these items.

Annual Executive Physical

•        IBM covers the cost of an annual executive physical for the named executive officers under IBM’s corporate wellness program.

•        Amounts represent any payments by IBM for the named executive officers under this program, if applicable.

Family Travel and Attendance at Business-Related Events

•        Business-related events attended by the named executive officers and their family members may include meetings, dinners and receptions with IBM’s clients, executive management or board members.

•        Amounts represent the aggregate incremental cost, if any, of travel and/or meals and entertainment for the family members of the named executive officers to attend business-related events.

Other Personal Expenses

•        Amounts represent the cost of meals and lodging for the named executive officers who traveled for their annual executive physical under IBM’s corporate wellness program.

•        Amounts also include expenses associated with participation on outside boards other than those disclosed as Personal Travel on Company Aircraft and Ground Transportation.

•        Amounts also include home office equipment, items relating to business events and administrative charges incurred by executives.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position (a) Year (b)								Nonqualified Deferred Compensation Earnings(5) ($) (h)
					Non-Equity Incentive Plan Compensation ($) (g)	Change in Retention Plan Value(3) ($) (h)	Change in Pension Value(4) ($) (h)
			Stock Awards(1) ($) (e)	Option Awards(2) ($) (f)					All Other Compensation(6)(7) ($) (i)
	Salary ($) (c)	Bonus ($) (d)								Total(8) ($) (j)

V.M. Rometty, Chairman, President and CEO
2017	$1,600,000	$0	$10,428,720	$0	$5,100,000	$79,951	$494,882	$0	$891,797	$18,595,350
2016	1,600,000	0	12,822,238	12,094,414	4,950,000	87,660	300,605	0	840,782	32,695,699
2015	1,550,000	0	12,905,329	0	4,500,000	0	0	0	866,621	19,821,950
M.J. Schroeter, Senior VP and CFO(9)
2017	$828,500	$0	$4,312,687	$0	$1,181,000	N/A	$11,436	$0	$138,538	$6,472,162
2016	754,000	0	4,820,379	0	1,046,430	N/A	6,227	0	173,159	6,800,195
2015	692,500	0	11,425,266	0	881,100	N/A	1,295	0	112,191	13,112,352
J.E. Kelly III, Senior VP, IBM Cognitive Solutions & IBM Research
2017	$830,500	$0	$4,312,687	$0	$861,000	$127,911	$70,056	$0	$240,339	$6,442,493
2016	754,500	0	5,302,514	0	927,350	0	66,423	0	240,583	7,291,370
2015	675,500	0	11,887,195	0	850,500	0	42,393	0	184,207	13,639,795
E. Clementi, Senior VP, IBM Global Markets(9)(10)
2017	$754,500	$0	$4,312,687	$0	$869,840	N/A	N/A	$0	$227,742	$6,164,769
2016	703,500	0	5,302,514	0	889,200	N/A	N/A	0	144,440	7,039,654
J.J. Kavanaugh, Senior VP, Finance and Operations(9)(10)
2017	$649,000	$0	$3,136,575	$0	$919,000	$11,766	$33,651	$0	$119,808	$4,869,800

Note: For assumptions used in determining the fair value of stock and option awards, see Note R (Stock-Based Compensation) to IBM’s 2017 Consolidated Financial Statements.

(1)       Amounts in this column reflect the total Performance Share Units (PSUs), Restricted Stock Units (RSUs), and Retention Restricted Stock Units (RRSUs). RRSUs were not awarded in 2016 or 2017.

Amounts include the aggregate grant date fair values of PSUs at the Target number (described in the 2017 Summary Compensation Table Narrative), calculated in accordance with accounting guidance; these amounts reflect an adjustment for the exclusion of dividend equivalents. At the Maximum number, these values for Mrs. Rometty would be: 2017: $10,168,002; 2016: $12,501,699; 2015: $19,357,994; for Mr. Schroeter: 2017: $4,204,970; 2016: $4,699,880; 2015: $6,549,863; for Dr. Kelly: 2017: $4,204,970; 2016: $5,169,993; 2015: $7,277,472; for Mr. Clementi: 2017: $4,204,970; 2016: $5,169,993; and for Mr. Kavanaugh: 2017: $3,058,222.

Amounts also include the aggregate grant date fair values of RSUs and RRSUs granted to Mrs. Rometty, Mr. Schroeter, Dr. Kelly, Mr. Clementi and Mr. Kavanaugh, if applicable, calculated in accordance with accounting guidance; these amounts reflect an adjustment for the exclusion of dividend equivalents.

(2)       There were no option awards granted to any of the named executive officers in the years shown in the 2017 Summary Compensation Table, except for Mrs. Rometty. In 2016, Mrs. Rometty was granted a one-time award of 1.5 million nonqualified stock options that vest three years from the date of grant, are exercisable in four equal tranches at premium prices of 105%, 110%, 115%, and 125% of the average of the high and low prices of IBM common stock on the date of grant.

(3)       Assumptions can be found immediately after the 2017 Retention Plan Table. Although accruals under the Retention Plan stopped on December 31, 2007, changes in Retention Plan Value can occur based on changes to participants’ ages and actuarial assumptions. For 2015, 2016 and 2017, Change in Retention Plan Value for the eligible named executive officers was due to their age, changes in the discount rate, interest crediting rate, and mortality table. The change in Retention Plan Value for the eligible named executive officers resulted in negative amounts in 2016 for Dr. Kelly $(7,649), and negative amounts in 2015 for Mrs. Rometty $(18,082) and for Dr. Kelly $(584,946).

(4)       Assumptions can be found immediately after the 2017 Pension Benefits Table. Although accruals under the IBM Personal Pension Plan stopped on December 31, 2007, changes in Pension Value can occur based on changes to participants’ ages and actuarial assumptions. For 2015, 2016 and 2017, Change in Pension Value for the named executive officers was due to their age, changes in the discount rate, interest crediting rate, and mortality table. For 2015, the change in Pension Value for the named executive officers resulted in the following negative amount for Mrs. Rometty: $(118,735).

(5)       IBM does not provide above-market or preferential earnings on deferred compensation. See the 2017 Nonqualified Deferred Compensation Narrative for information about deferred compensation.

(6)       Amounts in this column include the following for 2017: Mrs. Rometty: tax reimbursements of $21,833 and IBM contributions to defined contribution plans of $655,000; for Mr. Schroeter: IBM contributions to defined contribution plans of $112,496; for Dr. Kelly: tax reimbursements of $10,620 and IBM contributions to defined contribution plans of $140,628; for Mr. Clementi: tax reimbursements of $25,407 and IBM contributions to defined contribution plans of $98,622; and for Mr. Kavanaugh: IBM contributions to defined contribution plans of $114,700.

(7)       Amounts in this column also include the following perquisites for 2017: for Mrs. Rometty: personal financial planning, personal travel on Company aircraft of $177,491, ground transportation, personal security, annual executive physical, family attendance at business-related events, and other personal expenses; for Mr. Schroeter: personal financial planning, personal security, annual executive physical, family attendance at business-related events, and other personal expenses; for Dr. Kelly: personal financial planning, personal travel on Company aircraft of $67,269, ground transportation, personal security, annual executive physical, family attendance at business-related events, and other personal expenses; for Mr. Clementi: personal financial planning, personal travel on Company aircraft of $33,087, ground transportation, annual executive physical, family attendance at business-related events, and other personal expenses. See the 2017 Summary Compensation Table Narrative for a description and information about the aggregate incremental cost calculations for perquisites.

(8)       Amounts in this column reflect the total of the following columns: Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Retention Plan Value, Change in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Compensation.

(9)       In January 2018, Mr. Schroeter became Senior VP, IBM Global Markets, Mr. Clementi became Senior VP, IBM Global Integrated Accounts, and Mr. Kavanaugh became Senior VP and CFO.

(10)     Mr. Clementi was not a named executive officer in IBM’s 2016 Proxy Statement; therefore, this table does not provide 2015 data for him. Mr. Kavanaugh was not a named executive officer in IBM’s 2016 or 2017 Proxy Statements; therefore, this table does not provide 2015 or 2016 data for him.

2017 GRANTS OF PLAN- BASED AWARDS TABLE

									All Other	All Other
									Stock	Option			Grant
									Awards:	Awards:	Exercise	Closing	Date
						Estimated Future Payouts			Number of	Number of	or Base	Price	Fair Value of
			Estimated Future Payouts			Under Equity Incentive			Shares	Securities	Price of	on the	Stock and
Name		Compensation	Under Non-Equity Incentive Plan Awards			Plan Awards(2)			of Stock	Underlying	Option	NYSE on	Option
(a)		Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	Options	Awards	the Date	Awards(4)
Type of	Grant Date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	of Grant	($)
Award(1)	(b)	Date	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	($/Sh)	(l)
V.M. Rometty
AIP	N/A	01/31/2017	0	5,000,000	15,000,000
PSU	06/08/2017	01/31/2017				12,350	49,400	74,100					6,778,668
RSU	06/08/2017	01/31/2017							26,600				3,650,052
M.J. Schroeter
AIP	N/A	01/31/2017	0	1,181,000	3,543,000
PSU	06/08/2017	01/31/2017				5,107	20,429	30,644					2,803,267
RSU	06/08/2017	01/31/2017							11,000				1,509,420
J.E. Kelly III
AIP	N/A	01/31/2017	0	1,148,000	3,444,000
PSU	06/08/2017	01/31/2017				5,107	20,429	30,644					2,803,267
RSU	06/08/2017	01/31/2017							11,000				1,509,420
E. Clementi
AIP	N/A	01/31/2017	0	1,048,000	3,144,000
PSU	06/08/2017	01/31/2017				5,107	20,429	30,644					2,803,267
RSU	06/08/2017	01/31/2017							11,000				1,509,420
J.J. Kavanaugh
AIP	N/A	01/31/2017	0	919,000	2,757,000
PSU	06/08/2017	01/31/2017				3,715	14,858	22,287					2,038,815
RSU	06/08/2017	01/31/2017							8,000				1,097,760

(1)       Type of Award:

AIP = Annual Incentive Program
PSU = Performance Share Unit
RSU = Restricted Stock Unit

Each of these awards was granted under IBM’s 1999 Long-Term Performance Plan. See the 2017 Summary Compensation Table Narrative for additional information on these types of awards.

(2)       PSU awards will be adjusted based on performance and paid in February 2020.

(3)       RSU awards vest 25% on June 8, 2018, June 8, 2019, June 8, 2020, and June 8, 2021, provided that in each case, the named executive officer is an employee of IBM as of those dates unless they meet certain requirements to be eligible for continued vesting (see 2017 Potential Payments Upon Termination Narrative for a description of these eligibility requirements).

(4)       The amounts in this column reflect the aggregate grant date fair values of PSU and RSU awards calculated in accordance with accounting guidance. The values shown for the PSU awards are based on the Target number, as described in the 2017 Summary Compensation Table Narrative. The values shown for the PSUs and RSUs reflect an adjustment for the exclusion of dividend equivalents.

2017 Outstanding Equity Awards at Fiscal Year-End Narrative

Option Awards (Columns (b)–(f))

General Terms

•        In accordance with IBM’s Long-Term Performance Plan (LTPP), the exercise price of stock options is not less than the average of the high and low prices of IBM common stock on the New York Stock Exchange (NYSE) on the date of grant.

•        Options generally expire ten years after the date of grant.

•        The option recipient must remain employed by IBM through each vesting date in order to receive any potential payout value.

•        IBM has not granted any option awards that are Equity Incentive Plan Awards.

Premium-priced options

– Historically, the exercise price has been equal to 110% of the average of the high and low prices of IBM common stock on the NYSE on the date of grant and these options vested in four equal increments on the first four anniversaries of the grant date.

– The one-time premium-priced award granted to Mrs. Rometty on January 26, 2016 is exercisable in four equal tranches at premium prices of 105%, 110%, 115% and 125% of the average of the high and low prices of IBM common stock on the NYSE on the date of grant and will vest three years from the date of grant and expires 10 years from the date of grant.

Stock Awards (Columns (g)–(j))

Number of Shares or Units of Stock That Have Not Vested (Column (g))

The amounts in this column are the number of RSUs and RRSUs that were outstanding as of December 31, 2017.

Market Value of Shares or Units of Stock That Have Not Vested (Column (h))

The amounts in this column are the value of RSU and RRSU awards disclosed in column (g), calculated by multiplying the number of units by the closing price of IBM stock on the last business day of the 2017 fiscal year ($153.42).

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (Column (i))

The amounts in this column are the number of PSUs that were outstanding as of December 31, 2017.

Performance Share Units

•        Amounts in column (i) reflect the Target number for each PSU award.

•        The performance criteria for IBM’s PSU program is based on cumulative three-year rolling targets. Therefore, measuring annual performance against these targets is not meaningful.

•        See Section 1 of the 2017 Compensation Discussion and Analysis, as well as the 2017 Summary Compensation Table Narrative, for a detailed description of the PSU program, including payout calculations.

•        The table below provides the payout levels for all outstanding PSU awards for each of the named executive officers.

2017 OUTSTANDING PSU AWARD PAYOUT LEVELS

Name	Grant Date	Threshold	Target	Maximum
V.M. Rometty	06/08/2016	14,905	59,621	89,432
	06/08/2017	12,350	49,400	74,100
M.J. Schroeter	06/08/2016	5,604	22,414	33,621
	06/08/2017	5,107	20,429	30,644
J.E. Kelly III	06/08/2016	6,164	24,656	36,984
	06/08/2017	5,107	20,429	30,644
E. Clementi	06/08/2016	6,164	24,656	36,984
	06/08/2017	5,107	20,429	30,644
J.J. Kavanaugh	06/08/2016	3,923	15,690	23,535
	06/08/2017	3,715	14,858	22,287

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (Column (j))

The amounts in this column are the values of PSU awards disclosed in column (i), calculated by multiplying the number of units by the closing price of IBM stock on the last business day of the 2017 fiscal year ($153.42).

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
												Equity
			Equity									Incentive	Equity Incentive
			Incentive									Plan Awards:	Plan Awards:
			Plan Awards:					Number of				Number of	Market or
	Number of	Number of	Number of					Shares				Unearned	Payout Value
	Securities	Securities	Securities					or Units	Market Value			Shares, Units	of Unearned
	Underlying	Underlying	Underlying					of Stock	of Shares or			or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option				That	Units of Stock			Rights That	or Other Rights
Name	Options (#)	Options (#)	Unearned Options	Exercise Price(1)	Option Expiration	Type		Have Not Vested(2)	That Have Not Vested(3)	Type		Have Not Vested(4)	That Have Not Vested(3)
(a)	Exercisable	Unexercisable	(#)	($)	Date	of	Grant	(#)	($)	of	Grant	(#)	($)
Grant Date	(b)	(c)	(d)	(e)	(f)	Award	Date	(g)	(h)	Award	Date	(i)	(j)
V.M. Rometty
01/26/16	0	375,000	N/A	$129.08	01/25/26	RSU	06/08/16	24,078	$3,694,047	PSU	06/08/16	59,621	$9,147,054
01/26/16	0	375,000	N/A	135.22	01/25/26	RSU	06/08/17	26,600	4,080,972	PSU	06/08/17	49,400	7,578,948
01/26/16	0	375,000	N/A	141.37	01/25/26
01/26/16	0	375,000	N/A	153.66	01/25/26
Total	0	1,500,000						50,678	7,775,019			109,021	16,726,002
M.J. Schroeter
						RRSU	02/02/15	25,158	3,859,740	PSU	06/08/16	22,414	3,438,756
						RSU	06/08/16	9,052	1,388,758	PSU	06/08/17	20,429	3,134,217
						RSU	06/08/17	11,000	1,687,620
Total	0	0						45,210	6,936,118			42,843	6,572,973
J.E. Kelly III
						RRSU	12/30/15	27,961	4,289,777	PSU	06/08/16	24,656	3,782,724
						RSU	06/08/16	9,957	1,527,603	PSU	06/08/17	20,429	3,134,217
						RSU	06/08/17	11,000	1,687,620
Total	0	0						48,918	7,505,000			45,085	6,916,941
E. Clementi
						RRSU	02/02/15	12,579	1,929,870	PSU	06/08/16	24,656	3,782,724
						RSU	06/08/16	9,957	1,527,603	PSU	06/08/17	20,429	3,134,217
						RSU	06/08/17	11,000	1,687,620
Total	0	0						33,536	5,145,093			45,085	6,916,941
J.J. Kavanaugh
						RRSU	02/01/13	5,320	816,194	PSU	06/08/16	15,690	2,407,160
						RRSU	01/02/14	8,772	1,345,800	PSU	06/08/17	14,858	2,279,514
						RSU	06/08/16	6,337	972,223
						RSU	06/08/17	8,000	1,227,360
Total	0	0						28,429	4,361,577			30,548	4,686,674

Type of Award:

PSU = Performance Share Unit

RSU = Restricted Stock Unit

RRSU = Retention Restricted Stock Unit

(1)    The exercise prices for Mrs. Rometty’s premium-priced options are equal to 105%, 110%, 115% and 125% of the average high and low prices of IBM common stock on the NYSE on the date of grant.

(2)    The amounts shown in column (g) of the 2017 Outstanding Equity Awards at Fiscal Year-End Table are RSU and RRSU awards that have not yet vested. See the 2017 Summary Compensation Table Narrative for additional information on these types of awards. The Vesting Schedule for Unvested RSUs and RRSUs table below shows the vesting schedules for these outstanding awards. The remaining unvested portion of Mr. Schroeter’s and Mr. Clementi’s 2015 RRSU award will fully vest on February 2, 2019, provided that in each case, they are employees of IBM as of that date. The remaining unvested portion of Dr. Kelly’s 2015 RRSU award vests 50% on December 30, 2018 and 50% on December 30, 2019, provided that in each case, he is an employee of IBM as of those dates. The remaining unvested portion of Mr. Kavanaugh’s 2013 RRSU award fully vested on February 1, 2018 and the remaining unvested portion of Mr. Kavanaugh’s 2014 RRSU award will fully vest on January 2, 2019, provided that he is an employee of IBM as of that date. In 2016 and 2017, each named executive officer received RSU awards that vest 25% per year on the first through the fourth anniversaries of the grant date.

(3)    Values in these columns are calculated by multiplying the number of units by the closing price of IBM stock on the last business day of the 2017 fiscal year ($153.42).

(4)    The amounts shown in column (i) of the 2017 Outstanding Equity Awards at Fiscal Year-End Table are PSU awards that have not yet vested. See the 2017 Summary Compensation Table Narrative for additional information on PSU awards. The Vesting Schedule for Unvested PSUs table below shows the vesting schedules for these outstanding PSU awards (reflecting Target payout), all of which are paid out in February following the end of the performance period.

VESTING SCHEDULE FOR UNVESTED RSUs AND RRSUs

			Vesting Schedule
Name	Type of Award	Grant Date	2018	2019	2020	2021	2022
V.M. Rometty	RSU	06/08/2016	8,026	8,026	8,026
	RSU	06/08/2017	6,650	6,650	6,650	6,650
M.J. Schroeter	RRSU	02/02/2015		25,158
	RSU	06/08/2016	3,017	3,017	3,018
	RSU	06/08/2017	2,750	2,750	2,750	2,750
J.E. Kelly III	RRSU	12/30/2015	13,980	13,981
	RSU	06/08/2016	3,319	3,319	3,319
	RSU	06/08/2017	2,750	2,750	2,750	2,750
E. Clementi	RRSU	02/02/2015		12,579
	RSU	06/08/2016	3,319	3,319	3,319
	RSU	06/08/2017	2,750	2,750	2,750	2,750
J.J. Kavanaugh	RRSU	02/01/2013	5,320
	RRSU	01/02/2014		8,772
	RSU	06/08/2016	2,112	2,112	2,113
	RSU	06/08/2017	2,000	2,000	2,000	2,000

VESTING SCHEDULE FOR UNVESTED PSUs

		Vesting Schedule
Name	Grant Date	Dec-2018	Dec-2019
V.M. Rometty	06/08/2016	59,621
	06/08/2017		49,400

M.J. Schroeter	06/08/2016	22,414
	06/08/2017		20,429

J.E. Kelly III	06/08/2016	24,656
	06/08/2017		20,429

E. Clementi	06/08/2016	24,656
	06/08/2017		20,429

J.J. Kavanaugh	06/08/2016	15,690
	06/08/2017		14,858

2017 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards(1)
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
V.M. Rometty	0	0	64,425	$9,871,603
M.J. Schroeter	678	48,684	52,208	8,530,617
J.E. Kelly III	0	0	52,483	8,064,117
E. Clementi	0	0	32,860	5,298,304
J.J. Kavanaugh	559	42,209	22,771	3,486,234

(1) Amounts shown in these columns reflect PSU, RSU and RRSU awards that vested during 2017. The PSU award for the 2015–2017 performance period vested on December 31, 2017, and paid out to each named executive officer on February 1, 2018; the value of this PSU award was determined by multiplying the number of shares by the closing price of IBM stock on the vesting date. See the 2017 Summary Compensation Table Narrative for details on these types of rewards.

Pay Ratio

The ratio of the CEO’s annual total compensation to that of the median employee’s annual total compensation is 341:1. This ratio is based on annual total compensation of $18,595,350 for the CEO (as reported in the Summary Compensation Table) and $54,491 for the median employee. The median employee was determined using annual base pay for IBM employees as of October 1, 2017; all foreign currencies were converted to U.S. dollars. For purposes of determining our median employee, approximately 17,000 employees* (which represents less than 5% of IBM’s total employees) were excluded either because they became IBM employees in connection with certain acquisitions who maintain separate terms of employment (some of which closed prior to 2017), or were employed by a limited number of subsidiaries that maintain separate terms of employment. The Company believes that this calculation is a reasonable estimate of the pay ratio.

* Certain employees from Aperto, Blue Express Computer Engineering Technology Company, BNP Paribas Partners for Innovation, Bluewolf, Cloudigo, exc.io, EXA Corporation, GesNext, Ingenieria De Software Avanzado, Innovative Solutions for Finance, Information Technology Nostrum, Iru Ederra XXI, ISM Canada, IT Now, KTS, Promontory, Proxxi, SI Solutions, SoftINSA, SoftLayer, Truven, Value Transformation Services, and Wedoit Sociedad Tecnologias De la Information.

2017 Retention Plan Narrative

General Description and Purpose

During the mid-1990s, an additional form of retention compensation was created for certain IBM U.S. leaders. The plan, formally called the “IBM Supplemental Executive Retention Plan” (Retention Plan), began in 1995 during a particularly trying time in IBM’s history when it faced challenges that many thought put its very existence at risk. Some key leaders were recruited away from IBM during this time. In this environment, IBM created this new plan to help retain for full careers the caliber of senior leaders needed to turn IBM around, preserve its long-term viability and position it for growth in the future.

Because its original purpose had been met, the Retention Plan was closed to new participants effective May 1, 2004, and will not be replaced by any other plan. Future accruals under the Retention Plan stopped on December 31, 2007, therefore, a participant’s Retention Plan benefit does not consider pay earned or service performed after such date.

Payments accrue based on age and service and are typically payable only after age 60, as a way to encourage senior leaders to continue working for IBM past the age when many others at IBM choose to retire.

Even though the Retention Plan provides for the payment of specified benefits after retirement, given the nature of this program as a retention vehicle, the Retention Plan is discussed in its own section instead of in the Pension Benefits section. As a consequence, the amounts reflected below are separately presented in the 2017 Retention Plan Table and are not included in the 2017 Pension Benefits Table.

The 2017 Retention Plan Table shows each eligible named executive officer’s number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under the Retention Plan. The Retention Plan is a U.S. Plan and eligibility is based on U.S. employment. Mrs. Rometty, Dr. Kelly and Mr. Kavanaugh are eligible for a benefit under the Retention Plan. Mr. Schroeter is not eligible for a Retention Plan benefit because he did not meet all of the eligibility criteria. Specifically, he did not continuously remain on the U.S. payroll, as he worked for IBM Australia from April 1, 2005 through June 30, 2011. Mr. Clementi began U.S. employment after the Retention Plan was closed.

Description of Retention Plan

•        The Retention Plan provides for payment of an annual benefit as long as the participant satisfies the age, service, pay and job level requirements.

•        Effective July 1, 1999, IBM amended the Retention Plan to provide a new benefit formula, but allowed participants who met certain age, service, and pay level conditions as of June 30, 1999 to continue to earn benefits under the prior formula if the prior formula provides a greater benefit.

•        Retention Plan benefits are subject to forfeiture and rescission if an executive is terminated for cause or engages in competitive or other activity detrimental to IBM during or following employment.

Material Terms and Conditions: 1995 Retention Plan

•        The benefits provided under the Retention Plan for Dr. Kelly and Mr. Kavanaugh are determined under the Retention Plan formula in effect prior to the July 1, 1999 amendment (1995 Retention Plan).

•        Benefits are available under the 1995 Retention Plan only if a participant terminates employment, becomes disabled or dies on or after meeting the early retirement age and service, holds an executive-level position immediately prior to termination or death, and has final average pay of at least $160,000 immediately prior to termination, disability or death.

•        The benefit provided under the 1995 Retention Plan is payable only as an annuity beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).

•        If the participant terminates employment on or after age 60, the 1995 Retention Plan benefit expressed as an annual single life annuity is equal to:

•        If the participant terminates employment before age 60, the annual single life annuity resulting from the sum of the amounts specified in (1) through (4) is reduced as specified in the Retention Plan. For example, if a participant terminates at age 59, the benefit is reduced by 3%, at age 58, by 7%, and at age 57, by 11%.

•        The benefit of a participant in the 1995 Retention Plan will not be less than the benefit that would be provided if the participant were in the 1999 Retention Plan, as described in the next subsection.

Material Terms and Conditions:

1999 Retention Plan

•        The benefits provided under the Retention Plan to Mrs. Rometty are determined under the Retention Plan formula in effect on and after the July 1, 1999 amendment (1999 Retention Plan).

•        Benefits are available under the 1999 Retention Plan if a participant holds an executive-level position immediately prior to termination or death, has final average pay in excess of $405,400 on both January 1, 2007 and immediately prior to termination or death, and either:

– Terminates employment for any reason other than cause or dies, in each case after attaining age 60 and completing at least five years of service; or

– Terminates employment for any reason other than cause or dies, in each case after attaining age 55 and completing at least 15 years of service and either becomes disabled (as determined under IBM’s long-term disability plan), or if approved by the Board in the case of the two highest paid officers (and if approved by the Compensation Committee and the chairman and chief executive officer in the case of any other officer of IBM).

•        If the participant terminates employment after attaining age 60 and completing at least five years of service, the 1999 Retention Plan benefit expressed as an annual single life annuity is equal to:

•        In no event will the sum of the amounts in (1) and (2) exceed 65% times final average pay times a fraction (no greater than 1), the numerator of which is the participant’s years of service and the denominator of which is 35.

•        A participant who terminates employment after attaining age 55, but prior to attaining age 60, who completes at least 15 years of service, and who receives Compensation Committee and chairman and chief executive officer approval (or Board approval in the case of the two highest paid officers) as described above, will receive a reduced single life annuity. The reduced single life annuity will be determined by reducing the sum of the amounts specified in (1) and (2) by 0.5% for each month that the benefit commencement date precedes age 60.

Compensation Elements Included in Calculations

•        The definitions of eligible final average pay and eligible compensation for purposes of the Retention Plan have the same meanings as under the Pension Credit Formula in the IBM Personal Pension Plan.

Funding

•        The Retention Plan is unfunded and maintained as a book reserve (notional) account.

•        No funds are set aside in a trust or otherwise; participants in the Retention Plan are general unsecured creditors of IBM regarding the payment of their Retention Plan benefits.

Policy Regarding Extra Years of Credited Service

•        Generally, a participant’s years of credited service for benefits are based on the years an employee participated in the IBM Personal Pension Plan through December 31, 2007, the date accrual of future benefits stopped.

Available Forms of Payment

•        A participant’s benefit is only payable in the form of an annuity with monthly benefit payments beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code). Lump sum payments are not available under the Retention Plan.

•        A participant may elect to receive his or her benefit in the form of a single life annuity or in certain other actuarially equivalent forms of payment.

Annual Retention Plan Benefit

•        The annual Retention Plan benefit that was earned as of December 31, 2007 and that is payable as a single life annuity beginning at the earliest unreduced retirement age (as defined in the next subsection) for each eligible named executive officer is detailed in the table below.

Name	Annual Retention Plan Benefit at Earliest Unreduced Retirement Age
V.M. Rometty	$101,008
J.E. Kelly III	594,917
J.J. Kavanaugh	16,007

Present Value of Accumulated Benefit

•        The present value of accumulated benefit shown in the 2017 Retention Plan Table below is the value as of December 31, 2017 of the annual Retention Plan benefit that was earned as of December 31, 2007.

•        The earliest unreduced retirement age is the earliest age an eligible named executive officer may start receiving the Retention Plan benefit without a reduction for early commencement. As of December 31, 2017, Mrs. Rometty and Dr. Kelly had reached the earliest unreduced retirement age. Because Mr. Kavanaugh did not attain age 60 by December 31, 2017, the earliest unreduced retirement age is his age on the first day of the month that coincides with or next follows the attainment of age 60.

•        Certain assumptions were used to determine the present value of the annual accumulated Retention Plan benefit that is payable beginning at the earliest unreduced retirement age. Those assumptions are described immediately following the 2017 Retention Plan Table.

2017 RETENTION PLAN TABLE

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last
		Service(1)	Benefit(2)	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
V.M. Rometty	Retention Plan	26	$1,739,925	$0
J.E. Kelly III	Retention Plan	27	9,060,974	0
J.J. Kavanaugh	Retention Plan	12	202,937	0

(1)Reflects years of credited service as of December 31, 2007, which was the date accruals under the Retention Plan stopped. Each of the eligible named executive officers in this table has 10 additional years of service with IBM after that date.

(2)While the accruals under the Retention Plan stopped on December 31, 2007, the value of the Retention Plan benefit for the eligible named executive officers will continue to change based on their ages, the assumptions used to calculate the present value of the accumulated benefit, and the benefit that would be provided under the IBM Personal Pension Plan.

Assumptions to determine present value for each eligible named executive officer, as of December 31, 2017:

•        Measurement date: December 31, 2017

•        Interest rate for present value: 3.4%

•        To determine Personal Pension Account benefit:

–   Interest crediting rate: 2.3% for 2018 and after

–   Interest rate to convert Personal Pension Account balance to single life annuity: 1.98% for years 1–5, 3.5867% for years 6–20, and 4.3267% for year 21 and after

–   Mortality table to convert Personal Pension Account balance to single life annuity is 2018 Personal Pension Account Optional Combined Unisex Table

•        Mortality (pre-commencement): None

•        Mortality (post-commencement):

–   Base Table: Modified RP-2014 White Collar sex-distinct annuitant tables with adjustment to 2011 by backing out MP-2014 improvement and further adjusting the mortality rates at each age (averaging approximately 1.06)

–   Improvement Scale: A modified Scale MP-2017 projection table with projected improvements starting in 2011 for healthy mortality. The modified table is based on the RPEC 2014 v2017 model, with the same 20 year diagonal convergence period and 10 year horizontal convergence period and underlying weighting percentages for the age/period and year-of-birth cohort periods. The long-term improvement rates are 0.75% up to age 85, linearly decreasing to 0.0% at age 115

•    Withdrawal rates: None

•    Retirement rates: None prior to Assumed Retirement Age

•    Normal Retirement Age: Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan

•    Assumed Retirement Age: Later of Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan, or current age

•    Accumulated benefit is calculated based on credited service and final average pay as of December 31, 2007

•    Offset for benefit payable under the IBM Personal Pension Plan is determined based on the single life annuity that would be payable under the plan beginning on the first day of the month following the assumed termination of employment

•    Present value is the present value of the single life annuity payable at assumed retirement age beginning on the first day of the month following the assumed termination of employment. The six-month delay under the Retention Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose

•    All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at termination of employment

Assumptions to determine present value as of December 31, 2016:

•    The column titled Change in Retention Plan Value in the 2017 Summary Compensation Table quantifies the change in the present value of the Retention Plan benefit from December 31, 2016 to December 31, 2017

•    To determine the present value of the Retention Plan benefit as of December 31, 2016, the same assumptions that are described above to determine present value as of December 31, 2017 were used, except (1) a 3.8% interest rate and the Modified MP-2016 improvement scale, and (2) to determine the Personal Pension Account benefit, the following were used:

–       Interest crediting rate: 1.6% for 2017 and after

–       Interest rate to convert Personal Pension Account balance to annual single life annuity: 1.4767% for years 1–5, 3.3533% for years 6–20, and 4.29% for year 21 and after

•    Mortality table for Personal Pension Account balance conversion: 2017 Personal Pension Account Optional Combined Unisex Table

2017 Pension Benefits Narrative

The 2017 Pension Benefits Tables show the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year for each eligible named executive officer under the IBM U.S. defined benefit pension plan. Mrs. Rometty, Mr. Schroeter, Dr. Kelly, and Mr. Kavanaugh have pension benefits under the U.S. defined benefit pension plan, and Mr. Clementi does not have a benefit under any IBM defined benefit pension plan.

U.S. Qualified Plan and Nonqualified Plan Descriptions — General

The IBM Personal Pension Plan consists of a tax-qualified plan and a non-tax qualified plan. Effective January 1, 2008, the non-tax qualified plan was renamed the IBM Excess Personal Pension Plan and is referred to herein as the Nonqualified Plan, and the tax-qualified plan is referred to as the Qualified Plan. The combined plan is referred to herein as the IBM Personal Pension Plan. Effective January 1, 2005, the IBM Personal Pension Plan was closed to new participants.

Plan Description

•        Effective July 1, 1999, IBM amended the IBM Personal Pension Plan to provide a new benefit formula, but allowed participants who met certain age and service conditions as of June 30, 1999, to elect to continue to earn benefits under the prior formulas, including the Pension Credit Formula.

•        Accrual of future benefits under the IBM Personal Pension Plan stopped on December 31, 2007. Accordingly, a participant’s pension benefit does not consider pay earned and service credited after such date.

•        The Qualified Plan provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code.

•        The Nonqualified Plan provides unfunded, nonqualified benefits in excess of the limits on compensation.

IBM U.S. Personal Pension Plan (Qualified Plan)

Purpose of the Qualified Plan

•        The Qualified Plan was designed to provide tax-qualified pension benefits that are generally available to all U.S. regular employees.

•        The cessation of accruals under the Qualified Plan and the continued IBM contributions under the tax-qualified defined contribution plan, the IBM 401(k) Plus Plan, reflects IBM’s desire to provide appropriate benefits for its employees, consistent with the changing needs of IBM’s workforce and the changing nature of retirement benefits provided by IBM’s current competition.

Material Terms and Conditions: Pension Credit Formula under the Qualified Plan

•        The benefits under the Qualified Plan for Mrs. Rometty are determined under the Pension Credit Formula. Mrs. Rometty satisfied the eligibility requirements for the Pension Credit Formula in 1999.

•        The Pension Credit Formula is a pension equity formula that provides annual benefits based on a participant’s total point value divided by an annuity conversion factor.

•        The total point value is equal to total base points times final average pay plus total excess points times final average pay in excess of Social Security Covered Compensation.

•        For purposes of the Pension Credit Formula, final average pay is equal to average compensation over the final five years of employment or the highest consecutive five calendar years of compensation, whichever is greater, prior to 2008.

•        The annuity conversion factor is pre-determined according to the IBM Personal Pension Plan document.

•        Prior to 2008, participants earned points as follows: 0.16 base points each year until a 4.25 base point cap was reached, and 0.03 excess points each year until a 0.75 excess point cap was reached.

•        The total point value is converted to an annuity at the benefit commencement date based on pre-determined annuity conversion factors.

•        A participant may receive his or her benefit immediately following termination of employment, or may defer benefit payments until any time between early retirement age and normal retirement age.

•        Early retirement age is defined as:

– Any age with 30 years of service;

– Age 55 with 15 years of service; or

– Age 62 with five years of service.

•        As of December 31, 2017, Mrs. Rometty had attained early retirement age.

•        Under the Pension Credit Formula, a participant who terminates employment and whose pension benefit commences before his or her normal retirement age will receive smaller monthly annuity payments than if his or her benefit commences at normal retirement age.

•        Instead of receiving his or her entire benefit under the Pension Credit Formula as an annuity, a participant may elect to receive a portion of the benefit as an unsubsidized lump sum. The lump sum amount is based on the benefit the participant earned before January 1, 2000.

Material Terms and Conditions: Personal Pension Account Formula under the Qualified Plan

•        Mr. Schroeter’s, Dr. Kelly’s and Mr. Kavanaugh’s benefit under the Qualified Plan is determined under the Personal Pension Account formula, which is a cash balance formula.

•        According to the terms of the Qualified Plan, under the Personal Pension Account formula prior to 2008, the eligible named executive officers above receive pay credits and interest credits to their respective Personal Pension Accounts. The pay credits for a year were equal to 5% of the eligible named executive officers’ eligible compensation for that year. The interest credits are based on the annual interest rate on one-year Treasury Constant Maturities plus 1%. Further, the eligible named executive officers may receive their benefit under the Personal Pension Account formula at any time following termination of employment, but may not defer the commencement of the benefit later than normal retirement age. If the eligible named executive officers’ benefit begins to be paid before normal retirement age, it will be reduced when compared to the benefit that would commence at normal retirement age. The eligible named executive officers may receive their benefit in the following forms: a lump sum equal to the Personal Pension Account balance, an annuity that is actuarially equivalent to the Personal Pension Account balance, or both a partial lump sum and a reduced annuity.

Compensation Elements Included in Calculations

•        Prior to 2008, eligible compensation was generally equal to the total amount that is included in income including:

– Salary;

– Recurring payments under any form of variable compensation plan (excluding stock options and other equity awards); and

– Amounts deducted from salary and variable compensation under IBM’s Internal Revenue Code Section 125 plan (cafeteria plan), and amounts deferred under IBM’s 401(k) Plus Plan and Excess 401(k) Plus Plan.

•        Equity compensation – stock options, RSUs, RRSUs and PSUs – was excluded from eligible compensation.

•        Compensation for a year was limited to the compensation limit under the Internal Revenue Code. For 2007, the last year that benefits accrued under the Qualified Plan, the compensation limit was $225,000. In addition, benefits provided under the Qualified Plan may not exceed an annual benefit limit under the Internal Revenue Code (which in 2017 was $215,000 payable as an annual single life annuity beginning at normal retirement age).

Qualified Plan Funding

•        Benefits under the Qualified Plan are funded by an irrevocable tax-exempt trust.

•        A participant’s benefits under the Qualified Plan are payable from the assets held by the tax-exempt trust.

Policy Regarding Extra Years of Credited Service

•        Generally, a participant’s years of credited service are based on the years an employee participates in the Qualified Plan.

•        The years of credited service for the eligible named executive officers are based only on their service while eligible for participation in the Qualified Plan. In 2005, Mr. Schroeter left IBM U.S. and became an executive of IBM Australia, and therefore, Mr. Schroeter’s years of credited service for benefit calculations in the 2017 Pension Benefits Table are based only on his service with IBM U.S. Because accruals under the Qualified Plan stopped on December 31, 2007, service performed after such date is not counted for any named executive officer.

IBM U.S. Excess Personal Pension Plan (Nonqualified Plan)

Purpose of the Nonqualified Plan

•        The Nonqualified Plan provides Qualified Plan participants with benefits that may not be provided under the Qualified Plan because of the tax limits on eligible compensation.

•        The benefit provided to a participant is payable following a separation from service from IBM (subject to the six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).

Material Terms and Conditions of the Nonqualified Plan

•        The Nonqualified Plan provides a benefit that is equal to the benefit that would be provided under the Qualified Plan if the compensation and benefit limits did not apply minus the benefit actually provided under the Qualified Plan disregarding the benefit limits.

Nonqualified Plan Funding

•        The Nonqualified Plan is unfunded and maintained as a book reserve (notional) account.

•        No funds are set aside in a trust or otherwise; participants in the Nonqualified Plan are general unsecured creditors of IBM with respect to the payment of their Nonqualified Plan benefits.

Policy Regarding Extra Years of Credited Service

•        The years of credited service for the eligible named executive officers are based only on their service while eligible for participation in the Qualified Plan. Because accruals under the Nonqualified Plan stopped on December 31, 2007, service performed after such date is not counted.

Available Forms of Payment

Pension Credit Formula

•        A portion of the benefit that is available to Mrs. Rometty under the Qualified Plan may be paid as a lump sum. The portion is determined on the benefit that was earned before January 1, 2000.

•        The benefit available to Mrs. Rometty under the Nonqualified Plan may only be paid as an annuity.

Personal Pension Account

•        Under the terms of the Qualified Plan, the entire benefit may be paid as a lump sum.

•        Under the terms of the Nonqualified Plan, Mr. Schroeter’s entire Nonqualified Plan benefit must be paid as a mandatory lump sum. Dr. Kelly and Mr. Kavanaugh have elected to receive their Nonqualified Plan benefit in a lump sum immediately following separation from service.

•        The maximum lump sum amount that the eligible named executive officers could have elected to receive under the Qualified Plan and Nonqualified Plan, as of January 1, 2018 if they had a separation from service from IBM on December 31, 2017 was equal to:

	Maximum Lump Sum
Name	Qualified Plan	Nonqualified Plan	Total Available Lump Sum
V.M. Rometty	$493,391	N/A	$493,391
M.J. Schroeter	63,185	21,530	84,715
J.E. Kelly III	454,963	989,328	1,444,291
J.J. Kavanaugh	161,218	69,759	230,977

•    A participant may elect to receive his or her entire benefit, or the portion of the benefit that is not paid as a lump sum, in the form of a single life annuity or in certain other actuarially equivalent forms of payment.

Annual Pension Benefits

•    The annual pension benefit that was earned as of December 31, 2007, and that is payable as a single life annuity beginning at normal retirement age for each of the eligible named executive officers is below. Because Mr. Schroeter, Dr. Kelly and Mr. Kavanaugh will receive a lump sum payment for their Nonqualified Plan benefits, no amount is represented for them in the Nonqualified Plan column below:

	Annual Pension Benefit at Normal Retirement Age
Name	Qualified Plan	Nonqualified Plan	Total Benefit
V.M. Rometty	$82,083	$342,761	$424,844
M.J. Schroeter	5,923	N/A	5,923
J.E. Kelly III	33,326	N/A	33,326
J.J. Kavanaugh	15,475	N/A	15,475

Present Value of Accumulated Benefit

•    The present value of accumulated benefit is the value as of December 31, 2017 of the annual pension benefit that was earned as of December 31, 2007.

•    The annual pension benefit is the benefit that is payable for the named executive officer’s life beginning at his or her normal retirement age.

•    The normal retirement age is defined as the later of age 65 or the completion of one year of service.

•    Certain assumptions were used to determine the present value of accumulated benefits. Those assumptions are described immediately following the 2017 Pension Benefits Table.

2017 PENSION BENEFITS TABLE

As noted in the General Description and Purpose to the 2017 Retention Plan Narrative, the 2017 Pension Benefits Table does not include amounts reflected in the 2017 Retention Plan Table.

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)	Present Value of Accumulated Benefit(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
V.M. Rometty	Qualified Plan	26	$1,095,989	$0
	Nonqualified Plan		4,576,589	0
	Total Benefit		$5,672,578	$0
M.J. Schroeter	Qualified Plan	4	$57,325	$0
	Nonqualified Plan		18,988	0
	Total Benefit		$76,313	$0
J.E. Kelly III	Qualified Plan	27	$459,385	$0
	Nonqualified Plan		977,063	0
	Total Benefit		$1,436,448	$0
J.J. Kavanaugh	Qualified Plan	12	$140,390	$0
	Nonqualified Plan		60,275	0
	Total Benefit		$200,665	$0

(1)    Reflects years of credited service as of December 31, 2007, which was the date accruals under the Qualified Plan and the Nonqualified Plan stopped. Each of the named executive officers in this table has ten additional years of service with IBM after that date.

(2)    While the accruals under the Qualified Plan and the Nonqualified Plan stopped on December 31, 2007, the value of the Qualified Plan and Nonqualified Plan benefits for the eligible named executive officers will continue to change based on their ages and the assumptions used to calculate the present value of the accumulated benefit.

Assumptions to determine present value as of December 31, 2017 for each eligible named executive officer:

•        Measurement date: December 31, 2017

•        Interest rate for present value: 3.4%

•        To determine Personal Pension Account benefit:

– Interest crediting rate: 2.3% for 2018 and after

– Interest rate to convert Personal Pension Account balance to single life annuity: 1.98% for years 1–5, 3.5867% for years 6–20, and 4.3267% for year 21 and after

– Mortality table to convert Personal Pension Account balance to single life annuity is 2018 Personal Pension Account Optional Combined Unisex Table

•        Mortality (pre-commencement): None

•        Mortality (post-commencement):

– Base Table: Modified RP-2014 White Collar sex-distinct annuitant tables with adjustment to 2011 by backing out MP-2014 improvement and further adjusting the mortality rates at each age (averaging approximately 1.06)

– Improvement Scale: A modified Scale MP-2017 projection table starting in 2011 for healthy mortality. The modified table is based on the RPEC 2014 v 2017 model, with the same 20 year diagonal convergence period and 10 year horizontal convergence period and underlying weighting percentages for the age/period and year-of-birth cohort periods. The long-term improvement rates are 0.75% up to age 85, linearly decreasing to 0.0% at age 115

•        Withdrawal rates: None

•        Retirement rates: None prior to Assumed Retirement Age

•        Normal Retirement Age: Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan

•        Assumed Retirement Age: Later of Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan, or current age

•        Accumulated benefit is calculated based on credited service and compensation history as of December 31, 2007

•        Benefit payable as a single life annuity in the case of the Pension Credit Formula and lump sum in the case of the Personal Pension Account Formula beginning on the first day of the month following a separation from service from IBM. The six-month delay under the Nonqualified Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose

•        The Pension Credit Formula conversion factor is based on age at December 31, 2007 and commencement at age 65

•        All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at separation from service from IBM

Assumptions to determine present value as of December 31, 2016:

•        The column titled Change in Pension Value in the 2017 Summary Compensation Table quantifies the change in the present value of the pension benefit from December 31, 2016 to December 31, 2017

•        To determine the present value of the pension benefit as of December 31, 2016, the same assumptions that are described above to determine the present value as of December 31, 2017 were used, except a (1) 3.8% interest rate and Modified MP-2016 improvement scale, and (2) to determine the Personal Pension Account benefit, the following were used:

– Interest crediting rate: 1.6% for 2017 and after

– Interest rate to convert Personal Pension Account balance to single life annuity: 1.4767% for years 1–5, 3.3533% for years 6-20, and 4.29% for year 21 and after

– Mortality table for Personal Pension Account balance conversion: 2017 Personal Pension Account Optional Combined Unisex Table

2017 Nonqualified Deferred Compensation Narrative

IBM Excess 401(k) Plus Plan — U.S.

General Description and Purpose

•        Effective January 1, 2008, the IBM Executive Deferred Compensation Plan (EDCP) was amended and renamed the IBM Excess 401(k) Plus Plan. IBM employees, including the named executive officers, who are eligible to participate in the IBM 401(k) Plus Plan and whose eligible pay is expected to exceed the Internal Revenue Code compensation limit for the applicable plan year are eligible to participate in the Excess 401(k) Plus Plan. The purpose of the Excess 401(k) Plus Plan is to provide employees with the opportunity to save for retirement on a tax-deferred basis and provide benefits that would be provided under the qualified IBM 401 (k) Plus Plan if the compensation limits did not apply.

•        The 2017 Nonqualified Deferred Compensation Table shows the employee deferrals (executive contributions), IBM match (registrant contributions), automatic contributions (registrant contributions), discretionary awards (registrant contributions) and investment gain or loss (aggregate earnings) for each named executive officer during 2017.

•        The table also shows the total balance that each named executive officer has accumulated over all the years he or she has participated in the plan.

•        Account balances in the Excess 401(k) Plus Plan are comprised of cash amounts that were deferred by the participant or contributed by IBM (Basic Account), and all deferred shares, comprised of shares that were deferred by the participant (Deferred IBM Shares). Generally, amounts deferred and vested prior to January 1, 2005 are not subject to Section 409A of the Internal Revenue Code, while amounts deferred and vested on and after January 1, 2005 are subject to Section 409A of the Internal Revenue Code.

•        The Excess 401(k) Plus Plan balance is not paid to, and cannot be accessed by, the participants until after a separation from service from IBM.

•        The Excess 401(k) Plus Plan allows the clawback of IBM matching and automatic contributions made to a participant’s account after March 31, 2010, if a participant engages in activity that is detrimental to IBM (including but not limited to competitive business activity, disclosure of confidential IBM information and solicitation of IBM clients or employees).

Compensation Eligible for Deferral under Excess 401(k) Plus Plan

•        An eligible employee may elect to defer up to 80% of salary and eligible performance pay, which includes annual incentive program payments.

•        In both cases, the Internal Revenue Code requires the deferral elections to be made before the calendar year in which the compensation is earned.

Deferred IBM Shares

•        Prior to January 1, 2008, under the EDCP, any executive, including non-U.S. executives, could have elected to defer receipt of shares of IBM stock that otherwise would be paid as a result of the vesting of certain restricted stock unit awards granted on or before December 31, 2007 under IBM’s Long-Term Performance Plan (LTPP). Such deferral occurred when the awards vested.

•        In addition, in accordance with Internal Revenue Service rules, an executive could have also elected to defer receipt of shares of IBM stock that otherwise would be paid on or before February 1, 2008 as a result of the vesting of Performance Share Unit (PSU) awards under IBM’s LTPP.

•        There are no outstanding deferral elections that would result in any future deferral of stock.

•        Dividend equivalents on Deferred IBM Shares are paid in cash at the same rate and on the same date as the dividends paid to IBM stockholders.

Excess 401(k) Plus Plan Funding

•        The Excess 401(k) Plus Plan is unfunded and maintained as a book reserve (notional) account.

•        No funds are set aside in a trust or otherwise; participants in the plan are general unsecured creditors of IBM for payment of their Excess 401(k) Plus Plan accounts.

IBM Matching Contributions

•        IBM credits matching contributions to the Basic Account of each eligible participant who defers salary or eligible performance pay under the Excess 401(k) Plus Plan.

•        The matching contributions equal the percentage of the sum of: (i) the amount the participant elects to defer under the Excess 401 (k) Plus Plan; and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. The maximum matching contribution percentage for a participant is the same as the participant’s percentage under the IBM 401(k) Plus Plan. Generally, participants hired or rehired by IBM U.S. before January 1, 2005, are eligible for up to 6% matching contributions; generally, participants hired or rehired by IBM U.S. on or after January 1, 2005 and who complete one year of service, are eligible for up to 5% matching contributions. Mrs. Rometty, Dr. Kelly, and Mr. Kavanaugh are eligible for a 6% matching contribution and Messrs. Schroeter and Clementi are eligible for a 5% matching contribution. Effective January 1, 2016, the matching contributions equal the sum of: (i) a participant’s match rate times the amount the participant elects to defer under the Excess 401(k) Plus Plan; and (ii) the participant’s match rate times the eligible compensation after reaching the Internal Revenue Code compensation limits.

IBM Automatic Contributions

•        Effective January 1, 2008, IBM credits automatic contributions to the Basic Account of each eligible participant.

•        The automatic contributions equal a percentage of the sum of: (i) the amount the participant elects to defer under the Excess 401 (k) Plus Plan; and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. The automatic contribution percentage for a participant is the participant’s automatic contribution percentage under the IBM 401(k) Plus Plan. Generally, the percentage is 2% or 4% if the participant was hired or rehired by IBM U.S. before January 1, 2005 (depending on the participant’s pension plan eligibility on December 31, 2007), or 1% if the participant was hired or rehired by IBM U.S. on or after January 1, 2005 and completes one year of service. For purposes of calculating the automatic contributions under the IBM 401(k) Plus Plan, the participant’s eligible pay excludes the amount the participant elects to defer under the Excess 401(k) Plus Plan. The automatic contribution percentage is 4% for Mrs. Rometty; 2% for Dr. Kelly and Mr. Kavanaugh; and 1% for each of Messrs. Schroeter and Clementi.

•        Matching contributions and automatic contributions are made once annually at the end of the year. In order to receive such IBM contributions each year, a participant must have completed the service requirement, and must be employed on December 15 of the plan year. However, if a participant separates from service (including going on long-term disability) prior to December 15, and the participant has:

– At least 30 years of service;

– At least 15 years of service and is at least age 55;

– At least 5 years of service and is at least age 62; or

– At least 1 year of service and is at least age 65;

or, effective July 1, 2016, if a participant dies prior to December 15 in a given year, then the participant will be eligible to receive such IBM contributions as soon as practicable following separation from service.

IBM Transition Credits

•        Effective for the period of January 1, 2008 through June 30, 2009, IBM credited transition credits to an eligible participant’s Basic Account for those employees who were receiving transition credits in their Personal Pension Account under the Qualified Plan as of December 31, 2007. According to the terms of the IBM 401(k) Plus Plan, Dr. Kelly and Mr. Kavanaugh were eligible to receive transition credits.

Earnings Measures

•        A participant’s contributions to the Basic Account are adjusted for earnings and losses, until it has been completely distributed, based on investment choices selected by the participant.

•        IBM does not pay guaranteed, above-market or preferential earnings in the Excess 401(k) Plus Plan.

•        The available investment choices are the same as the primary investment choices available under the IBM 401(k) Plus Plan, which are as follows (with 2017 annual rates of return indicated for each):

– Target Retirement 2010 Fund (8.52%)

– Target Retirement 2015 Fund (10.29%)

– Target Retirement 2020 Fund (12.31%)

– Target Retirement 2025 Fund (14.46%)

– Target Retirement 2030 Fund (16.63%)

– Target Retirement 2035 Fund (17.88%)

– Target Retirement 2040 Fund (18.14%)

– Target Retirement 2045 Fund (18.15%)

– Target Retirement 2050 Fund (18.13%)

– Target Retirement 2055 Fund (18.17%)

– Income Plus Fund (7.28%)

– Conservative Fund (10.88%)

– Moderate Fund (13.53%)

– Aggressive Fund (18.13%)

– Interest Income Fund (3.00%)

– Inflation Protected Bond Fund (3.05%)

– Total Bond Market Fund (3.52%)

– High Yield & Emerging Markets Bond Fund (10.99%)

– Total Stock Market Index Fund (21.17%)

– Total International Stock Market Index Fund (28.28%)

– Real Estate Investment Trust Index Fund (4.96%)

– Global Real Estate Index Fund (9.09%)

– International Real Estate Index Fund (18.93%)

– Long-Term Corporate Bond Fund (12.30%)

– Large Company Index Fund (21.82%)

– Large-Cap Value Index Fund (13.68%)

– Large-Cap Growth Index Fund (30.18%)

– Small/Mid-Cap Stock Index Fund (18.16%)

– Small-Cap Value Index Fund (7.96%)

– Small-Cap Growth Index Fund (22.39%)

– European Stock Index Fund (26.29%)

– Pacific Stock Index Fund (25.08%)

– Emerging Markets Stock Index Fund (31.44%)

– IBM Stock Fund (-4.02%)*

*Performance includes dividend equivalent reinvestment

•        A participant may change the investment selections for new payroll deferrals as frequently as each semi-monthly pay cycle and may change investment selections for existing account balances daily, subject to excessive trading restrictions.

•        Effective January 1, 2008, the IBM match under the Excess 401(k) Plus Plan is notionally invested in the investment options in the same manner participant contributions are notionally invested.

•        Because Deferred IBM Shares are credited, maintained and ultimately distributed only as shares of IBM’s common stock, they may not be transferred to any other investment choice at any time.

•        On a quarterly basis, dividend equivalents are credited to a participant’s account with respect to all or a portion of such account that is deemed to be invested in the IBM Stock Fund at the same rate as dividends to IBM stockholders.

•        Aggregate earnings on Deferred IBM Shares during the last fiscal year, as reported in column (d) of the 2017 Nonqualified Deferred Compensation Table, are calculated as the change in the price of IBM’s common stock between December 31, 2016 and December 31, 2017 for all Deferred IBM Shares that were contributed prior to 2017.

•        Aggregate earnings reflect an $8 quarterly administrative fee.

Payouts, Withdrawals and Other Distributions

•        No payouts, withdrawals or other distributions from the Basic Account are permitted prior to a separation from service from IBM.

•        At termination, the balance in an eligible executive’s Basic Account that was deferred prior to January 1, 2005 is paid to the executive in an immediate lump sum unless: (a) the balance exceeds $25,000; and (b) the executive satisfies the following age and service criteria:

– At least age 55 with 15 years of service;
– At least age 62 with 5 years of service;
– At least age 65 with 1 year of service;

– Any age with at least 30 years of service, provided that, as of June 30, 1999, the executive had at least 25 years of service or was at least age 40 with 10 years of service; or

– Commencing benefits under the IBM Long-Term Disability Plan.

•        As of December 31, 2017, Mrs. Rometty and Dr. Kelly had satisfied the age and service criteria. Although Mr. Clementi also satisfied the age and service criteria, he does not have a pre-2005 account balance under the Excess 401(k) Plus Plan.

•        If the participant has satisfied the age, service and account balance criteria at termination, but has not made a valid advance election of another form of distribution, the amount of the participant’s Basic Account that was deferred prior to January 1, 2005 is paid in a lump sum in February of the year following separation.

•        If the participant has satisfied the age, service and account balance criteria at termination and has made a valid advance election, the amount of the participant’s Basic Account that was deferred prior to January 1, 2005 is paid as elected by the participant from among the following choices:

1.    Lump sum upon termination;

2.    Lump sum in February of the year following termination; or

3.    Annual installments (beginning February 1 of the year following termination) for a number of years (between two and ten) elected by the participant.

•        The participant’s Basic Account with respect to amounts deferred on or after January 1, 2005 may be distributed in the following forms as elected by the participant:

1.    Lump sum upon separation;

2.    Lump sum in February of the year following separation; or

3.    Annual installments (beginning February 1 of the year following separation) for a number of years (between two and ten) elected by the participant.

However, if the participant has elected annual installments and the total balance of the participant’s Basic Account upon a separation from service from IBM is less than 50% of the applicable Internal Revenue Code compensation limit (in 2017, 50% of this limit was $135,000), the amounts deferred on or after January 1, 2005 are distributed in a lump sum on the date installments would have otherwise begun.

•        Distribution elections may be changed in advance of separation, in accordance with Internal Revenue Code rules.

•        Distribution elections apply to both the Basic Account and the Deferred Shares Account. Further, within the Basic Account and the Deferred Shares Account, different distribution elections are permitted to be made for the amounts that were deferred before January 1, 2005 and the amounts that were deferred on or after January 1, 2005.

•        At December 31, 2017, the named executive officers had the following distribution elections on file:

– Mrs. Rometty – 10 annual installments for all amounts

– Mr. Schroeter – lump sum in February of the year following separation for all amounts

– Dr. Kelly – lump sum in February of the year following separation for pre-2005 amounts, and 10 annual installments for post-2004 amounts

– Mr. Clementi – 10 annual installments for all amounts

– Mr. Kavanaugh – 2 annual installments for pre-2005 amounts, and lump sum in the February of the year following separation for post-2004 amounts.

•        Deferred IBM Shares are distributed only in the form of shares of IBM’s common stock.

•        These distribution rules are subject to Section 409A of the Internal Revenue Code, including, for example, the rule that a “specified employee” may not receive a distribution of post-2004 deferrals until at least six months following a separation from service from IBM. All named executive officers, were “specified employees” under Section 409A at the end of the last fiscal year.

IBM Italy Pension Fund

General Description

•        Mr. Clementi was an employee of IBM Italy prior to his U.S. employment, which commenced January 1, 2009. While an employee of IBM Italy and an Italian citizen, Mr. Clementi is eligible for a pension under the social security system as required by law, and sponsored by the Italian government. IBM made legally required contributions to the social security system (INPS) on behalf of Mr. Clementi through December 31, 2008.

•        In addition to contributions to INPS, IBM Italy offers a supplementary plan, “Fondo Pensione Dirigenti IBM” (the “Supplementary Plan”) to its executive population, which provides additional pension benefits that exceed those provided by the social security system. The Supplementary Plan is a separate qualified legal entity under Italian law and is a defined contribution plan.

•        Generally, all executives employed by IBM Italy are eligible to participate in the Supplementary Plan. Participation is voluntary, and an executive must elect to participate in the Supplementary Plan.

Compensation Eligible for Deferral into the Supplementary Plan

•        Eligible executives can choose to participate in the Supplementary Plan in two ways: (i) by irrevocably transferring severance pay legally required to be set aside; or (ii) making contributions that are based on the participant’s pay (ranges from 2.5% for pay up to €46,123 to 7.3% for pay over €87,633).

•        Participants may also elect to make further voluntary monthly contributions to the Supplementary Plan.

Employer Contributions

•        For all participants, IBM Italy makes contributions to the Supplementary Plan on a monthly basis equal to a set amount that varies based on salary (2.5% to 5.48% of salary); provided that the employer contribution does not exceed 5.5% of the entire gross pay and that it is not less than the amount established under the applicable collective agreement (€4,800).

Earnings Measures

•        Participants choose to invest their account in one of three investment alternatives: the Insurance Fund, the Bond Securities Fund or the Share Fund. The default alternative is the Insurance Fund, which guarantees a minimum percentage return on capital depending on operating results (currently 2.0% annually calculated on the paid, consolidated capital as of January 1, 2013).

•        Participants may change their investment election for new contributions at any time, and may change their allocations among the investment alternatives once each year.

•        The Bond Securities Fund and the Share Fund do not provide any guaranteed return.

•        The 2017 annual rates of return for the three investment options are as follows:

– Insurance Fund (2.74%)

– Bond Securities Fund (1.26%)

– Share Fund (7.75%)

Payouts, Withdrawals and Other Distributions

•        Participants are eligible (but are not required) to take a distribution after reaching pensionable age as set forth under law and have participated in the Supplementary Plan for at least five years.

•        Participants may receive their benefit as an annuity or as a combination of an annuity and partial lump sum payment — which lump sum payment shall not exceed 50%. Due to his hire date, Mr. Clementi may choose to take his entire benefit in a lump sum payment. Distribution elections are made at the time of retirement.

•        Any annuities paid from the Supplementary Plan are calculated in accordance with the Supplementary Plan regulations for converting plan accounts to annuities.

•        If the participant dies before accessing the benefits, the individual’s heirs or designated beneficiaries shall receive his account.

•        A participant can request an advance of his account under the following circumstances: (i) at any time, up to 75%, to cover health care costs in the event of a serious illness affecting the participant or his spouse or dependents; (ii) up to 75% for the purchase of his, or his children’s, primary residence or for maintenance to the residence, once a participant has participated for at least eight years; and (iii) up to a maximum of 30% for other purposes, once a participant has participated for at least eight years.

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

		Executive Contributions in Last FY(1)		Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawal/ Distributions	Aggregate Balance at Last FYE(4)
Name		($)		($)	($)	($)	($)
(a)	Plan	(b)		(c)	(d)	(e)	(f)
V.M. Rometty	Basic Account	$376,800	Match	$376,800	$592,368	$0	$13,128,950
			Automatic	251,200
	Deferred IBM Shares	0		0	(350,753)	0	4,281,032
	Total	$376,800		$628,000	$241,615	$0	$17,409,982
M.J. Schroeter	Basic Account	$98,996	Match	$80,247	$(57,262)	$0	$2,155,717
			Automatic	16,049
	Deferred IBM Shares	0		0	0	0	0
	Total	$98,996		$96,296	$(57,262)	$0	$2,155,717
J.E. Kelly III	Basic Account	$497,305	Match	$89,271	$1,144,969	$0	$12,472,472
			Automatic	29,757
	Deferred IBM Shares	0		0	(40,727)	0	497,081
	Total	$497,305		$119,028	$1,104,242	$0	$12,969,553
E. Clementi	Basic Account	$735,585	Match	$68,685	$(65,556)	$0	$4,571,516
			Automatic	13,737
	Deferred IBM Shares	0		0	0	0	0
	Supplementary Plan(5)	0		0	50,609	0	1,898,466
	Total	$735,585		$82,422	$(14,947)	$0	$6,469,982
J.J. Kavanaugh	Basic Account	$129,800	Match	$72,720	$402,936	$0	$3,504,483
			Automatic	24,240
	Deferred IBM Shares	0		0	(1,873)	0	22,860
	Total	$129,800		$96,960	$401,063	$0	$3,527,343

(1)          A portion of the amount reported in this column (b) for each named executive officer’s Basic Account, is included within the amount reported as salary for that officer in column (c) of the 2017 Summary Compensation Table. These amounts are: $79,800 for Mrs. Rometty; $36,210 for Mr. Schroeter; $33,630 for Dr. Kelly; $24,225 for Mr. Clementi; and $129,800 for Mr. Kavanaugh.

(2)          For each of the named executive officers, the entire amount reported in this column (c) is included within the amount reported in column (i) of the 2017 Summary Compensation Table. The amounts reported as IBM contributions to defined contribution plans in footnote 6 to the 2017 Summary Compensation Table are larger because the amounts reported in that footnote also include IBM’s contributions to the IBM 401(k) Plus Plan.

(3)          None of the amounts reported in this column (d) are reported in column (h) of the 2017 Summary Compensation Table because IBM does not pay above-market or preferential earnings on deferred compensation.

(4)          Amounts reported in this column (f) for each named executive officer include amounts previously reported in IBM’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive and IBM matching and automatic contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IBM contributions and investment experience, including an $8 quarterly administrative fee.

(5)          Amounts disclosed as of December 31, 2017 were €42,157 and €1,581,396, respectively, and the exchange rate from euros to U.S. dollars was 1.2005.

2017 Potential Payments Upon Termination Narrative

Introduction

IBM does not have any plans, programs or agreements under which payments to any of the named executive officers are triggered by a change of control of IBM, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer.

The only payments or benefits that would be provided by IBM to a named executive officer following a termination of employment would be provided under the terms of IBM’s existing compensation and benefit programs (as described below). However, Mr. Clementi will be eligible for a payment upon termination pursuant to his IBM U.S. offer letter. This payment represents a one-time replacement payment to compensate Mr. Clementi for the retirement benefits that he would have continued to earn as an employee of IBM Italy.

In order to become eligible for a payment under his offer letter, Mr. Clementi had to complete five years of service following January 1, 2009. After completing such service Mr. Clementi’s payment is equal to $500,000, plus, for each year that Mr. Clementi works beyond January 1, 2014, the amount payable is increased by 10% for a maximum period of five years (through January 1, 2019). The payment shall be made in a lump sum no later than the end of the year after Mr. Clementi separates from service with IBM.

The 2017 Potential Payments Upon Termination Table that follows this narrative reports such payments and benefits for each named executive officer assuming termination on the last business day of the fiscal year end.

As explained below, certain of these payments and benefits are enhanced by or dependent upon the named executive officer’s attainment of certain age and service criteria at termination. Additionally, certain payments or benefits are not available following a termination for cause and/or may be subject to forfeiture and clawback if the named executive officer engages in certain activity that is detrimental to IBM (including but not limited to competitive business activity, disclosure of confidential IBM information and solicitation of IBM clients or employees).

This 2017 Potential Payments Upon Termination Narrative and the 2017 Potential Payments Upon Termination Table do not reflect payments that would be provided to each named executive officer under the IBM 401(k) Plus Plan or the IBM Individual Separation Allowance Plan following termination of employment on the last business day of the fiscal year end because these plans are generally available to all U.S. regular employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.

Qualified Plan amounts and Nonqualified Plan amounts are not reflected in the 2017 Potential Payments Upon Termination Table. Previously, these amounts were available under one plan, the IBM Personal Pension Plan, which was generally available to all U.S. regular employees similarly situated in years of service and dates of hire and did not discriminate in favor of executive officers. For amounts payable under the Qualified and Nonqualified Plans, see the 2017 Pension Benefits Table. The 2017 Potential Payments Upon Termination Table also does not quantify the value of retiree medical and life insurance benefits, if any, that would be provided to each named executive officer following such termination of employment because these benefits are generally available to all U.S. regular employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers; however, the named executive officers’ eligibility for such benefits is described below. The 2017 Potential Payments Upon Termination Table does not contain a total column because the Retention Plan payment is paid as an annuity, not a lump sum. Therefore, a total column would not provide any meaningful disclosure.

Annual Incentive Program (AIP)

•        The AIP may provide a lump sum, cash payment in March of the year following resignation, retirement or involuntary termination without cause. An AIP payment may not be paid if an executive engages in activity that is detrimental to IBM.

•        This payment is not triggered by termination; the existence and amount of any AIP payment is determined under the terms of the AIP applicable to all executives employed through December 31 of the previous year.

•        AIP payments to executive officers are subject to clawback as described in Section 3 of the 2017 Compensation Discussion and Analysis.

•        For purposes of the 2017 Potential Payments Upon Termination Table below, it is assumed that the AIP payment made to each named executive officer following termination of employment on the last business day of the fiscal year end would have been the same as the actual payment made in March 2018.

IBM Long-Term Performance Plans (LTPP)

•        The named executive officers have certain outstanding equity grants under the LTPP including:

– Stock Options;

– Restricted Stock Units (RSUs);

– Retention Restricted Stock Units (RRSUs); and/or

– Performance Share Units (PSUs).

•        The LTPP and/or the named executive officers’ equity award agreements contain the following terms:

– Generally, unvested stock options, RSUs, RRSUs and PSUs are cancelled upon termination; and

– Vested stock options may be exercised only for 90 days following termination.

•        Payment of these awards is not triggered by termination of employment (because the awards would become payable under the terms of the LTPP if the named executive officer continued employment), but if he or she resigns, retires or is involuntarily terminated without cause after attaining age 55 with at least 15 years of service, the following terms apply:

– Vested stock options continue to be exercisable for the remainder of their ten-year term if approved by the Board, Compensation Committee or other appropriate management; and

– IBM prorates a portion of unvested PSU awards to continue to vest under their original vesting schedules.

•        If an executive dies, outstanding stock options, RSU awards and RRSU awards would vest immediately, and outstanding PSU awards would remain outstanding and continue to vest under their original vesting schedules.

•        If an executive becomes disabled, outstanding stock options, RSU awards and RRSU awards would continue to vest under their original vesting schedules, and outstanding PSU awards would remain outstanding and continue to vest under their original vesting schedules.

•        Beginning with PSU and RSU awards granted in 2009, in cases other than death or disability, certain executives may be eligible for continued vesting of these awards after separation.

– To ensure that the interests of the members of the Performance Team are aligned with IBM’s long-term interests as these leaders approach retirement, these executives, including the named executive officers, may be eligible to receive payouts of their full unvested PSU and RSU awards upon termination if the following criteria are met:

•    The executive is on the Performance Team at the time of departure;

•    For RSU awards, at least one year has passed since the award grant date; and for PSU awards, at least one year has passed in the performance period;

•    The executive has reached age 55 with 15 years of service at the time of departure; and

•    The payout has been approved by appropriate senior management, the Compensation Committee or the Board, in their discretion.

– The Chairman and CEO is also eligible for the payouts described upon termination, except she must have reached age 60 with 15 years of service, and the payout must be approved by the Board, in its discretion.

– Payouts of PSU awards after termination as described above will be made in February after the end of the three-year performance period and only if the performance goals are met. Payouts of RSU awards after termination, as described above, will be made in accordance with the original vesting schedule.

•        The 2017 Potential Payments Upon Termination Table assumes the following:

– Amounts shown include the payout of the 2015 PSU awards calculated using the actual performance achieved for the 2015–2017 performance period and the 2017 fiscal year-end closing price of $153.42 for IBM common stock; and

– Outstanding 2016 and 2017 PSU awards were not included because there is no guarantee of payment on these awards as they are subject to meeting threshold performance criteria.

– Amounts shown include the value of 2016 RSU awards, if the required retirement criteria is met, at the fiscal year-end closing price of $153.42 for IBM common stock because the one-year service requirement from grant has been completed; and

– Outstanding 2017 RSU awards are not included because the required service of at least one year since the award date of grant has not been completed.

•        LTPP awards are subject to forfeiture and rescission if an executive is terminated for cause or engages in activity that is detrimental to IBM prior to or within 12 months following payment. LTPP awards also contain a covenant that the recipient will not solicit IBM clients for a period of one year or employees for a period of two years following termination of employment.

IBM Supplemental Executive Retention Plan (Retention Plan)

•        Payments under the Retention Plan are triggered by resignation, retirement or involuntary termination without cause after attainment of eligibility criteria.

•        Eligibility criteria are described in the 2017 Retention Plan Narrative.

•        Retention Plan payments are paid as an annuity beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).

•        At termination, the executive chooses either a single life annuity or an actuarially equivalent joint and survivor annuity.

•        The 2017 Potential Payments Upon Termination Table reflects the annual amount payable as a single life annuity.

•        This table does not reflect the following provisions that would apply in accordance with Section 409A of the Internal Revenue Code:

– The payment would be delayed six months following termination; and

– Amounts not paid during the delay would be paid (with interest) in July 2018.

•        Retention Plan payments are subject to forfeiture and rescission if an executive is terminated for cause or engages in activity that is detrimental to IBM at any time prior to or following commencement of Retention Plan payments.

IBM Excess 401(k) Plus Plan

•        As described in the 2017 Nonqualified Deferred Compensation Narrative, payment of the named executive officers’ Excess 401(k) Plus Plan accounts (Basic Accounts and any Deferred IBM Shares) is triggered by resignation, retirement or involuntary termination.

•        Under the terms of the LTPP, Deferred IBM Shares are subject to rescission if the named executive officer participates in activity that is detrimental to IBM within 12 months following the release date.

•        With respect to IBM matching and automatic contributions made to a participant’s account after March 31, 2010, if a participant engages in activity that is detrimental to IBM, the Excess 401(k) Plus Plan allows the clawback of such IBM contributions made during the 12-month period prior to the detrimental activity through the date of termination.

•        The 2017 Potential Payments Upon Termination Table indicates the estimated amount and the time and form of payment, determined by either the executive’s distribution election in effect, if any, or the plan’s default distribution provision.

•        Estimated payments were calculated using the aggregate account balance as of the last business day of the fiscal year end, without assumptions for the following between such date and the distribution date(s):

– Investment gains and losses on the Basic Account (including dividend equivalent reinvestment for the IBM Stock Fund); and

– Fluctuations in the market price of IBM stock for Deferred IBM Shares.

•        The tables do not reflect:

– That payment of amounts deferred after December 31, 2004 (and the associated earnings) are subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code; or

– Any other restriction on such payments imposed by the requirements of Section 409A of the Internal Revenue Code.

IBM Italy Pension Fund

•        As described in the 2017 Nonqualified Deferred Compensation Narrative, payment to Mr. Clementi of his benefits under the Supplementary Plan is triggered by resignation, retirement or involuntary termination.

•        Estimated payment reflects a lump sum of the aggregate account balance as of the last business day of the fiscal year end, without assumptions for any investment gains or losses between such date and distribution.

Retiree Medical and Life Insurance

General Description

Benefits under IBM’s retiree medical and life insurance programs are triggered by a named executive officer’s retirement, as described below. IBM maintains the Retiree Benefits Plan, the Future Health Account, Access to Group Health Care Coverage and the Retiree Group Life Insurance Plan. Eligibility for a particular program is dependent upon date of U.S. hire, age and years of service at termination. Future coverage under such programs remains subject to IBM’s right to amend or terminate the plans at any time. The named executive officers would not have been eligible for the Retiree Benefits Plan following a separation from service on the last business day of the fiscal year end because they had not met the eligibility requirements.

IBM Future Health Account (FHA)

•        Amounts credited by IBM to a hypothetical account may be used to offset the cost of eligible medical, dental and vision insurance coverage for former employees and their eligible dependents.

•        Generally, all regular full-time or part-time U.S. IBM employees who meet the following criteria are eligible to use amounts from the account for these purposes:

– Hired before January 1, 2004;

– Not within five years of earliest retirement eligibility under the prior IBM Retirement Plan on June 30, 1999; and

– At termination they have attained 30 years of service (regardless of age) and were eligible for an opening balance on July 1, 1999, or have attained at least age 55 with 15 years of service. An employee was eligible for an opening balance on July 1, 1999 if the employee was at least age 40 and completed at least one year of service on June 30, 1999.

•        Mrs. Rometty and Dr. Kelly would have been eligible for this benefit following a separation from service on the last business day of the fiscal year end.

•        Mr. Kavanaugh would not have been eligible for this benefit following a separation from service on the last business day of the fiscal year end because he had not met the eligibility requirement noted above.

Access to Group Health Care Coverage

•        Eligible employees may purchase retiree health care coverage under an IBM-sponsored retiree medical option. The cost of this coverage is paid solely by the employee, but the coverage is priced at IBM retiree group rates.

•        Generally, all regular full-time or part-time U.S. IBM employees who meet the following criteria are eligible to purchase such coverage:

– Hired on or after January 1, 2004, and meet the following age and service requirements at separation from service:

•    At least age 55, with at least five years of service; and either

•    The employee’s age and years of service equal 65; or

•    Withdrawal-eligible for the Future Health Account and the funds in the account have been fully depleted.

– Hired prior to January 1, 2004 but are not eligible for either the IBM Retiree Benefits Plan or the Future Health Account, and at separation of service employee is at least age 55 or later, and the employee’s age and years of service equal at least 65.

•        Mr. Clementi would have been eligible for this benefit following a separation from service on the last business day of the fiscal year end.

•    Mr. Schroeter would not have been eligible for this benefit following a separation from service on the last business day of the fiscal year end because he had not met the eligibility requirement noted above.

IBM Retiree Group Life Insurance

•        Employees who retire on or after January 1, 2016 will have the option to purchase life insurance at preferred rates, paid solely at their expense.

2017 POTENTIAL PAYMENTS UPON TERMINATION TABLE

						Nonqualified Deferred Compensation
			LTPP			Excess 401(k)(6)
Name	Termination Scenario	Annual Incentive Program(2) ($)	Stock Options(3) ($)	Stock Awards(4) ($)	Retention Plan (5) ($)	Basic Account ($)		Deferred IBM Shares ($)		Italy Pension Fund ($)		Replacement Payment ($)
V.M. Rometty	Termination(1)	$5,100,000	$0	$12,346,781	$101,008	$1,312,895	(7)	$428,103	(7)	N/A		N/A
	For Cause	0	0	0	0	1,312,895	(7)	428,103	(7)	N/A		N/A
M.J. Schroeter	Termination(1)	1,181,000	0	2,927,714	N/A	2,155,717	(8)	0		N/A		N/A
	For Cause	0	0	0	N/A	2,155,717	(8)	0		N/A		N/A
J.E. Kelly III	Termination(1)	861,000	0	4,780,567	594,917	5,062,849	(9)	497,081	(9)	N/A		N/A
	For Cause	0	0	0	0	5,062,849	(9)	497,081	(9)	N/A		N/A
E. Clementi	Termination(1)	869,840	0	4,129,913	N/A	457,152	(10)	0		1,898,466	(11)	732,050	(12)
	For Cause	0	0	0	N/A	457,152	(10)	0		1,898,466	(11)	732,050	(12)
J.J. Kavanaugh	Termination(1)	919,000	0	1,951,809	0	3,209,918	(13)	22,860	(13)	N/A		N/A
	For Cause	0	0	0	0	3,209,918	(13)	22,860	(13)	N/A		N/A

(1)                  Termination includes the following separation scenarios: resignation, retirement and involuntary termination without cause (in all cases, assuming the executive is not entering into competitive or other activity detrimental to IBM).

(2)                  Assumes that the AIP payment made to each named executive officer following termination of employment on the last business day of the fiscal year end would have been the same as the actual payment made in March 2018.

(3)                  Assumes each named executive officer exercised all vested, in-the-money options at $153.42 (the fiscal year-end closing price of IBM common stock on the NYSE).

(4)                  Assumes IBM released each named executive officer’s PSU award, granted in 2015 according to its policy, for the three-year performance period ending December 31, 2017. PSU awards are adjusted for performance and released in shares of IBM common stock (with any fractional shares rounded to the nearest whole share) in February in the year following the end of the performance period. While outstanding 2016 RSU awards are included if required retirement criteria is met, 2017 RSU awards are not included because the required service of at least one year since the award date of grant has not been completed.

(5)                  Reflects the Retention Plan benefit payable for eligible named executive officers as an immediate annual single life annuity. See the IBM Supplemental Executive Retention Plan section above for more details.

(6)                  Estimated payments to each named executive officer were calculated using the aggregate account balance as of the last business day of the fiscal year end. See the IBM Excess 401(k) Plus Plan section above for more details.

(7)                  Approximate annual amount payable for 10 years starting in February 2018. Deferred IBM Shares are paid as shares of IBM common stock.

(8)                  Payable in a lump sum in February 2018.

(9)                  Sum of the amount of Basic Account deferred prior to January 1, 2005 payable in a lump sum in February 2018 ($4,239,557) and the approximate annual amount of the Basic Account deferred on or after January 1, 2005 payable for 10 years starting in February 2018 ($823,292). Deferred IBM Shares are paid as shares of IBM common stock.

(10)             Approximate annual amount payable for 10 years starting in February 2018.

(11)             Amount represents a lump sum payment of the aggregate balance as of December 31, 2017. Under the terms of the plan, Mr. Clementi does not have to make a distribution election until retirement. He can choose to receive his benefit as an annuity, a lump sum, or a combination of an annuity and lump sum. See the 2017 Nonqualified Deferred Compensation Narrative for more information.

(12)             See the 2017 Potential Payments Upon Termination Narrative for more information.

(13)             Sum of the annual amount of Basic Account deferred prior to January 1, 2005 payable for 2 years starting in February 2018 ($294,565) and the amount of the Basic Account deferred on or after January 1, 2005 payable a lump sum in February 2018 ($2,915,353). Deferred shares are paid as shares of IBM common stock.

Report of the Audit Committee of the Board of Directors

The Audit Committee hereby reports as follows:

1.    Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with IBM’s management.

2.    The Audit Committee has discussed with IBM’s internal auditors and IBM’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss IBM’s financial reporting process and internal accounting controls, in addition to other matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB), as may be modified or supplemented.

3.    The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP (PwC) required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

4.    The Audit Committee has an established charter outlining the practices it follows. The charter is available on IBM’s website at: http://www.ibm.com/investor/governance/audit-committee-charter.html.

5.    IBM’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, IBM’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, pursuant to authority delegated by the Audit Committee, the Audit Committee chair may approve engagements that are outside the scope of the services and fees approved by the Audit Committee, which are later presented to the Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

6.    Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of IBM, and the Board has approved, that the audited financial statements be included in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

M.L. Eskew (chair) | D.N. Farr | J.W. Owens | P.R. Voser

Audit and Non-Audit Fees

Set forth below are the fees for services provided to IBM by its independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC) for the fiscal periods indicated.

(Dollars in millions)	2017	2016
Audit Fees	$48.1	$49.9
Audit-Related Fees	28.5	28.2
Tax Fees	4.2	7.8
All Other Fees	0.5	0.5
Total	$81.3	$86.4

Description of Services

Audit Fees: comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of IBM’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees: comprise fees for services that are reasonably related to the performance of the audit or review of IBM’s financial statements, including the support of business acquisition and divestiture activities, independent assessments for service organization control reports, and audit and review of IBM’s retirement and other benefit-related programs. For 2017, these services included approximately $19 million for independent assessments for service organization control reports. For 2016, these services included approximately $18 million for independent assessments for service organization control reports.

Tax Fees: comprise fees for tax compliance, tax planning and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

All Other Fees: comprise fees primarily in connection with certain benchmarking work and permissible advisory services.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

IBM’s Audit Committee is directly responsible for the appointment, compensation (including advance approval of audit and non-audit fees), retention and oversight of the independent registered public accounting firm that audits IBM’s consolidated financial statements and its internal controls over financial reporting. In accordance with its charter, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to be IBM’s auditors for the year 2018. With the endorsement of the Board of Directors, the Audit Committee believes that this selection is in the best interests of IBM and its stockholders and therefore recommends to stockholders that they ratify that appointment. PwC served in this capacity for the year 2017.

Independent Auditor Engagement

The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent auditor. Prior to the selection of the independent auditor, the Committee considers many factors, including:

•        PwC’s capability and expertise in addressing and advising on the breadth and complexity of IBM’s global operations;

•        PwC’s independence and tenure as IBM’s auditor;

•        PwC’s strong performance on the IBM audit, including the extent and quality of PwC’s communications with the Audit Committee and the results of an internal, worldwide survey of PwC’s service and quality;

•        Analysis of known litigation or regulatory proceedings involving PwC;

•        Public Company Accounting Oversight Board reports;

•        Appropriateness of PwC’s fees for audit and non-audit services; and

•        PwC’s reputation for integrity and competence in the fields of accounting and auditing.

Auditor Independence Controls

The Audit Committee and IBM management have robust policies and procedures in place to monitor and verify PwC’s independence from IBM on a continual basis. These policies and procedures include:

•        Private meetings between the Audit Committee and PwC throughout the year;

•        Annual evaluation by the Audit Committee;

•        Pre-approval by the Audit Committee of non-audit services;

•        Lead engagement partner rotation at least every 5 years; the Audit Committee selects a new lead audit engagement partner after a rigorous process, including candidate interviews;

•        Concurring audit partner rotation at least every 5 years;

•        Auxiliary engagement partner rotation at least every 7 years;

•        Hiring restrictions for PwC employees at IBM; and

•        Internal quality reviews by, or of, PwC, including the performance of procedures to monitor and assess PwC’s independence from its audit clients, as well as the results of peer reviews by other public accounting firms and PCAOB inspections.

Accountability to Stockholders

•        PwC’s representative will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Benefits of Long-Tenured Auditor

PwC has been the independent auditor of IBM since 1958. From 1923 until 1958, the independent auditors of IBM were firms that were ultimately acquired by PwC. The Audit Committee believes that having a long-tenured auditor is in the best interests of IBM and its stockholders in consideration of the following:

•        Institutional knowledge and deep expertise necessary for a large, multinational company with IBM’s breadth of global operations and business;

•        Higher audit quality developed through experience with more than 250 annual statutory audits in almost 100 countries; and

•        No onboarding or educating a new auditor, which would require a significant time commitment and expense, and distract from management’s focus on operational execution, financial reporting and internal controls.

THE IBM BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THIS PROPOSAL.

3. Management Proposal on Advisory Vote on Executive Compensation (Say on Pay)

IBM is asking that you APPROVE the compensation of the named executive officers as disclosed in this Proxy Statement.

Over the last several years, IBM has prioritized investments in our high growth strategic imperatives, while ensuring we deliver value to our investors. In 2017, IBM delivered revenue of $79.1B and pre-tax income of $11.4B. IBM returned to revenue growth in the 4th quarter of 2017, with revenue from our strategic imperatives reaching a critical mass at 46% of overall IBM revenue, or $36.5B. IBM is now established as the leading enterprise provider of cloud platforms and cognitive solutions, with security at the core. We achieved this performance while continuing to return cash to shareholders — in 2017, we raised our dividend for the 22nd consecutive year, and nearly 75% of free cash flow has been returned to shareholders over the past three years. Our compensation strategy supports IBM’s high value business model.

As discussed in the Compensation Discussion and Analysis, IBM’s executive compensation programs are designed to:

•        Ensure that the interests of IBM’s leaders are closely aligned with those of our investors by varying compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in IBM stock;

•        Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time;

•        Attract and retain the highly qualified senior leaders needed to drive a global enterprise to succeed in today’s highly competitive marketplace;

•        Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking; and

•        Differentiate rewards to reflect individual and team performance.

In addition to the Company’s normal, extensive outreach to Stockholders, IBM enhanced its engagement practices in 2017. We engaged in a robust program to gather feedback from investors following the 2017 annual advisory vote on executive compensation (Say on Pay). IBM directors, including its independent Presiding Director and the Chair of the Executive Compensation and Management Resources Committee, participated along with members of IBM’s senior management in a significant portion of this engagement. The Company met with investors representing more than 55% of the shares that voted on Say on Pay at the 2017 Annual Meeting.

Overall, our stockholders continue to be supportive of the Company’s compensation program and practices, which focus on long-term financial performance that drives stockholder value. Therefore, the Company has continued its standard compensation program and structures. Nonetheless, the Committee and the Board reviewed and considered all investor feedback and made the following key updates designed to further strengthen IBM’s pay for performance design and enhance our transparency:

•        Increased transparency into the rigor of our goal setting process by disclosing performance attainment relative to goals, for both the Annual Incentive Program and Performance Share Unit Program

•        Beginning in 2018, added a relative metric as a modifier to the Performance Share Unit payout formula, in the form of Relative Return on Invested Capital vs. IT peers and the broader S&P 500

•        Reduced the maximum incentive payment opportunity for the Chairman and CEO to two times target (from three times target) to align more closely with common market practice

•        Added clarity around stock ownership requirements by describing them as a multiple of base salary, which does not reduce the shares required to be held, and remains at the high end of our peer group

IBM’s named executive officers are identified in the 2017 Summary Compensation Table, and pages 27–67 describe the compensation of these officers. 69% of target pay for the Chairman and CEO, and 63% of target pay for the other Named Executive Officers, is at risk and subject to rigorous performance targets. The rigor of these targets is evident in the payouts. For 2017, Mrs. Rometty earned 81% of her total target compensation. Over the longer term, the past 3 years, Mrs. Rometty has earned an average of 63% of her total target compensation.

CEO TOTAL ACTUAL VS. TARGET COMPENSATION

Values in Millions ($)

Pay decisions were made in the context of our financial performance relative to our goals, while taking into consideration the transformation of the Company’s portfolio and the steps taken to strengthen IBM’s position for the future.

For the reasons expressed above and discussed in the Compensation Discussion and Analysis, the Executive Compensation and Management Resources Committee and the IBM Board of Directors believe that these policies and practices are aligned with the interests of our stockholders and designed to reward for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

THE IBM BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

Stockholder Proposals

Some of the following stockholder proposals contain assertions about IBM that we believe are incorrect. We have not attempted to refute all of these inaccuracies.

Your Board of Directors opposes the following proposals for the reasons stated after each proposal.

4. Stockholder Proposal on Lobbying Disclosure

Management has been advised that Walden Asset Management, One Beacon Street, Boston, MA 02108, the beneficial owner of over $2,000 in market value of IBM shares, together with multiple co-filers, whose names, addresses and beneficial holdings are available on request, intends to submit the following proposal at the meeting:

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our lobbying is consistent with IBM’s expressed goals and in the best interests of shareholders.

IBM spent approximately $24.4 million from 2012–2016 on federal lobbying (Senate reports). This total does not include expenditures to influence legislation in states and provides limited information regarding lobbying conducted by third parties.

Resolved, the shareholders of IBM request the preparation of a report, updated annually, and disclosing:

1.    Company policy and procedures governing lobbying, both direct and indirect lobbying communications.

2.    Payments by IBM used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.    Description of the decision making process and oversight by management and Board for lobbying expenditures.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by any trade association or other organization of which IBM is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on IBM’s website.

Supporting Statement

We commend IBM for its thoughtful policy regarding political spending and the electoral process prohibiting political contributions with company funds. We believe IBM should also establish high standards for evaluating and disclosing company participation and spending in the legislative process through lobbying as well.

IBM does not disclose its memberships in, or payments to, trade associations, or the portions of these payments used for lobbying. In contrast, competitors Microsoft, Xerox and Intel publicly disclose their indirect lobbying expenditures through their trade associations.

IBM sits on the board of the US Chamber of Commerce, which since 1998 spent approximately $1.4 billion dollars on lobbying. IBM does not disclose its Chamber payments nor the portion used for lobbying.

IBM’s statement on climate change policy states that “IBM recognizes climate change is a serious concern that warrants meaningful action on a global basis to stabilize the atmospheric concentration of greenhouse gases (GHGs).” In contrast, the Chamber has publicly attacked the EPA and sued to stop climate change solutions.

IBM is also a member of the Business Roundtable, an organization with approximately 200 CEOs as members. The BRT is leading an attack against shareholder rights to file resolutions. Yet IBM is justifiably proud of its record of engaging shareholders in constructive conversation.

IBM’s payments to the BRT & Chamber help fund such attacks.

This resolution received 26.54% vote in 2017. We urge IBM to expand its public disclosure of lobbying.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

This proposal requests additional disclosure by IBM of lobbying activities and expenditures. IBM already discloses lobbying activities and expenditures, including expenditures made through trade associations, as required by law. Furthermore, IBM has established clear oversight over such activities and expenditures through numerous written corporate policies, instructions and guidelines. This proposal does not appear to properly consider IBM’s well-known policies and practices in this area, and the Board recommends against this proposal.

IBM’s policy on Lobbying is set forth in the IBM Business Conduct Guidelines under the section entitled “Lobbying,” and is published by the Company on its website at: https://www.ibm.com/investor/att/pdf/BCG_English_Accessible_2018.pdf

Specifically, the IBM Business Conduct Guidelines provide that all lobbying activities, including lobbying activities by third parties on behalf of IBM and grassroots lobbying, require the prior approval of IBM’s Government and Regulatory Affairs office — a globally integrated function providing public policy and government relations expertise in support of IBM’s business operations worldwide. All IBM employees are required to comply with these guidelines. The IBM Government and Regulatory Affairs office works to advocate the public policy interests of IBM and its stockholders and employees with governments around the world.

The Company provides disclosure on its website about its key public policy positions as well as its policies and practices with regard to public policy matters, including trade and industry associations and lobbying activities and expenditures. See http://www.ibm.com/investor/governance/public-policy-matters.html and https://www.ibm.com/blogs/policy

Further, IBM’s U.S. federal lobbying reports disclose in extensive detail all issues lobbied and total U.S. federal lobbying expenditures made by IBM. Contrary to the proposal’s supporting statement, IBM’s total reported U.S. federal lobbying expenditures do, in fact, include expenditures for “indirect lobbying” via trade associations, as required by law. These reports are available for public review at http://disclosures.house.gov/ld/ldsearch.aspx

IBM also complies fully with U.S. state and local lobbying disclosure laws, which vary by jurisdiction, but which do, in most cases, require lobbyists to register and disclose their lobbying activities. Finally, IBM periodically reports to its Board of Directors about IBM’s policies and practices in connection with governmental relations, public policy and related expenditures.

Given all of the foregoing, the Board views the proposal as unnecessary. THEREFORE, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

5. Stockholder Proposal on Shareholder Ability to Call a Special Shareholder Meeting

Management has been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the owner of at least 25 shares of IBM stock, intends to submit the following proposal at the meeting:

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. In other words this proposal asks for adoption of the most shareholder-friendly version of the shareholder right to call a special meeting as permitted by Delaware law. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013. A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways (written consent completely lacking at IBM) to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle such as the election of directors. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.

This proposal is of particular importance to IBM shareholders because IBM shareholders completely lack the ability to act by written consent and do not have the full right to call a special meeting that is available under Delaware law. And this is at a time when IBM stock is slumping.

If shareholders had a more complete right to call a special meeting as called for in this proposal shareholders would have a greater ability to engage our Board to improve the qualifications of our directors since a special meeting can be called in regard to the election of directors.

Sadly IBM had a rooster of directors with no skin in the game. In 2017 it was reported that 8 of 13 IBM directors owned no IBM stock: Alex Gorsky, Andrew Liveris, Hutham Olayan, Joan Spero, Michael Eskew, Peter Voser, Shirley Jackson and Walter McNerney. If our stock slumps further these 8 directors can just smile and collect their $400,000 for perhaps 400 hours of work.

Kenneth Chenault and Sidney Taurel had 19 or 16 years long-tenure. Long-tenure can impair the independence of a director no matter how well qualified. Michael Eskew and Shirley Jackson were potentially distracted directors with work on 4 boards. And then Michael Eskew was given Lead Director duties. The 4 directors in this paragraph received our highest negative votes in 2017.

Any claim that a shareholder right to call a special meeting can be costly – may be largely moot. When shareholders have a good reason to call a special meeting – our board should be able to take positive responding action to make a special meeting unnecessary.

Please vote to improve shareholder oversight of our company:

Shareholder Ability to Call a Special Shareholder Meeting – Proposal 5

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board believes that the adoption of this proposal is unnecessary because of its existing special meeting by-law provision. The current provision, which allows stockholders owning at least 25% of IBM’s shares to call a special meeting, can be found in Article II, Section 3 of IBM’s by-laws at https://www.ibm.com/investor/governance/by-laws.html.

The current 25% threshold is consistent with market practice and already accurately reflects the preference of IBM’s stockholders. At IBM’s 2010 and 2017 Annual Meetings, the same proponent presented this same proposal seeking to lower the 25% threshold to 10%. On both occasions, a majority of the votes cast voted against lowering the threshold, clearly demonstrating the stockholders’ support for the 25% threshold.

Lowering the threshold to 10% would allow special interest groups with small minority ownership interests to potentially cause disruption and substantial costs to be incurred by the other 90% of stockholders. Further, a lower threshold is not necessary in light of IBM’s history of strong governance policies and practices, including its lead independent Presiding Director and existing procedures giving stockholders the ability to communicate with the Board.

Therefore, the Board believes that the proponent’s proposal is counterproductive to IBM’s already well-respected corporate governance practices. Additionally, this same proposal has already been reviewed and rejected by a majority of the votes cast at two prior annual meetings. As IBM has an existing by-law permitting stockholders to call special meetings, and this same proposal to lower the threshold failed to receive majority support each time it has been presented, the Board believes that this proposal is unnecessary. THEREFORE, THE IBM BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

6. Stockholder Proposal to Have an Independent Board Chairman

Management has been advised that Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, the owner of at least 500 shares of IBM stock, intends to submit the following proposal at the meeting:

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its June 2016 annual meeting. Wells Fargo also changed course and named an independent board chairman in October 2016.

It was reported that 53% of the Standard & Poors 1,500 firms separate these 2 positions (2015 report). This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix

An independent board chairman would have more time to cure weaknesses in our board members after 2018. David Farr and Joan Spero were tainted by a bankruptcy at another company where they served. Kenneth Chenault had 19-years long tenure and received our highest negative votes – as much as 5-times as many negative votes as other IBM directors. Sidney Taurel had 16-years tenure. Long-tenure can impair the independence of a director no mater how qualified. Independence is all-important for a director.

In response to this proposal top management could name one step it took to advance shareholder oversight of our company in 2017.

The fact that our Lead Director cannot call a special shareholder meeting may be a red flag that our Board does not believe in a strong lead director to counter-balance the powerful dual role of our current CEO.

Please vote to enhance oversight of our CEO:

Independent Board Chairman — Proposal 6

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

One of the most important tasks undertaken by a board is to select the leadership of the board and the company. In order to do that job most effectively and in the best interests of the stockholders, a board should have the flexibility to combine or split the Chairman and CEO roles. Because one size does not fit all situations, your Board has altered its structure at various times depending upon the particular circumstances. For example, your Board split the Chairman and CEO roles during previous CEO transitions. These seamless and successful leadership transitions have served as a model for public company succession planning. We already have independent board leadership in the form of our Presiding Director, IBM’s lead independent director. We do not believe that requiring these roles always be split, or that the Chairman always be a non-management director, is in the best interest of IBM, and we recommend a vote against the proposal.

There is little doubt that selection of IBM’s Chairman and CEO is one of the most important functions for the Board. The responsibility is taken seriously by your Board, a diverse group of leaders in their fields, including current and former Chairmen and CEOs of Fortune 500 companies and leaders of major academic and philanthropic institutions. The Board is uniquely positioned to see the opportunities and challenges IBM faces, and to test personally the candidates for the Chairman and CEO positions over time, in order to select the leadership needed for IBM for the long term. Limiting the candidate pool as suggested by the proponent will do nothing to enhance the ability of the Board to exercise its fiduciary obligation to identify the best leadership for IBM.

IBM already has an independent director holding the position of Presiding Director. The Presiding Director is elected by the independent members of the Board, with the following robust and meaningful responsibilities that serve to enhance the contributions of IBM’s independent directors. The Presiding Director:

•                  presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors,

•                  serves as liaison between the Chairman and the independent directors,

•                  approves information sent to the Board,

•                  approves meeting agendas for the Board,

•                  approves meeting schedules to assure that there is sufficient time for discussion of all agenda items,

•                  has authority to call meetings of the independent directors, and

•                  if requested by major stockholders, ensures that he or she is available, as necessary after discussions with the Chairman and Chief Executive Officer, for consultation and direct communication.

In addition to these core responsibilities, the Presiding Director engages in other regular activities including:

•                  one-on-one debriefs with the Chairman after each meeting;

•                  spending time with senior management outside of Board meetings to ensure a deep understanding of the business and strategy of the Company; and

•                  attending certain other committee meetings in addition to the committee he chairs.

The Presiding Director position is just the latest example of IBM’s continued commitment to strong corporate governance. Independent directors comprise more than 93% of the Board and 100% of the Audit, Directors and Corporate Governance and Executive Compensation and Management Resources Committees. After each regularly scheduled Board meeting, both the full Board and the non-management directors of the Board meet in executive session, with the non-management directors’ session led by the independent Presiding Director.

In addition, the Board has a history of proactively responding to stockholder issues, such as implementing proxy access, a majority voting policy for director elections and granting stockholders owning at least 25% of the outstanding shares of the Company the power to call a special meeting of stockholders. In contrast to the exemplary performance and quality of the IBM Board over the years, the proponent provides no evidence demonstrating that separating the roles of Chairman and CEO at IBM would result in increased value for IBM stockholders. In light of this total lack of empirical support, IBM’s strong and independent Board, and IBM’s Presiding Director structure, this stockholder proposal is both inappropriate and unnecessary.

We believe that stockholders benefit when the Board can select the best candidates to run IBM at a given time. THEREFORE, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Frequently Asked Questions

1.         What is a “stockholder of record”?

A stockholder of record or registered stockholder (“record owner”) is a stockholder whose ownership of IBM stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you hold IBM stock through a bank, broker or other intermediary, you are not a stockholder of record. Instead, you hold your stock in “street name,” and the “record owner” of your shares is usually your bank, broker or other intermediary. If you are not a registered stockholder, please understand that IBM does not know that you are a stockholder, or how many shares you own.

2.         I want to attend the annual meeting. What procedures must I follow?

Admission to the Annual Meeting will be on a first-come, first-served basis, and an admission ticket and picture identification will be required to enter the meeting. Any individual arriving without an admission ticket will not be admitted to the meeting unless it can be verified that the individual is an IBM stockholder as of the record date for the meeting.

For stockholders of record that received a Proxy Statement by mail: An admission ticket is attached to the proxy card sent with this Proxy Statement.

For stockholders of record that received a Notice of Internet Availability of Proxy Materials: Please follow the instructions provided on the Notice of Internet Availability of Proxy Materials to request an admission ticket.

For holders in street name: Stockholders holding IBM stock in bank or brokerage accounts can obtain an admission ticket in advance by sending a written request, along with proof of stock ownership (such as a brokerage statement) to our transfer agent, Computershare Trust Company, N.A., P.O. Box 505005, Louisville, KY 40233-5005. If you hold your shares in street name and you wish to vote those shares at the meeting, you must also request a “legal proxy” directly from your bank, broker or other intermediary well in advance of the meeting and bring it to the meeting. Contact your bank, broker or other intermediary for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.

3.         Are there specific restrictions on attending the annual meeting, and what I can bring with me into the meeting?

This is a meeting for stockholders, and security at the meeting is very important. You will be asked to walk through an electronic screening device before entering the meeting hall. In addition, cameras, cell phones, recording equipment and electronic devices will not be permitted to be brought into the meeting.

4.         What is the “record date” for the annual meeting?

February 23, 2018.

5.         Which IBM shares will be entitled to vote at the annual meeting?

IBM’s common stock ($0.20 par value capital stock) is the only class of security entitled to vote at the Annual Meeting. Each stockholder of record and each stockholder who holds stock in street name at the close of business as of the record date is entitled to one vote for each share held at the meeting, or any adjournment or postponement.

6.         Which IBM shares are included in the proxy card?

For stockholders of record: The proxy card covers the number of shares to be voted in your account as of the record date, including any shares held for participants in the Computershare CIP (the Direct Stock Purchase and Dividend Reinvestment Plan) and the IBM Employees Stock Purchase Plans.

For stockholders who are participants in the IBM Stock Fund investment alternative under the IBM 401(k) Plus Plan: The card serves as a voting instruction to the Trustee of the plan for IBM shares held in the IBM Stock Fund as of the record date.

For holders in street name: You will receive a voting instruction form directly from your bank, broker or other intermediary containing instructions on how you can direct your record holder to vote your shares. Contact your bank, broker or other intermediary if you have any questions regarding your IBM stock holdings as of the record date.

7.         May I vote my shares in person at the annual meeting?

For stockholders of record: Yes. However, we encourage you to vote by proxy card, the Internet or by telephone even if you plan to attend the meeting. If you wish to give a proxy to someone other than the individuals named as proxies on the proxy card, you may replace the names appearing on the proxy card with the name of some other person, sign the card and give the proxy card to that person for use at the meeting.

For holders in street name: Yes, but in order to do so you will first have to ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting, and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the meeting without a legal proxy and a signed ballot.

8.         Can I vote my shares without attending the annual meeting?

Yes. Whether or not you attend the meeting, we encourage you to vote your shares promptly.

For stockholders of record: Your shares cannot be voted unless a signed proxy card is returned, shares are voted using the Internet or the telephone, or other specific arrangements are made to have your shares represented at the meeting. You are encouraged to specify your choices by checking the appropriate boxes on the proxy card. Shares will be voted following your written instructions. However, it is not necessary to check any boxes if you wish to vote in accordance with the Board of Directors’ recommendations; in that case, merely sign, date and return the proxy card in the enclosed envelope, or if you received notice of Internet availability of proxy materials, follow the instructions on how to access the proxy materials and vote online.

You can also vote your shares over the Internet, or by calling a designated telephone number. These Internet and telephone voting procedures are designed to authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly. The procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the proxy card.

For participants in the IBM Stock Fund investment alternative under the IBM 401(k) Plus Plan: In order to have the Trustee vote your shares as you direct, you must timely furnish your voting instructions over the Internet or by telephone by 12:01 a.m. EDT on April 23, 2018, or otherwise ensure that your card is signed, returned and received by such time and date. If instructions are not received over the Internet or by telephone by 12:01 a.m. EDT on April 23, 2018, or if the signed card is not returned and received by such time and date, the IBM shares in the IBM Stock Fund under the IBM 401(k) Plus Plan will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions, provided the Trustee determines such vote is consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

For holders in street name: You must timely deliver your voting instructions to your respective bank, broker or other intermediary, following the specific instructions that have been provided to you by your bank, broker or other intermediary.

9.         May I change or revoke my proxy?

For stockholders of record: Yes. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later-dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of revocation to the Secretary of IBM.

For holders in street name: Yes. You must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

10.  How can I contact IBM’s transfer agent?

Contact our transfer agent either by writing Computershare Trust Company, N.A., P.O. Box 505005, Louisville, KY 40233-5005, or by telephoning 888-IBM-6700 (outside the United States, Canada and Puerto Rico 781-575-2727).

11.  Other than the items in the proxy statement, what other items of business will be addressed at the annual meeting?

Management knows of no other matters that may be properly presented at the meeting. If other proper matters are introduced at the meeting, the individuals named as proxies on the proxy card are also authorized to vote upon those matters utilizing their own discretion.

12.  During the question period at the annual meeting, what topics will be discussed?

This part of the meeting is for stockholders to ask questions to the Chairman about Company matters. It is not the appropriate forum to raise personal grievances.

13.  I understand that a “quorum” of stockholders is required in order for IBM to transact business at the annual meeting. What constitutes a quorum?

A majority of all “outstanding” shares of common stock having voting power, in person or represented by proxy and entitled to vote, constitutes a quorum for the transaction of business at the meeting.

14.  How many shares of IBM stock are “outstanding”?

As of February 9, 2018, there were 921,167,894 shares of common stock outstanding and entitled to be voted.

15.  What is the voting requirement for electing IBM’s directors?

To be elected in an uncontested election, each director must receive a majority of the votes cast. In a contested election, a nominee receiving a plurality of the votes cast at such election shall be elected.

16.  What is “broker discretionary voting”?

This refers to the NYSE rule allowing brokers to vote their customers’ shares on certain “routine” matters in the Proxy Statement at the brokers’ discretion when they have not received timely voting instructions from their customers. The NYSE rules on broker discretionary voting prohibit banks, brokers and other intermediaries from voting uninstructed shares on certain matters, including the election of directors. Therefore, if you hold your stock in street name and you do not instruct your bank, broker or other intermediary how to vote in the election of directors, no votes will be cast on your behalf. It is important that you cast your vote.

17. Are abstentions and broker non-votes counted as votes cast?

No. Under the laws of New York State, IBM’s state of incorporation, “votes cast” at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered “votes cast” based on current New York State law requirements and IBM’s certificate of incorporation and by-laws.

18.  Assuming there is a proper quorum of shares represented at the meeting, how many shares are required to approve the proposals being voted upon in this proxy statement?

The table below reflects the vote required in accordance with the laws of New York State:

		Do abstentions	Is broker
	Vote	count as	discretionary
Proposal	required	votes cast?	voting allowed?
Election of Directors	Majority of votes cast	No	No
Ratification of Appointment of PricewaterhouseCoopers LLP	Majority of votes cast	No	Yes
Management Proposal on Advisory Vote on Executive Compensation*	Majority of votes cast	No	No
Stockholder Proposals*	Majority of votes cast	No	No

*Advisory and non-binding

19. Who tabulates the votes?

Votes are counted by employees of Computershare Trust Company, N.A., IBM’s transfer agent and registrar, and certified by the Inspectors of Election (who are employees of IVS Associates, Inc.).

20. Where can I find the voting results of the annual meeting?

IBM intends to publish the final voting results on its website and will disclose the final voting results on a Form 8-K shortly after the Annual Meeting.

21. Will my votes be confidential?

Yes. All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential and are not available for examination. In addition, the identity or the vote of any stockholder is not disclosed except as required by law.

22. How do I submit a proposal for inclusion in IBM’s 2019 proxy material?

Stockholder proposals may be submitted for IBM’s 2019 proxy material after the 2018 Annual Meeting and must be received at our corporate headquarters no later than November 12, 2018. Proposals should be sent via registered, certified or express mail to: Office of the Secretary, International Business Machines Corporation, 1 New Orchard Road, Mail Drop 301, Armonk, NY 10504.

Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interest of IBM and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the Proxy Statement. Examples of stockholder proposals and suggestions that have been adopted over the years include stockholder ratification of the appointment of an independent registered public accounting firm, improved procedures involving dividend checks and stockholder publications, and changes or additions to the proxy materials concerning matters like abstentions from voting, appointment of alternative proxy, inclusion of a table of contents, proponent disclosure and secrecy of stockholder voting.

23. How do I submit an item of business for the 2019 annual meeting?

Stockholders who intend to present an item of business at the 2019 Annual Meeting of Stockholders (other than a proposal submitted for inclusion in IBM’s Proxy Statement), including nominations for election to the Board of Directors pursuant to the Company’s proxy access by-law provision, must provide notice of such business to IBM’s Secretary no earlier than October 13, 2018 and no later than November 12, 2018, as set forth more fully, and in compliance with, IBM’s by-laws.

24. I did not receive a copy of the annual report. How can I get one?

Stockholders of record who did not receive an IBM Annual Report or who previously elected not to receive one for a specific account may request that IBM mail its Annual Report to that account by writing to our transfer agent, Computershare Trust Company, N.A. (address and phone number in Question 10 above). If you are not a stockholder of record and did not receive an Annual Report from your bank, broker or other intermediary, you must contact your bank, broker or other intermediary directly.

25.  What is “householding” and does IBM do this?

Householding is a procedure approved by the SEC under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies. At the present time, IBM does not “household” for any of our stockholders of record. However, as explained below, your bank, broker or other intermediary may be householding your account if you hold your shares in street name.

26.  If I am a holder in street name, how may I obtain a separate set of proxy materials?

If you hold shares in street name, your bank, broker or other intermediary may be delivering only one copy of our Proxy Statement and the IBM Annual Report to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary directly in order to receive a separate set of our proxy materials.

27.  Members of our household own IBM shares through a number of different brokerage firms. Will we continue to receive multiple sets of materials?

Yes. If you and others sharing a single address hold IBM shares through multiple brokers, you will continue to receive at least one set of proxy materials from each broker.

28.  I received a notice of internet availability of proxy materials. What does this mean?

Consistent with common practice and in accordance with SEC rules, IBM is distributing proxy materials to some stockholders over the Internet by sending a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. If you received a notice and would like a printed copy of the proxy materials (including the Annual Report, Proxy Statement and a proxy card in the case of stockholders of record, or a voting instruction form in the case of stockholders holding shares in street name), please follow the instructions included in your notice.

29.  I received my proxy materials in hard copy. How may I arrange to receive them electronically?

To enroll for electronic delivery, go to our Investor Relations website at http://www.ibm.com/investor/ and select “Stockholder services,” scroll down to “Consent for materials online,” click on either “if you own stock directly in your name” or “if you own stock beneficially through a brokerage account,” and follow the instructions to enroll.

30.  I previously consented to receive electronic delivery of my proxy materials. Can you send me a hard copy of these proxy materials?

For stockholders of record: We will deliver promptly, upon written or oral request, a separate copy of these proxy materials. Contact our transfer agent, Computershare Trust Company, N.A. (address and phone number in Question 10 above).

For holders in street name: You must contact your bank, broker or other intermediary to receive copies of these materials.

31.  Who is making this proxy solicitation and approximately how much will these solicitation activities cost?

Solicitation of proxies is being made by IBM through the mail, in person and by telecommunications. The cost of this solicitation will be borne by IBM. In addition, management has retained Morrow Sodali LLC, to assist in soliciting proxies for a fee of approximately $45,000, plus reasonable out-of-pocket expenses.

Christina M. Montgomery

Vice President and Secretary

March 12, 2018

Appendix A — Non-GAAP Financial Information and Reconciliations

The rationale for management’s use of non-GAAP information in the Compensation Discussion and Analysis and Proxy Statement is as follows:

Operating (non-GAAP) Earnings Per Share and Related Income Statement Items

In an effort to provide better transparency into the operational results of the business, IBM separates business results into operating and non-operating categories. Operating earnings from continuing operations is a non-GAAP measure that excludes the effects of certain acquisition-related charges, intangible asset amortization expense resulting from basis differences on equity method investments, retirement-related costs, discontinued operations and their related tax impacts. For the fourth-quarter and full-year 2017, operating (non-GAAP) earnings also excludes a one-time charge associated with the enactment of U.S. tax reform due to its unique non-recurring nature. For acquisitions, operating earnings exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses and tax charges related to acquisition integration. These charges are excluded as they may be inconsistent in amount and timing from period to period and are dependent on the size, type and frequency of IBM’s acquisitions. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, IBM characterizes certain items as operating and others as non-operating. IBM includes defined benefit plan and nonpension postretirement benefit plan service cost, amortization of prior service cost and the cost of defined contribution plans in operating earnings. Non-operating retirement-related cost includes defined benefit plan and nonpension postretirement benefit plan interest cost, expected return on plan assets, amortized actuarial gains/ losses, the impacts of any plan curtailments/ settlements and multi-employer plan costs, pension insolvency costs and other costs. Non-operating retirement-related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and IBM considers these costs to be outside of the operational performance of the business.

Overall, IBM believes that providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of IBM’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows IBM to provide a long-term strategic view of the business going forward. IBM’s reportable segment financial results reflect operating earnings from continuing operations, consistent with IBM’s management and measurement system.

Free Cash Flow

IBM uses free cash flow as a measure to evaluate its operating results, plan share repurchase levels, strategic investments and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. IBM defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and net cash from operating activities that exclude the effect of Global Financing receivables. Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows. Since IBM views Global Financing receivables as a profit-generating investment which it seeks to maximize, it is not considered when formulating guidance for free cash flow. As a result, IBM does not estimate a GAAP Net Cash from Operations expectation metric.

The table below provides a reconciliation of the Company’s income statement results as reported under GAAP to its operating earnings presentation, which is a non-GAAP measure.

($ in millions except per share amount) For the year ended December 31, 2017	GAAP	Acquisition- Related Adjustments		Retirement- Related Adjustments		Tax One-Time Charge(1)		Operating (Non-GAAP)
Gross Profit	$36,227	$449		$799		—		$37,475
Gross Profit Margin	45.8%	0.6	Pts	1.0	Pts	—		47.4%
S,G&A	20,107	(509)		(472)		—		19,126
R,D&E	5,787	—		(197)		—		5,590
Other (Income) & Expense	(216)	(39)		—		—		(255)
Total Expense & Other (Income)	24,827	(548)		(669)		—		23,609
Pre-tax Income from Continuing Operations	11,400	997		1,468		—		13,866
Pre-tax Income Margin from Continuing Operations	14.4%	1.3	Pts	1.9	Pts	—		17.5%
Provision for Income Taxes*	5,642	279		485		(5,475)		931
Effective Tax Rate	49.5%	-1.5	Pts	-1.7	Pts	-39.5	Pts	6.7%
Income from Continuing Operations	5,758	718		983		5,475		12,935
Income Margin from Continuing Operations	7.3%	0.9	Pts	1.2	Pts	6.9	Pts	16.3%
Diluted Earnings Per Share: Continuing Operations	$6.14	$0.77		$1.05		$5.84		$13.80

(1) Operating (non-GAAP) earnings excludes a one-time charge of $5.5 billion associated with the enactment of U.S. tax reform due to its unique non-recurring nature.

($ in millions except per share amount) For the year ended December 31, 2016	GAAP	Acquisition- Related Adjustments		Retirement- Related Adjustments		Operating (Non-GAAP)
Gross Profit	$38,294	$494		$316		$39,104
Gross Profit Margin	47.9%	0.6	Pts	0.4	Pts	48.9%
S,G&A	21,069	(501)		(253)		20,315
R,D&E	5,751	—		(29)		5,722
Other (Income) & Expense	145	(7)		—		138
Total Expense & Other (Income)	25,964	(508)		(282)		25,174
Pre-tax Income from Continuing Operations	12,330	1,003		598		13,931
Pre-tax Income Margin from Continuing Operations	15.4%	1.3	Pts	0.7	Pts	17.4%
Provision for Income Taxes*	449	268		183		900
Effective Tax Rate	3.6%	1.7	Pts	1.2	Pts	6.5%
Income from Continuing Operations	11,881	735		415		13,031
Income Margin from Continuing Operations	14.9%	0.9	Pts	0.5	Pts	16.3%
Diluted Earnings Per Share: Continuing Operations	$12.39	$0.77		$0.43		$13.59

($ in millions except per share amount) For the year ended December 31, 2015	GAAP	Acquisition- Related Adjustments		Retirement- Related Adjustments		Operating (Non-GAAP)
Gross Profit	$40,684	$373		$469		$41,526
Gross Profit Margin	49.8%	0.5	Pts	0.6	Pts	50.8%
S,G&A	20,430	(324)		(533)		19,573
R,D&E	5,247	—		(48)		5,200
Other (Income) & Expense	(724)	(5)		—		(729)
Total Expense & Other (Income)	24,740	(330)		(581)		23,830
Pre-tax Income from Continuing Operations	15,945	703		1,050		17,697
Pre-tax Income Margin from Continuing Operations	19.5%	0.9	Pts	1.3	Pts	21.6%
Provision for Income Taxes*	2,581	141		316		3,037
Effective Tax Rate	16.2%	0.2	Pts	0.9	Pts	17.2%
Income from Continuing Operations	13,364	562		734		14,659
Income Margin from Continuing Operations	16.3%	0.7	Pts	0.9	Pts	17.9%
Diluted Earnings Per Share: Continuing Operations	$13.60	$0.57		$0.75		$14.92

* The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income.

The table below provides a reconciliation of IBM’s net cash from operating activities as reported under GAAP to its free cash flow, which is a non-GAAP measure.

($ in billions) For the year ended December 31,	2017	2016		2015
Net Cash from Operating Activities per GAAP	$16.7	$17.1	*	$17.3 *
Less: the Change in Global Financing Receivables	0.4	1.7		0.2
Net Cash from Operating Activities, Excluding Global Financing Receivables	16.3	15.4	*	17.1 *
Capital Expenditures, Net	(3.3)	(3.7)		(3.8)
Free Cash Flow	13.0	11.7	*	13.3 *
Acquisitions	(0.5)	(5.7)		(3.3)
Divestitures	(0.2)	(0.5)		(0.4)
Share Repurchase	(4.3)	(3.5)		(4.6)
Common Stock Repurchases for Tax Withholdings	(0.2)	(0.1	)*	(0.2)*
Dividends	(5.5)	(5.3)		(4.9)
Non-Global Financing Debt	1.1	1.3		(0.1)
Other (includes Global Financing Receivables and Global Financing Debt)	0.7	2.3		0.0
Change in Cash, Cash Equivalents and Short-Term Marketable Securities	$4.1	$0.3		$(0.3)
FCF as Percent of Income from Continuing Operations	226%**	98	%*	100%*

*    Reclassified to reflect adoption of the FASB guidance on stock-based compensation of $0.1 billion and $0.2 billion for the years ended December 31, 2016 and 2015, respectively.

** 116% excluding the one-time charge of $5.5 billion associated with the enactment of U.S. tax reform in 2017.

Corporate Responsibility & Sustainability at IBM

•                  Under the guidance and supervision of the Board, IBM pursues the highest standards of corporate responsibility and sustainability, from how we support, protect and empower our employees, to how we work with our clients, to how we govern the Company and connect to our communities.

•                  Our corporate responsibility efforts reflect our expansive footprint and span environmental leadership, social responsibility, innovation and a culture of ethics and integrity that promotes transparency.

•                  For the past 27 consecutive years, IBM has voluntarily published a Corporate Environmental Report providing detailed information on our environmental programs and performance. IBM’s uninterrupted annual publication of this report since 1990 is unsurpassed across our industry.

Corporate Citizenship

•                  Created the P-TECH 9-14 school model – a pioneering education reform model to provide young people with the skills required for “New Collar” jobs; 120 schools around the world anticipated by the fall of 2018

•                  Introduced Teacher Advisor with Watson – a groundbreaking effort to strengthen teacher instruction through cognitive computing with nearly 10,000 teachers registered in the first 6 months of public availability

•                  More than 4,000 IBMers have served in IBM Corporate Service Corps, delivering $70M of expertise to communities in 40 countries

•                  IBMers have contributed nearly 21 million volunteer hours since 2003

•                  Recognition includes: CR Magazine 100 Best Corporate Citizens; Forbes Just 100 America’s Best Corporate Citizens; Fortune Change the World list; Points of Light The Civic 50

Supporting the IBMer

•                  From our in-house platform using cognitive computing to meet IBMers’ professional education needs to an exemplary well-being management system, IBM supports, protects and empowers its employees

•      Expansive family leave provides new birth mothers with up to 20 weeks of paid leave and 12 weeks for fathers, partners and adoptive parents

•      2018 Catalyst Award for leadership in building a workplace that values diversity and inclusion

•      U.S. Business Leadership Network 2017 Employer of the Year for People with Disabilities

•      Working Mother Media 2017 Top Ten Company for Working Mothers

•      Victory Media 2018 Military Friendly Employer of the Year

•      Perfect score on the Human Rights Campaign’s Corporate Equality Index for 15 consecutive years

Environment

•                  Demonstrably committed to environmental leadership for over four decades

•                  IBM’s Green Horizon initiative harnesses the power of cognitive computing and the Internet of Things (IoT) to help fight air pollution in China; research collaborations with governments in India and South Africa are also leveraging this technology to combat air pollution

•                  In 1997, became the 1st major company to achieve a single global registration to the ISO 14001 standard for Environmental Management Systems; 2017 marks 20 years of execution

•                  1st and only company to win the Climate Leadership Award (from The Climate Registry and the Center for Climate and Energy Solutions) 6 times in the program’s 7-year tenure

•                  More than 40% of electricity consumed during 2016 came from renewable sources

•                  Over 38% reduction in CO2 emissions since 2005

Supply Chain

•                  With about 11,000 supplier locations worldwide, our upstream focus on social and environmental responsibility has far-reaching positive impacts

•                  Recognized leader with nearly 50 years of growing the diversity of our supply chain

•                  Endorses the Responsible Business Alliance (RBA) Code of Conduct for its global operations and requires direct suppliers to comply with this code

•                  Collaborates with industry groups to drive supply chain improvements in areas such as worker well-being and responsible sourcing of minerals

IBM’s corporate responsibility report, which is available at https://www.ibm.com/ibm/responsibility/, gives a comprehensive look at all of these initiatives, as well as information on other Company-wide sustainability programs and practices. Our Corporate Environmental Report, published in June 2017, is available at https://www.ibm.com/ibm/environment/annual/reporting.shtml.

Let’s put

smart

to work.

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Log on to: www.ibm.com/investor/vote Vote by telephone • Within USA, US territories & Canada, call toll-free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. Mark your votes with an X as shown in this example. Please do not write outside the designated areas. 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY/VOTING INSTRUCTION CARD SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. + Abstain IBM’s Directors recommend a vote FOR each director (please mark your vote for each director separately). 1. Election of Directors for a Term of One Year For Against Abstain For Against Abstain For Against Abstain For Against 01 - K. I. Chenault 02 - M. L. Eskew 03 - D. N. Farr 04 - A. Gorsky 05 - S. A. Jackson 06 - A. N. Liveris 07 - H. S. Olayan 08 - J. W. Owens 09 - V. M. Rometty 10 - J. R. Swedish 11 - S. Taurel 12 - P. R. Voser 13 - F. H. Waddell IBM’s Directors recommend a vote FOR Proposals 2 and 3. For Against Abstain ForAgainst Abstain 2. Ratification of Appointment of Independent Registered Public Accounting Firm 3. Advisory Vote on Executive Compensation IBM’s Directors recommend a vote AGAINST Proposals 4, 5 and 6. ForAgainst Abstain ForAgainst Abstain 4. Stockholder Proposal on Lobbying Disclosure 5. Stockholder Proposal on Shareholder Ability to Call a Special Shareholder Meeting 6. Stockholder Proposal to Have an IndependMent BoarMd ChairmMan MMMM C 1234567890 J N T 1 6 4 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 6 002CSP0080 02QPSE MMMMMMMMM C B A X IMPORTANT ANNUAL MEETING INFORMATION

. Annual Meeting Admission Ticket This is your admission ticket for the Annual Meeting of Stockholders to be held on Tuesday, April 24, 2018, at 10 a.m. at the Hyatt Regency Milwaukee, 333 West Kilbourn Avenue, Milwaukee, WI 53203. Stockholders must have a ticket for admission to the meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable. PLEASE DETACH AND PRESENT THIS TICKET AND PHOTO IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING. CAMERAS, CELLULAR PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING. Dear IBM Stockholder: Your vote is important. Please read both sides of the attached 2018 IBM Proxy/Voting Instruction Card. You can vote your shares through the Internet, by telephone, or by marking, signing and returning your card. If you vote through the Internet or by telephone, there is no need to mail your card. You are invited to attend the Annual Meeting of Stockholders on Tuesday, April 24, 2018, at 10 a.m. at the Hyatt Regency Milwaukee, 333 West Kilbourn Avenue, Milwaukee, WI 53203. If you plan to attend the Annual Meeting, you should either mark the box provided below on the proxy card, or signify your intention to attend when you access the Internet or telephone voting system. We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as an IBM Stockholder. Christina M. Montgomery Vice President and Secretary q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — April 24, 2018 Virginia M. Rometty, James J. Kavanaugh, Michelle H. Browdy and Christina M. Montgomery, or any of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of International Business Machines Corporation owned on the record date by the + undersigned at the Annual Meeting of Stockholders to be held at the Hyatt Regency Milwaukee, 333 West Kilbourn Avenue, Milwaukee, WI 53203, at 10 a.m. on Tuesday, April 24, 2018, or any adjournment or postponement thereof. THE PROXIES WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2018 ANNUAL MEETING AND PROXY STATEMENT. THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF INTERNATIONAL BUSINESS MACHINES CORPORATION HELD IN THE IBM STOCK FUND INVESTMENT ALTERNATIVE UNDER THE IBM 401(k) PLUS PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2018 ANNUAL MEETING AND PROXY STATEMENT. UNLESS YOU USE THE INTERNET OR THE TELEPHONE TO VOTE YOUR SHARES, YOU MUST SIGN AND RETURN THIS PROXY IN ORDER FOR YOUR SHARES TO BE VOTED. (Shares will be voted as directed if this card is: 1. signed and returned or 2. shares are voted over the Internet or by telephone or 3. other specific arrangements are made to have the shares represented at the meeting.) Please date and sign below, and return this card in the enclosed envelope, or you may vote by using the Internet or telephone. Date (mm/dd/yyyy) — Please print date below. Signature(s) — Please keep signature(s) within the box. + IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD. D Mark the box if you plan to attend the Annual Meeting.